QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on May 8, 2007

Registration No. 333-134553
333-134553-01
333-134553-02
333-134553-03
333-134553-04
333-134553-05
333-134553-06
333-134553-
333-134553-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3 to
FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lehman Brothers Holdings Inc.	Delaware	13-3216325
Lehman Brothers Holdings Capital Trust VII	Delaware	20-6366362
Lehman Brothers Holdings Capital Trust VIII	Delaware	20-6367811
Lehman Brothers Holdings Capital Trust IX	Delaware	20-6367828
Lehman Brothers Holdings Capital Trust X	Delaware	20-6367855
Lehman Brothers Holdings Capital Trust XI	Delaware	20-6367875
Lehman Brothers Holdings Capital Trust XII	Delaware	20-6856685
Lehman Brothers Holdings E-Capital Trust I	Delaware	20-3646452
Lehman Brothers Holdings E-Capital LLC I	Delaware	20-3646427
(Exact Name of Registrant as Specified in its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

745 Seventh Avenue
New York, New York 10019
(212) 526-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas A. Russo, Esq.
Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
(212) 526-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:

Andrew R. Keller, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Barrett S. DiPaolo, Esq. Lehman Brothers Holdings Inc. 1301 Avenue of the Americas New York, New York 10019 (212) 526-7000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
From time to time after the effective date of this Registration Statement, as determined by market conditions.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

        If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit(1)(2)(3)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(4)

Debt securities of Lehman Brothers Holdings Inc.

Warrants of Lehman Brothers Holdings Inc.

Purchase Contracts of Lehman Brothers Holdings Inc.

Preferred Stock of Lehman Brothers Holdings Inc.

Depositary Shares of Lehman Brothers Holdings Inc.(5)

Common Stock of Lehman Brothers Holdings Inc.

Units of Lehman Brothers Holdings Inc.(6)

Preferred Securities of the Trusts(7)

Guarantees of Preferred Securities of the Trusts and certain back-up obligations(8)

Floating Rate Enhanced Capital Advantaged Preferred Securities of Lehman Brothers Holdings E-Capital Trust I

Guarantee of Floating Rate Enhanced Capital Advantaged Preferred Securities

Preferred Securities of Lehman Brothers Holdings E-Capital LLC I

Guarantee of Preferred Securities of Lehman Brothers Holdings E-Capital LLC I

(1)
Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price or number of the securities of each identified class (the "Securities") is being registered as may from time to time be issued at indeterminate prices.

(2)
The registration statement also covers an indeterminate amount of the Securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrants.

(3)
Includes such indeterminate amounts of Securities as may be issued upon exercise, conversion or exchange of any Securities that provide for that issuance. Also includes such indeterminate amounts of Securities as may be represented by depositary shares or issued in units. Separate consideration may or may not be received for any of these Securities.

(4)
Pursuant to Rules 456(b) and 457(r), the Registrants elect to defer payment of all of the registration fees.

(5)
Depositary Shares may be issued in the event that Lehman Brothers Holdings Inc. elects to offer fractional interests in the Preferred Stock registered hereby.

(6)
Each Unit will be issued under a unit agreement or indenture and will represent an interest in two or more Securities, which may or may not be separable from one another.

(7)
Debt Securities may be issued to any of Lehman Brothers Holdings Capital Trust VII, Lehman Brothers Holdings Capital Trust VIII, Lehman Brothers Holdings Capital Trust IX, Lehman Brothers Holdings Capital Trust X, Lehman Brothers Holdings Capital Trust XI and Lehman Brothers Holdings Capital Trust XII (each a "Trust" and together the "Trusts"), and each Trust will issue Preferred Securities. The Debt Securities may later be distributed to the holders of Preferred Securities for no additional consideration upon a dissolution of such Trust and the distribution of the assets thereof.

(8)
Separate consideration will not be received for the Guarantees of Preferred Securities of the Trusts and certain back-up obligations. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such Guarantees or any other obligations.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (Commission File No. 333-134553) (the "Registration Statement") of Lehman Brothers Holdings Inc. and certain of its subsidiaries is being filed for the purpose of (i) adding a prospectus for use in connection with the offering of securities that were previously registered under the Registration Statement and (ii) filing additional exhibits to the Registration Statements. No changes or additions are being made hereby to the base prospectuses that already form a part of the Registration Statement. Accordingly, such base prospectuses are being omitted from this filing. This Post-Effective Amendment No. 3 shall become effective immediately upon filing with the Securities and Exchange Commission.

The information in this prospectus is neither final nor complete. These securities may not be sold until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor is it an invitation for offers to buy these securities in any state where not permitted.

Subject to Completion, Dated May 8, 2007

$

LEHMAN BROTHERS HOLDINGS INC.

Lehman Brothers Holdings Capital Trust VII

       % Mandatory Capital Advantaged Preferred Securities ("MCAPS"SM)

This is an offering of Mandatory Capital Advantaged Preferred Securities ("MCAPS") of Lehman Brothers Holdings Inc. Each MCAPS is a unit with a stated amount of $1,000 initially consisting of (i) a stock purchase contract between you and Lehman Brothers Holdings under which you agree to purchase, and we agree to sell, on the stock purchase date, one depositary share representing 1/100th of a share of our Non-Cumulative Perpetual Preferred Stock, Series H, $100,000 liquidation preference per share (the "Preferred Stock,") and (ii) a trust preferred security of Lehman Brothers Holdings Capital Trust VII, a Delaware statutory trust (the "trust"), with a liquidation amount of $1,000. We expect the stock purchase date to be May 31, 2012, but in certain circumstances it may occur on an earlier date or as late as May 31, 2013. The trust preferred securities initially will be pledged to the collateral agent for our benefit to secure your obligation to pay the purchase price under the related stock purchase contracts. We refer to the stock purchase contracts, together with the pledged trust preferred securities, as the "Normal MCAPS."

Until the stock purchase date, holders of Normal MCAPS will receive semiannual cash payments in arrears on each May 31 and November 30 (or the next succeeding business day, if not a business day), commencing November 30, 2007, at a fixed annual rate of    %, comprised of:

  •
  semiannual contract payments under the stock purchase contract at an annual rate of    % of the stated amount of $1,000 per purchase contract. We may defer any of these payments as described in this prospectus.

  •
  semiannual distributions on the trust preferred securities at an annual rate of    %. Any of these distributions may be deferred as described in this prospectus.

The sole assets of the trust are our junior subordinated debentures due 2043. The trust will pass through to holders of trust preferred securities their pro rata shares of cash payments received by the trust in respect of the debentures. We have the right, on one or more occasions, to defer the payment of interest on the debentures as described in this prospectus. We will not be required to settle deferred interest pursuant to the alternative payment mechanism described in this prospectus until we have deferred interest for two consecutive years. We will guarantee payments on the trust preferred securities as described in this prospectus.

You may, at your option, elect to create "Treasury MCAPS" by substituting pledged treasury securities for the pledged trust preferred securities. The pledged trust preferred securities will then be released from the collateral agreement and delivered to you.

From and after the stock purchase date, holders of depositary shares representing the Preferred Stock will receive quarterly non-cumulative cash dividends in arrears if, as and when declared by our board of directors, on each February 28, May 31, August 31 and November 30 (or the next succeeding business day if not a business day), at a floating annual rate equal to the greater of (i) three-month LIBOR plus    % and (ii)    %, provided that if the Preferred Stock is issued prior to May 31, 2012 (as a result of an early remarketing event as described in this prospectus), such annual rate will be a fixed rate equal to    % until May 31, 2012 and will be paid if, as and when declared by our board of directors, on each May 31 and November 30. If we fail to meet certain financial tests described in this prospectus, we may not declare dividends on the Preferred Stock for any dividend period in excess of the net proceeds of qualifying APM securities issued by us during the 180 days prior to that declaration date (without double-counting).

At our option, the trust preferred securities may be redeemed (i) at 100% of their liquidation amount on or after May 31, 2016 or after the occurrence of a "capital treatment event" as described herein, or (ii) at a make-whole redemption price after the occurrence of a "tax event" or a "rating agency event," as described herein, in each case plus accrued and unpaid distributions through the date of redemption. If the trust preferred securities are redeemed prior to the stock repurchase date, the stock purchase contracts will terminate.

We may redeem the Preferred Stock at our option at par plus any declared and unpaid dividends, in whole or in part, on any date on or after the later of May 31, 2012 and the stock purchase date.

        Any redemption of the MCAPS, the trust preferred securities and the junior subordinated debentures prior to the stock purchase date and any redemption of the depositary shares or the preferred stock after the stock purchase date is subject to prior approval of the Securities and Exchange Commission (the "SEC") as well as to our commitments in the replacement capital covenant described in this prospectus. Unless the SEC agrees otherwise in writing, we will redeem any of these securities during these periods only if they are replaced with other common stock or another series of non-cumulative perpetual preferred stock.

Repayment of the MCAPS is not protected by any Federal agency or by the Securities Investor Protection Corporation.

See "Risk Factors" beginning on page 17 of this prospectus to read about factors you should consider before buying MCAPS.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per MCAPS	Total
Initial public offering price(1)	$	$
Underwriting discount	$	$
Proceeds to Lehman Brothers Holdings	$	$

(1)
Plus accrued contract payments and distributions, if any, from                         , 2007 to the date of delivery.

The underwriters expect to deliver the Normal MCAPS in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about                  , 2007.

Following the initial offering of the MCAPS and subject to approval of the New York Stock Exchange, Lehman Brothers Inc., a wholly owned subsidiary of Lehman Brothers Holdings, expects to offer and sell previously issued MCAPS and depositary shares in the course of its business as a broker-dealer. Lehman Brothers Inc. may act as principal or agent in those transactions, and this prospectus may be used by Lehman Brothers Inc. in connection therewith. Sales will be made at varying prices related to prevailing market prices at the time of sale.

LEHMAN BROTHERS

                         , 2007

"MCAPSSM" is a service mark of Lehman Brothers Inc.

        You should only rely on the information contained or incorporated by reference in this prospectus or any free writing prospectus. Any free writing prospectus should be read in connection with this prospectus. We have not, and no underwriter, agent or dealer has, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and no underwriter, agent or dealer is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have filed or will file with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date of the applicable document or other date referred to in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

i

GENERAL INFORMATION

        Please note that in this prospectus references to "Lehman Brothers Holdings", "we", "us" and "our" refer to Lehman Brothers Holdings Inc. without its subsidiaries and references to "Lehman Brothers" refer to Lehman Brothers Holdings and its subsidiaries.

        Also, in this prospectus, references to "holders" mean those who own securities registered in their own names, on the books that we, the trustee or our agent maintains for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. The MCAPS and separate trust preferred securities will be issued in book-entry form only. Owners of beneficial interests in the securities should read the section entitled "Book-Entry System."

        Investing in the offered securities involves risks. You should reach a decision to purchase a security only after you have carefully reviewed the risk factors and other information included or incorporated by reference in this prospectus and considered with your advisors the suitability of an investment in the security in light of your particular circumstances.

        This prospectus contains summaries of provisions of certain documents that are described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        An index of terms used in this prospectus with specific meanings appears on page 112 of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

        Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in our most recent Annual Report on Form 10-K, which is incorporated in this prospectus by reference. See "Where You Can Find More Information" in this prospectus for information about how to obtain a copy of this annual report.

ii

SUMMARY INFORMATION

        This summary highlights selected information in this prospectus, but it may not contain all of the information that you should consider before deciding to invest in the MCAPS. You should read this entire prospectus carefully, including the "Risk Factors" section and the documents referred to in "Where You Can Find More Information."

Lehman Brothers Holdings Inc.

        Lehman Brothers Holdings Inc. ("we," "us," "our" or "Lehman Brothers Holdings") and subsidiaries (collectively, "Lehman Brothers"), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Lehman Brothers' global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

        Lehman Brothers operates in three business segments: Capital Markets, Investment Banking and Investment Management.

        Capital Markets represents institutional client-flow activities, including prime brokerage, research, mortgage organization and securitization, secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products, including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume and maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers' equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers' inventory of equity and fixed income products. The Capital Markets segment also includes proprietary activities, and principal investing activities including investments in real estate, private equity and other long-term investments.

        Investment Banking provides advice to corporate, institutional and government clients throughout the world on mergers, acquisitions and other financial matters. Investment Banking also raises capital for clients by underwriting public and private offerings of debt and equity instruments. Investment Banking is made up of Advisory Services and Global Finance and is organized into global industry, product and geographic coverage groups. Advisory Services consists of mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

        Investment Management provides strategic investment advice and services to institutional and high net-worth clients on a global basis. Private Investment Management provides traditional brokerage services and comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and small and medium size institutional clients, leveraging all the resources of Lehman Brothers. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions; it includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as our Private Equity business.

        Lehman Brothers Holdings Inc. was incorporated in Delaware on December 29, 1983. Our principal executive office is at 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000.

The Offering

        This summary highlights selected information from this prospectus to help you understand the MCAPS, the stock purchase contracts, the trust preferred securities, the junior subordinated debentures, the depositary shares and the Preferred Stock. This summary does not contain all of the information that may be important to you. You should read this entire prospectus carefully to fully understand the terms of such securities, as well as the tax and other considerations that should be important to you in making a decision about whether to invest in the securities offered hereby. You should pay special attention to "Risk Factors" to determine whether an investment in the securities offered hereby is appropriate for you.

The MCAPS

        Each MCAPS is a unit with a stated amount of $1,000 and initially will consist of:

  •
  a contract, or "stock purchase contract", under which you agree to purchase, and we agree to sell, for $1,000, one depositary share representing 1/100th of a share of our Non-Cumulative Perpetual Preferred Stock, Series H, $100,000 liquidation preference per share, or "Preferred Stock," on the "stock purchase date," which we expect to be May 31, 2012 but may in certain circumstances be an earlier date or be deferred for quarterly periods until as late as May 31, 2013, and

  •
  a trust preferred security of Lehman Brothers Holdings Capital Trust VII, a Delaware statutory trust (the "trust"), with a liquidation amount of $1,000.

        Your trust preferred securities will initially be pledged to the collateral agent for our benefit to secure your obligations under your stock purchase contracts. We refer to the stock purchase contracts, together with the pledged trust preferred securities, as the "Normal MCAPS." At your option, you may elect to create "Treasury MCAPS" by substituting pledged treasury securities for the pledged trust preferred securities. Unless indicated otherwise, as used in this prospectus, "MCAPS" will include Normal MCAPS and Treasury MCAPS.

        If you hold Normal MCAPS, you will receive total payments on each May 31 and November 30 (or the next succeeding business day if not a business day), commencing November 30, 2007, at the annual rate of    % of the stated amount per year through the stock purchase date, consisting of:

  •
  semiannual contract payments on the stock purchase contracts at the annual rate of    % of the stated amount of $1,000 per stock purchase contract; and

  •
  semiannual cumulative cash distributions on the trust preferred securities at the annual rate of    % of the liquidation amount of $1,000 per trust preferred security.

Both of these payments are subject to the deferral provisions described under "—Optional Deferral of Interest and Contract Payments" below.

The Trust Preferred Securities

        The trust preferred securities, and the trust common securities issued concurrently to us, represent undivided beneficial ownership interests in the assets of the trust. The trust's assets consist solely of our junior subordinated debentures due 2043 (the "junior subordinated debentures").

        The trust will make distributions on the trust preferred securities when, if and to the extent it has received interest payments on the junior subordinated debentures. Distributions on the trust preferred securities will be deferred whenever we are deferring payments on the junior subordinated debentures.

        The trust preferred securities have no stated maturity but must be redeemed upon the maturity of the corresponding junior subordinated debentures or their earlier redemption. The redemption price of each trust preferred security will equal the redemption price of the junior subordinated debentures. In addition, the trust is required to, or may, in certain circumstances redeem trust preferred securities in kind in exchange for the junior subordinated debentures. Any redemption of the trust preferred securities before the stock purchase date will be subject to the limitations described below under "Our Replacement Capital Covenant."

        The property trustee will give not less than 30 days' nor more than 60 days' notice of redemption by mail to holders of the trust preferred securities.

        Your trust preferred securities will initially be pledged to secure your obligations under the stock purchase contracts. The Bank of New York will hold the pledged trust preferred securities as collateral agent, or "collateral agent," for the trust.

The Junior Subordinated Debentures

        Interest Payments.    We will pay interest on the junior subordinated debentures semiannually on each May 31 and November 30, commencing November 30, 2007, at a rate equal to    % per annum, which rate may be reset on the remarketing settlement date as described below. We will also pay interest on the junior subordinated debentures on the stock purchase date, if that date is not otherwise an interest payment date, if the trust preferred securities have not been successfully remarketed prior thereto, as described under "—Remarketing." If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment shall be paid in respect of the delay.

        We will have the right under the subordinated indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to five years or, if later, until June 2, 2014, as described under "—Optional Deferral of Interest and Contract Payments." As described under "Description of the Junior Subordinated Debentures—Restrictions on Certain Payments," during any such deferral period we and our subsidiaries will be restricted, subject to certain exceptions, from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock.

        If on the stock purchase date any interest accrued on the junior subordinated debentures has not been paid in cash and there is a failed remarketing, we will pay the deferred interest on the stock purchase date in the form of additional subordinated notes, which notes will in turn be distributed by the trust to the holders of Normal MCAPS and any additional separate trust preferred securities, as described under "—Optional Deferral of Interest and Contract Payments."

        In connection with the remarketing of the trust preferred securities described below, the remarketing agent may reset the rate on the junior subordinated debentures to a new fixed or floating rate that will apply to all outstanding junior subordinated debentures, and will become effective on the remarketing settlement date. If the remarketing agent fails to remarket the trust preferred securities successfully by the end of the fifth remarketing period, the interest rate on junior subordinated debentures will be reset to a quarterly floating rate equal to 3-month LIBOR plus    %, as described under "Description of the Junior Subordinated Debentures—Remarketing."

        Maturity and Redemption.    The junior subordinated debentures will mature on June 1, 2043 or on such earlier date on or after May 31, 2016 as we may elect in connection with the remarketing.

        We may from time to time redeem the junior subordinated debentures, in whole or in part, at any date on or after May 31, 2016, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including deferred interest (if any), to the date of redemption. Prior to the stock purchase date, we may redeem the debentures in whole upon the occurrence of certain tax, capital treatment or rating agency events, at the applicable redemption price set forth in this prospectus. If we redeem the junior subordinated debentures prior to the stock purchase date, the stock purchase contracts will terminate and the collateral agent will release the proceeds from the redemption of the junior subordinated debentures to the holders of the Normal MCAPS and the qualifying treasury securities to the holders of the Treasury MCAPS. See "Description of the Junior Subordinated Debentures—Redemption." Any redemption of the junior subordinated debentures before the stock purchase date will be subject to the limitations described below under "Our Replacement Capital Covenant."

        In connection with a remarketing, we may change the date after which we may redeem junior subordinated debentures to a later date and change the redemption price, provided that no redemption price may be less than the principal plus accrued and unpaid interest on the junior subordinated debentures and no redemption date may be prior to May 31, 2016. If we are deferring interest on the junior subordinated debentures at the time of the remarketing, however, we may not elect a maturity date or redemption date that is earlier than five years after commencement of the deferral period.

        We will give not less than 30 days' nor more than 60 days' notice of redemption by mail to holders of the junior subordinated debentures. We may not redeem the junior subordinated debentures in part if all accrued and unpaid interest has not been paid in full on all outstanding junior subordinated debentures for all interest periods terminating on or before the redemption date or if the principal amount has been accelerated and such acceleration has not been rescinded.

        Subordination.    Our obligations to pay interest on, and principal of, the junior subordinated debentures are subordinate and junior in right of payment and upon liquidation to all of our indebtedness, other than trade accounts payable and certain indebtedness incurred in the ordinary course of business and any indebtedness that by its terms ranks pari passu with the junior subordinated debentures. Upon our dissolution, winding-up, liquidation or reorganization, the junior subordinated debentures will also be subordinated and junior in right of payment to our "other financial obligations," which consist of all our indebtedness for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, except any such obligations that are expressly stated to have the same rank as or not to rank senior to the junior subordinated debentures. Our existing $300 million floating rate subordinated debenture due 2035 issued in connection with our enhanced capital advantaged preferred securities ("ECAPS"SM) will rank pari passu with the junior subordinated debentures, but the $1.224 billion of our junior subordinated debentures issued in connection with our currently outstanding "traditional" trust preferred securities rank senior to the junior subordinated debentures.

        We refer to our obligations to which the junior subordinated debentures are subordinate as our "senior debt." Although not technically senior debt, all obligations of our subsidiaries, including trade accounts payable and accrued liabilities arising in the ordinary course of business, are effectively senior to the junior subordinated debentures because such obligations are entitled to be paid by the applicable subsidiary before we would be entitled to value on account of our equity interest in such subsidiary. As of February 28, 2007 on a consolidated basis, Lehman Brothers Holdings had $90.775 billion aggregate principal amount of senior debt outstanding. Because of the subordination, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the junior subordinated debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This subordination will not prevent an event of default from occurring under the indenture related to the junior subordinated debentures (the "subordinated indenture"). The subordinated indenture places no limitation on the amount of senior debt or other financial obligations that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

        Events of Default.    An "event of default," when used in the subordinated indenture, means either of the following:

  •
  failure to pay interest for 30 days after deferral for 10 or more consecutive semiannual interest periods or the equivalent thereof, in the event that interest periods are other than semiannual, provided such failure occurs on or after June 2, 2014; and

  •
  certain events of bankruptcy or insolvency of Lehman Brothers Holdings, whether voluntary or not.

        If an event of default under the subordinated indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debentures may declare the entire principal and all accrued but unpaid interest of all junior subordinated debentures to be due and payable immediately. If the indenture trustee or the holders of junior subordinated debentures do not make such declaration and the junior subordinated debentures are beneficially owned by the trust or the property trustee, the property trustee or the holders of at least 25% in aggregate liquidation amount of the trust preferred securities shall have such right. A holder of trust preferred securities may also institute a direct action against us if we fail to make interest or other payments on the debentures when due, taking into account any deferral period.

Treasury MCAPS

        After the offering, you may consider it beneficial either to hold your trust preferred securities free of the pledge to secure your obligations under the stock purchase agreement or to realize income from their sale. These investment choices are facilitated by exchanging Normal MCAPS and certain U.S. treasury securities for Treasury MCAPS and trust preferred securities. At your option, during an exchange period, you may elect to create Treasury MCAPS by substituting, as pledged securities, certain U.S. treasury securities, which we refer to as "qualifying treasury securities," for the trust preferred securities pledged to secure your obligations under the stock purchase contracts. The pledged trust preferred securities will then be released from the collateral agreement and delivered to you.

        Each Treasury MCAPS will have a liquidation amount of $1,000 and will consist of:

  •
  an interest in a stock purchase contract; and

  •
  a qualifying treasury security having a principal amount of $1,000 and maturing at least one business day prior to August 31, 2007 (for the period to such date if Treasury MCAPS are outstanding before such date) and thereafter the next succeeding February 28, May 31, August 31 or November 30 (each such date a "quarterly date").

        The proceeds received upon maturity of the qualifying treasury securities will be reinvested in qualifying treasury securities maturing at least one business day prior to the following quarterly date. On each quarterly date (or as promptly thereafter as the collateral agent and the paying agent determine to be practicable), each holder of Treasury MCAPS will receive a payment of the amount by which such proceeds exceed the amount required to purchase replacement qualifying treasury securities. We refer to these distributions as "excess proceeds distributions."

        On the stock purchase date, the proceeds of the qualifying treasury securities will be used to satisfy your obligations under the stock purchase contracts corresponding to the Treasury MCAPS.

        If you hold Treasury MCAPS, you will receive the semiannual contract payments, subject to the deferral provisions described below, and the quarterly excess proceeds distributions attributable to the qualifying treasury securities. Holders of trust preferred securities separated from the MCAPS will receive only the semiannual distributions on the trust preferred securities.

        After you have exchanged Normal MCAPS and qualifying treasury securities for Treasury MCAPS and trust preferred securities, you may exchange them back into Normal MCAPS during any exchange period. In that event, trust preferred securities having a principal amount equal to the liquidation amount of the Treasury MCAPS will be substituted under the pledge for the same principal amount of qualifying treasury securities, which will be released from the pledge and delivered to you.

Optional Deferral of Interest and Contract Payments

        Contract Payments.    We may, at our option, and will if so directed by the SEC, defer contract payments on the stock purchase contracts at any time and from time to time. We may elect, and will elect if so directed by the SEC, to defer payments on more than one occasion. Deferred contract payments will accrue interest until paid, compounded on each payment date, at the rate per annum originally applicable to the junior subordinated debentures. To the extent we elect not to make contract payments, including any deferred contract payments, on the stock purchase date, then we will make such contract payments on the stock purchase date in additional subordinated notes (as defined below) having an aggregate principal amount equal to the aggregate amount of unpaid contract payments as of the stock purchase date.

        Interest on the Junior Subordinated Debentures.    We may, at our option, and will if so directed by the SEC, defer the interest payments due on the junior subordinated debentures at any time and from time to time. We may elect to defer interest payments on more than one occasion. If we defer interest payments on the junior subordinated debentures, corresponding distributions on the trust preferred securities will also be deferred. Deferred interest will accrue additional interest, compounded on each interest payment date, from the relevant interest payment date during any deferral period, at the rate borne by the junior subordinated debentures at such time, to the extent permitted by applicable law. We may not defer interest payments that we are otherwise obligated to pay in cash for any period of time that exceeds five years or until, if later, June 2, 2014, or that extends beyond the maturity date of the junior subordinated debentures. Any reference to "accrued and unpaid interest" in this prospectus includes deferred interest, if any.

        If on the stock purchase date there is a failed remarketing and any interest accrued on the junior subordinated debentures has not been paid in cash, then we will pay the deferred interest on the stock purchase date in "additional subordinated notes" that have a principal amount equal to the aggregate amount of unpaid interest as of the stock purchase date and which additional subordinated notes will in turn be distributed by the trust to the holders of Normal MCAPS and trust preferred securities. Additional subordinated notes mature on the later of June 2, 2014 and five years after commencement of the related deferral period, bear interest at a rate per annum equal to the rate of interest originally applicable to the junior subordinated debentures, are subordinate and rank junior in right of payment to all of our senior debt on the same basis as the junior subordinated debentures, permit us to optionally defer interest on the same basis as the junior subordinated debentures and are redeemable by us at any time prior to their stated maturity. The additional subordinated notes will be issued as a new series of notes under the subordinated indenture described in this prospectus under "Description of the Junior Subordinated Debentures."

        Restrictions Resulting from a Deferral.    Subject to certain exceptions as described under "Description of the Junior Subordinated Debentures—Restrictions on Certain Payments," during any period in which we defer interest payments on the junior subordinated debentures or contract payments on the stock purchase contracts, and during any period that additional subordinated notes are outstanding, we may not, nor may we cause any of our subsidiaries to:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (including the Preferred Stock);

  •
  make any payment of principal, interest or premium, if any, or repay, repurchase or redeem, any of our debt securities that rank on parity with or junior in interest to the junior subordinated debentures, except that in connection with a failed remarketing we may pay interest in additional subordinated notes and we may repurchase trust preferred securities or junior subordinated debentures in exchange for depositary shares; or

  •
  make any guarantee payments with respect to any guarantee of ours of the debt securities of any subsidiary of ours if such guarantee ranks on a parity with or junior in interest to the guarantee related to the trust preferred securities.

        The terms of the junior subordinated debentures permit us to make any payment of current or deferred interest on our debt securities or guarantees that rank on a parity with the junior subordinated debentures upon our liquidation, which we refer to as "parity securities", so long as the payment is made pro rata in proportion to the amounts due on parity securities (including the junior subordinated debentures).

        If there has been a failed remarketing and we have paid deferred interest on the stock purchase date in additional subordinated notes, then we may not pay any dividends on the Preferred Stock until we have paid the additional subordinated notes in full.

        Alternative Payment Mechanism.    We will covenant in the subordinated indenture that, if we defer payment of interest on any interest payment date on or prior to the stock purchase date:

  •
  we will notify the SEC if this covenant is applicable; and

  •
  commencing with the date two years after the beginning of an interest deferral period, subject to the occurence of a supervisory event (as defined in this prospectus):

  •
  except to the extent we are required to pay that deferred interest by the issuance of additional subordinated notes, we will pay deferred interest prior to maturity of the junior subordinated debentures (or, if earlier, upon the acceleration of their principal) only out of the net proceeds of the sale of (i) shares of our common stock or qualifying warrants or (ii) qualifying non-cumulative perpetual preferred stock received by us during the 180 days prior to the date of payment of such deferred interest; and

  •
  after notice and except to the extent the SEC shall have disapproved, we will continuously use our "commercially reasonable efforts" to sell shares of our common stock, qualifying warrants or qualifying non-cumulative perpetual preferred stock in an amount so that the net proceeds of such sale, when applied to such deferred payments of interest, will cause such unpaid deferred interest payments to be paid in full and (unless the SEC instructs otherwise) apply the proceeds of such sale to pay the deferred amounts (provided that we will not in any event be required to pay interest on the junior subordinated debentures at a time when the payment of such interest would violate the terms of any senior or pari passu securities issued by us or one of our subsidiaries).

        We refer to these provisions as the "alternative payment mechanism" and we refer to our common stock, qualifying warrants and qualifying non-cumulative perpetual preferred stock as "qualifying APM securities."

        If a supervisory event has occurred and is continuing, then we may (but are not obligated to) pay deferred interest with cash from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying APM securities pursuant to the alternative payment mechanism but a supervisory event arises from the SEC disapproving the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the subordinated indenture.

        Our failure to raise sufficient eligible proceeds or our use of other sources to fund interest payments in accordance with our covenant described above would be a breach of our obligations under the junior subordinated debentures, but would not be an event of default under the subordinated indenture. However, an event of default under the subordinated indenture will occur if we fail to pay all accrued and unpaid interest on the junior subordinated debentures at the end of the deferral period.

        If we issue any additional subordinated notes in respect of deferred interest on the junior subordinated debentures or deferred contract payments, the alternative payment mechanism will also apply to the payment of interest on and principal of these notes, except that the reference to termination of the deferral period shall instead be to the maturity date of the notes.

        Notwithstanding the foregoing, if we are required to conduct a sale of any qualifying APM securities in order to pay amounts due and payable under any instruments or other securities that rank pari passu as to interest or distributions with the junior subordinated debentures, then we will apply such proceeds to deferred interest payments on the junior subordinated debentures, on the one hand, and such other pari passu securities, on the other hand, on a ratable basis in proportion to the total amounts that are due on the junior subordinated debentures and such other pari passu securities before we shall be relieved of our obligation to conduct the sale of shares of qualifying APM securities and apply the proceeds thereof to such securities.

The Preferred Stock

        Dividends.    Dividends on the Preferred Stock will be payable quarterly on a non-cumulative basis, only when, as and if declared by our board of directors or a duly authorized committee of the board, on each February 28, May 31, August 31 and November 30, commencing on the first such date following the stock purchase date, at a rate per annum equal to the greater of (i) three-month LIBOR for the related dividend period plus    % and (ii)     %, provided that if the Preferred Stock is issued prior to May 31, 2012, such dividends will be payable at a rate per annum equal to    % until May 31, 2012 if, as and when declared by our board of directors on each May 31 and November 30 commencing on the first such date following the issuance of the Preferred Stock. We may pay a partial dividend or skip a dividend on the Preferred Stock at any time.

        Dividends will be calculated based on the actual number of days in the dividend period using a 360-day year, provided that dividends prior to May 31, 2012, if any, will be calculated based on a 360-day year consisting of 12 30-day months. If any day on or after May 31, 2012 that would otherwise be a dividend payment date is not a New York and London business day, then the first New York and London business day following that day will be the applicable dividend payment date, unless such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding New York and London business day. If a dividend payment date prior to May 31, 2012 is not a New York business day, the applicable dividend shall be paid on the first New York business day following that day without adjustment. The term "dividend period" means the period from and including each dividend payment date (or, in the case of the initial dividend period, the issue date) to but excluding the next dividend payment date.

        We may not declare, set apart for payment or pay dividends on any of our stock that ranks equally with the Preferred Stock unless we have declared and paid or set apart for payment dividends on the Preferred Stock for the dividend period ending on or before the dividend payment date of that other stock, ratably in proportion to the respective amounts of (1) the dividends that have not been paid on the Preferred Stock for such dividend period over (2) the accumulated and unpaid dividends on that other stock.

        Except as set forth above, unless full dividends on the Preferred Stock have been declared and paid or set aside for payment for the most recently completed dividend period:

  •
  we may not declare, set apart for payment or pay dividends (other than in common stock) on the common stock or on any other stock of ours ranking equally with or junior to the Preferred Stock as to dividends; and

  •
  we may not redeem, purchase or otherwise acquire (or make payment to or available for any sinking fund with respect to) any of our common stock or other stock that ranks equally with or junior to the Preferred Stock as to dividends, except that money previously deposited in a sinking fund may be applied to a redemption or purchase.

        However, any stock ranking equally with or junior to the Preferred Stock as to dividends may be (i) converted into or exchanged for stock ranking junior to the Preferred Stock as to dividends or (ii) redeemed, purchased or otherwise acquired with the proceeds of a substantially contemporaneous sale of any such junior stock.

        No dividends on the Preferred Stock will be declared by our board of directors, or paid or set apart for payment by us, at any time during which the terms and provisions of any of our agreements, including any agreement relating to the junior subordinated debentures and our other indebtedness, would prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default or would not be permitted thereunder. No dividends on the Preferred Stock will be declared or paid or set apart for payment if prohibited by applicable law or regulation.

        If, on any "determination date" which is the 20th business day prior to the last day of each fiscal quarter, both of the following conditions exist:

  •
  for the two preceding quarters, the consolidated net income of Lehman Brothers Holdings is not positive; and

  •
  for each of the two preceding quarters, Lehman Brothers Holdings' tangible common stockholder's equity amount has declined by 10% or more as compared to the "benchmark fiscal quarter," which is Lehman Brothers Holdings' sixth quarter preceding the most recently completed quarter, we may not declare dividends on the Preferred Stock for any dividend period in excess of the net proceeds of qualifying APM securities issued by us during the 180 days prior to that declaration date (without double counting proceeds received during such 180-day period). See "Description of the Preferred Stock—Restrictions on Declaration and Payment of Dividends."

        Redemption.    The Preferred Stock is not redeemable prior to the later of May 31, 2012 and the stock purchase date. From and after that date, the Preferred Stock is redeemable at our option in whole or in part at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current dividend period to the redemption date, without regard to any undeclared dividends. The Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock.

        Our right to redeem or repurchase shares of the Preferred Stock is subject to important limitations, including the following:

  •
  We may not redeem the Preferred Stock unless we have received the prior approval of the SEC. Moreover, unless the SEC authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with common stock or another series of non-cumulative perpetual preferred stock.

  •
  We are making a covenant in favor of certain debtholders limiting, among other things, our right to redeem or purchase shares of Preferred Stock, as described below under "Our Replacement Capital Covenant."

        Ranking.    The Preferred Stock:

  •
  will rank senior to Lehman Brothers Holdings' common stock, and any other capital stock of Lehman Brothers Holdings ranking junior to the Preferred Stock, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up; and

  •
  will rank equally with each other series of parity stock that Lehman Brothers Holdings has issued or may issue with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up.

        The Preferred Stock ranks on an equal basis with our 5.94% Cumulative Preferred Stock, Series C, 5.67% Cumulative Preferred Stock, Series D, 6.50% Cumulative Preferred Stock Series F and Floating Rate Cumulative Preferred stock, Series G, as to dividends and upon liquidation, dissolution or winding up. We may from time to time, without notice to or consent from the holders of the depositary shares, create and issue additional shares of preferred stock ranking on an equal basis to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up. Any redemption of the depositary shares or Preferred Stock will be subject to the limitations described below under "Our Replacement Capital Covenant.

        Voting Rights.    Holders of the Preferred Stock will have no voting rights, except as provided below or as otherwise provided by applicable law.

        If and when dividends payable on the Preferred Stock shall have not been declared and paid in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), the number of directors then constituting our board of directors will be increased by two and the holders of shares of Preferred Stock, together with the holders of all other classes and series of stock of Lehman Brothers Holdings ranking on a parity with the Preferred Stock as to payment of dividends that have similar voting rights and on which dividends have likewise not been paid ("voting parity stock"), voting as a single class, shall be entitled to elect the two additional directors at any annual meeting of stockholders or any special meeting of holders of shares of Preferred Stock and holders of voting parity stock. In the case of the Preferred Stock, these voting rights shall continue until full dividends have been paid for at least one year.

        Additionally, so long as any shares of the Preferred Stock remain outstanding, we will not, without the affirmative vote of the holders of at least two-thirds of the Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class):

  •
  authorize, create or issue any capital stock of ours ranking senior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding-up, or reclassify any authorized capital stock into any such shares of such capital stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock; or

  •
  amend, alter or repeal the certificate of designation for the Preferred Stock or our restated certificate of incorporation, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences or special rights of the Preferred Stock.

        Any

  •
  increase in the amount of authorized common or preferred stock; or

  •
  increase or decrease in the number of shares of any series of preferred stock; or

  •
  authorization and issuance of other classes or series of stock;

in each case ranking equally with or junior to the Preferred Stock, will not be deemed to adversely affect such powers, preferences or special rights.

        Each share of Preferred Stock will have 400 votes (equivalent to four votes per depositary share) whenever it is entitled to voting rights.

        Liquidation.    Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Preferred Stock are entitled to receive out of our assets that are available for distribution to stockholders, before any distribution is made to holders of common stock or other junior stock, a liquidation distribution in the amount of $100,000 per share of Preferred Stock (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current dividend period to the date of liquidation, without regard for any undeclared dividends. Distributions will be made pro rata as to the Preferred Stock and any other parity stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to our creditors.

The Depositary Shares

        Each depositary share will represent 1/100th of a share of Preferred Stock. We will deposit shares of Preferred Stock and depositary receipts evidencing the depositary shares will be issued pursuant to a deposit agreement among us, Computershare Trust Company, N.A., as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the rights and preferences of the Preferred Stock in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share.

        Distributions.    The depositary will distribute all dividends and other cash distributions received on the Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. The obligation of the depositary to distribute dividends and distributions is subject to the payment of certain charges and expenses of the depositary.

        Redemption.    If we redeem the Preferred Stock, in whole or in part, the corresponding depositary shares will also be redeemed. The redemption price per depositary share will be equal to 1/100th of the redemption price per share of Preferred Stock. If less than all the depositary shares are redeemed, we will select either by lot or pro rata those depositary shares to be redeemed. Any shares redeemed will be subject to rounding to prevent fractional depositary shares. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 20 and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and depositary shares. Any redemption of the depositary shares or Preferred Stock will be subject to the limitations described below under "Our Replacement Capital Covenant."

        Voting Rights.    Because each depositary share represents ownership of 1/100th of a share of Preferred Stock, and each share of Preferred Stock is entitled to 400 votes per share under the limited circumstances described above, holders of depositary receipts will be entitled to four votes per depositary share under such limited circumstances.

Remarketing

        If you hold Normal MCAPS, the trust preferred securities comprising part of your Normal MCAPS will be sold in a process we call a "remarketing," unless you elect not to participate in the remarketing. The cash proceeds from the remarketing will be used to satisfy your obligations to purchase depositary shares on the stock purchase date and any remaining proceeds (net of any remarketing fee) will be remitted to you. If you hold trust preferred securities separately and not as part of Normal MCAPS, you may elect to participate in the remarketing as described below.

        Unless an early remarketing event shall have occurred as described under "Early Remarketing," the first remarketing period will begin on the seventh business day immediately preceding May 31, 2012 (or if such day is not a business day, the immediately preceding business day), which will be the remarketing settlement date if the remarketing is successful. We call any five-business day period during which a remarketing occurs a "remarketing period" and the date on which a successful remarketing settles, which will be the next August 31, 2012, November 30, 2012, February 28, 2013 or May 31, 2013 following the end of that remarketing period, or if such day is not a business day, the immediately preceding business day, the "remarketing settlement date." On any day other than the last day of a remarketing period, we will have the right, in our absolute discretion and without prior notice to the holders of the Normal MCAPS or trust preferred securities, to postpone the remarketing until the following business day.

        As a holder of Normal MCAPS, you are not required to take any action in connection with a remarketing. You may, however, elect not to participate in the remarketing and retain the trust preferred securities underlying your Normal MCAPS. To make this election, you must, by 3:00 P.M., New York City time, on the second business day before the beginning of any remarketing period, deliver qualifying treasury securities to the collateral agent in full payment of your stock purchase contact obligations.

        We will enter into a remarketing agreement with Lehman Brothers Inc., as remarketing agent, which will agree to use its commercially reasonable efforts as remarketing agent to sell the trust preferred securities included in the remarketing at a price that results in proceeds, net of any remarketing fee, of at least 100% of their remarketing value. The "remarketing value" of each trust preferred security will be equal to 100% of their aggregate liquidation amount plus the distributions payable thereon on the next distribution date, including any deferred distributions, assuming for this purpose that all accrued and unpaid interest on the junior subordinated debentures is paid in cash on such date. To obtain that value, the remarketing agent may reset the interest rate on the junior subordinated debentures underlying the trust preferred securities to a new fixed rate, or "Reset Rate," or to a new floating rate equal to an index plus a spread, or "Reset Spread," that will apply to all outstanding trust preferred securities, whether or not included in the remarketing, and will become effective on the remarketing settlement date. If we elect a floating rate, we also have the option to change the interest payment dates and manner of calculation of interest on the junior subordinated debentures to correspond with the market conventions applicable to notes bearing interest at rates based on the applicable index. The junior subordinated debentures will bear interest at the new rate from and after the remarketing settlement date.

        In connection with the first four remarketing periods, the Reset Rate may not exceed the Fixed Rate Reset Cap or the Reset Spread may not exceed the Floating Rate Reset Cap, as applicable. The "Fixed Rate Reset Cap" will be the prevailing market yield, as determined by the remarketing agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the junior subordinated debentures may be redeemed at par at our option in the event of a successful remarketing, plus     basis points, or    %, per annum, and the "Floating Rate Reset Cap," which the Reset Spread may not exceed, will be    basis points, or    %, per annum.

        In connection with a remarketing, we may also elect to change:

  •
  the date after which the junior subordinated debentures will be redeemable at our option to any date on or after May 31, 2016 and to change the redemption price, provided that no redemption price may be less than the principal plus accrued and unpaid interest, including deferred interest (if any), on the junior subordinated debentures, and/or

  •
  the maturity date of the junior subordinated debentures, but not earlier than May 31, 2016 nor later than the original maturity date;

provided that if we are deferring interest on the junior subordinated debentures at the time of the remarketing, we may not elect a maturity date or optional redemption date that is earlier than five years after commencement of the deferral period.

Unsuccessful Remarketings

        If the remarketing agent cannot remarket the trust preferred securities during the first remarketing period at a price that results in proceeds, net of any remarketing fee, of at least 100% of their remarketing value, then:

  •
  the rate on the junior subordinated debentures underlying the trust preferred securities will not be reset;

  •
  the junior subordinated debentures will continue to bear interest at the rate originally applicable;

  •
  the remarketing agent will attempt to establish a Reset Rate or Reset Spread meeting the requirements described above under "Remarketing" and remarket the trust preferred securities in subsequent remarketing periods; and

  •
  the subsequent remarketing periods will begin on the seventh business day immediately preceding each of August 31, 2012, November 31, 2012, February 28, 2013 and May 31, 2013 (or if any such day is not a business day, the immediately preceding business day), which date shall be the remarketing settlement date in the event of a successful remarketing.

        Any remarketing after the first one will be subject to the same conditions and procedures described above under "Remarketing," except that if a successful remarketing has not previously occurred and, as a result, the remarketing agent attempts a remarketing beginning on the seventh business day immediately preceding May 31, 2013, the Reset Rate for that remarketing will not be subject to the Fixed Rate Reset Cap or the Reset Spread for that remarketing will not be subject to the Floating Rate Reset Cap, as applicable.

Failed Remarketing

        If the remarketing agent fails to remarket the trust preferred securities successfully by the end of the fifth remarketing period, which except in an early remarketing would be the five-business day period beginning on the seventh business day prior to May 31, 2013, the rate on the junior subordinated debentures underlying the trust preferred securities will be reset to a quarterly floating rate equal to 3-month LIBOR plus    %, as described under "Description of the Junior Subordinated Debentures—Remarketing." We refer to this situation as a "failed remarketing."

The Stock Purchase Date

        If there has been a successful remarketing, on the stock purchase date, a portion of the proceeds from the remarketing automatically will be applied towards satisfying the obligation of the holders of Normal MCAPS to purchase depositary shares under the stock purchase contracts, and we will issue the depositary shares to them. Whether or not there has been a successful remarketing, the proceeds received by the collateral agent upon the maturity of the qualifying treasury securities will be applied towards satisfying the obligation of the holders of Treasury MCAPS to purchase depositary shares under the stock purchase contracts, and we will issue the depositary shares to them.

        Following a failed remarketing, on the stock purchase date we will exercise our rights as a secured party and, subject to applicable law, retain the trust preferred securities underlying Normal MCAPS pledged to secure the holders' obligations under the stock purchase contracts or their proceeds under the collateral agreement or sell them in one or more public or private sales. In either case, the obligations of the holders of Normal MCAPS under the stock purchase contracts would be satisfied in full and we would issue the depositary shares to them. Any trust preferred securities that had previously been released from the pledge would remain outstanding. We will pay any accrued and unpaid interest not otherwise paid in cash on the junior subordinated debentures in additional subordinated notes, which will in turn be distributed by the trust on the trust securities.

        Whether or not there has been a successful remarketing, you will not be required to deliver any additional cash or securities. On the stock purchase date, you will receive the depositary shares, each representing 1/100th of a share of Preferred Stock, and your Normal MCAPS or Treasury MCAPS will no longer exist.

Early Remarketing

        If an early remarketing event occurs, as described below under "Early Remarketing Event," the remarketing process will be moved up such that the first remarketing period will begin on the seventh business day prior to the next February 28, May 31, August 31 or November 30, or if any such day is not a business day, the preceding business day, that is at least 30 days after the occurrence of such early remarketing event. We will conduct an "early remarketing" in which:

  •
  the first remarketing attempt will be on the basis that the trust preferred securities will be remarketed as subordinated securities (i.e., we will not have the option to elect to remarket them as senior securities) and be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable;

  •
  the second, third and fourth remarketing attempts will be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, but the underlying junior subordinated debentures may, at our election, be remarketed as senior notes; and

  •
  the fifth and last remarketing attempt will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, and the underlying junior subordinated debentures may, at our election, be remarketed as senior notes.

        If the first remarketing attempt in an early remarketing is not successful, up to four additional attempts will be made beginning on the seventh business day prior to the next February 28, May 31, August 31 or November 30, or if any such day is not a business day, the preceding business day, as applicable, immediately following the first remarketing period, which date shall be the remarketing settlement date in the event of a successful remarketing, and the stock purchase date shall be the remarketing settlement date or the final unsuccessful attempt, or on the next business day if not a business day.

        An "early remarketing event" will be deemed to occur if, on any determination date, both of the following conditions exist:

  •
  for the two preceding quarters, the consolidated net income of Lehman Brothers Holdings is not positive; and

  •
  for each of the two preceding quarters, Lehman Brothers Holdings' tangible common stockholder's equity amount has declined by 10% or more as compared to the "benchmark fiscal quarter," which is Lehman Brothers Holdings' sixth quarter preceding the most recently completed quarter.

        For additional information regarding an early remarketing event, see "Description of the Junior Subordinated Debentures—Early Remarketing Event."

        We will be restricted in our ability to pay dividends on the Preferred Stock issued on the stock purchase date in the case of an early remarketing event. See "The Preferred Stock—Dividends" above.

Our Guarantee

        We will irrevocably guarantee, on a subordinated basis, the payment in full of (i) any accumulated and unpaid distributions on the trust preferred securities to the extent of funds of the trust available therefor, (ii) the amount payable upon redemption of the trust preferred securities to the extent of funds of the trust available therefor and (iii) the liquidation amount of the trust preferred securities to the extent of the assets of the trust available for distribution to holders of trust preferred securities.

        Our obligations under the guarantee are unsecured, are subordinated to and junior in right of payment to all of our senior debt and our guarantees of our existing "traditional" trust preferred securities, rank on a parity with our existing guarantee of the $300 million floating rate enhanced capital advantaged preferred securities ("ECAPS"SM) and will rank on a parity with any other similar guarantees issued by us in the future.

        The guarantee, when taken together with our obligations under the junior subordinated debentures, the subordinated indenture and the declaration of trust, including our obligations to pay the costs, expenses, debts and liabilities of the trust, other than liabilities with respect to the trust securities, has the effect of providing a full and unconditional guarantee by us of amounts due on the trust preferred securities.

Our Replacement Capital Covenant

        At or prior to the initial issuance of the MCAPS, we will enter into a replacement capital covenant relating to the MCAPS, the trust preferred securities, the depositary shares, the junior subordinated debentures and the Preferred Stock. The replacement capital covenant only benefits holders of covered debt, as defined under "Certain Terms of the Replacement Capital Covenant," and is not enforceable by holders of the MCAPS, the trust preferred securities, the junior subordinated debentures or the Preferred Stock. However, the replacement capital covenant could preclude us from purchasing the MCAPS, the junior subordinated debentures or the trust preferred securities or redeeming or purchasing depositary shares or shares of Preferred Stock at a time we might otherwise wish to purchase the MCAPS, the junior subordinated debentures or the trust preferred securities or redeem or purchase depositary shares or shares of Preferred Stock.

        In the replacement capital covenant, we covenant not to repay, redeem or purchase (i) the MCAPS, trust preferred securities or junior subordinated debentures prior to the stock purchase date or (ii) the depositary shares or shares of Preferred Stock on or after the stock purchase date at any time thereafter except in either case to the extent (i) that the total repayment, redemption or purchase price is equal to or less than the sum of the aggregate net cash we or our subsidiaries have received (or in certain circumstances, the market value of common stock issued) during the 180 days prior to such date from the issuance and sale of our common stock or rights to acquire common stock or qualifying non-cumulative perpetual preferred stock satisfying the requirements of the replacement capital covenant or (ii) the MCAPS, the trust preferred securities, the junior subordinated debentures or the Preferred Stock are exchanged for at least an equal aggregate market value of common stock or liquidation preference of qualifying non-cumulative perpetual preferred stock.

        The replacement capital covenant does not restrict the redemption or purchase of the trust preferred securities or junior subordinated debentures on or after the stock purchase date. If an event of default resulting in the acceleration of the junior subordinated debentures occurs, we will not have to comply with the replacement capital covenant.

Other Terms of the Stock Purchase Contracts

        We will agree not to merge or consolidate with any other person unless either we are the continuing corporation or the surviving corporation assumes our obligations under the stock purchase contracts and reserves sufficient authorized and unissued shares of preferred stock having substantially the same terms and conditions as the Preferred Stock, such that investors will receive, on the stock purchase date, preferred stock having substantially the same rights as the Preferred Stock that they would have received had such merger or consolidation not occurred.

        The stock purchase contracts and your related rights and obligations under the stock purchase contracts, including the right and obligation to purchase depositary shares representing the Preferred Stock and the right to receive accrued contract payments, automatically will terminate upon our bankruptcy, insolvency or reorganization and the collateral will be released.

Dissolution of the Trust

        We, as the holder of all of the trust common securities, will have the right at any time to dissolve the trust and, after satisfaction of the liabilities to creditors of the trust, if any, to cause the junior subordinated debentures to be distributed to the holders of the trust.

        If the trust is dissolved at a time prior to the stock purchase date when the trust preferred securities are part of the Normal MCAPS, each Normal MCAPS thereafter will consist of a stock purchase contract plus a junior subordinated debenture having a principal amount of $1,000, instead of a trust preferred security.

U.S. Federal Income Tax Consequences Related to the MCAPS

        Because a Normal MCAPS will consist of a stock purchase contract and a trust preferred security, the purchase price of a Normal MCAPS will be allocated between the stock purchase contract and the related trust preferred security in proportion to their relative fair market values at the time of purchase. We expect that as of the date of issuance of the Normal MCAPS, the fair market value of each stock purchase contract will be $0 and the fair market value of each trust preferred security will be $1,000.

        Assuming full compliance with the terms of the declaration of trust, the trust will be a grantor trust and if you own Normal MCAPS, you will be treated as owning an undivided beneficial ownership interest in the junior subordinated debentures. As an owner of the junior subordinated debentures, you will be required to take into account your pro rata share of the interest income and, where applicable, original issue discount, that is paid or accrued on the junior subordinated debentures.

        We intend to report contract payments on the stock purchase contracts as income to you, but you may want to consult your tax advisor concerning alternative characterizations.

        If you own Treasury MCAPS, you will be required to include in gross income your allocable share of acquisition discount on the qualifying treasury securities that accrues in such year.

        There is no statutory, judicial or administrative authority directly addressing the tax treatment of Normal MCAPS or instruments similar to Normal MCAPS. Please consult your own tax advisor concerning the tax consequences of an investment in Normal MCAPS. For additional information, see "Certain United States Federal Income Tax Consequences."

U.S. Federal Income Tax Consequences Related to the Preferred Stock

        Any distribution with respect to the Preferred Stock that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you. Any such dividend will be eligible for the dividends received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction. Dividends paid to non-corporate U.S. holders in taxable years beginning before January 1, 2011 are generally subject to a maximum federal income tax rate of 15% if the holder holds its interest in the Preferred Stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets certain other requirements. A sale, exchange, redemption or other disposition of Preferred Stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Preferred Stock.

Use of Proceeds

        We expect to receive net proceeds from this offering of approximately $            , after expenses and underwriting commissions.

        The trust will invest all of the proceeds from the sale of the trust preferred securities and the trust common securities in the junior subordinated debentures issued by us.

        We intend to use the net proceeds from this offering for general corporate purposes. We expect that the SEC will treat the MCAPS as the equivalent of "Tier 1" capital in an amount equal to the amount of this offering for purposes of its capital guidelines applicable to consolidated supervisory entities ("CSESs") such as Lehman Brothers. See "Accounting Treatment; Regulatory Capital—Regulatory Capital Treatment."

RISK FACTORS

        Your investment in the MCAPS will involve several risks. You should carefully consider the following discussion of risks and the other information contained in this prospectus and the documents incorporated by reference in this prospectus before deciding whether an investment in the MCAPS is suitable for you. In addition, because each MCAPS sold in the offering will represent (i) a beneficial interest in the trust, which will own our junior subordinated debentures as well as our guarantee of the trust's obligations, and (ii) a stock purchase contract with us to acquire depositary shares representing our Preferred Stock, you are also making an investment decision with regard to the junior subordinated debentures and the Preferred Stock. You should carefully consider all the information in this prospectus about all of these securities.

Risks Relating to the MCAPS

We may defer contract payments and interest payments on the junior subordinated debentures and this may have an adverse effect on the value of the MCAPS.

        We may at our option, and will if directed to do so by the SEC in its role as our consolidated supervisor, defer the payment of all or part of the contract payments through the stock purchase date on the stock purchase contracts forming part of the MCAPS. We also may at our option, and will if directed to do so by the SEC in its role as our consolidated supervisor, defer interest payments on the junior subordinated debentures, in which case the trust would defer distributions on the trust preferred securities.

        If the trust preferred securities are successfully remarketed, the proceeds will reflect the value of accrued and unpaid interest and, to the extent they exceed the purchase price for the Preferred Stock and the final payment under the Normal MCAPS, will be paid to the holders of the trust preferred securities. If there is a failed remarketing, on the stock purchase date the holders will receive additional subordinated notes in respect of any deferred amounts. If we defer any contract payments until the stock purchase date, the holders will receive additional subordinated notes, in lieu of a cash payment. The additional subordinated notes that we issue in satisfaction of deferred interest or contract payments will be deeply subordinated. In addition, if we exercise our option to defer interest on the junior subordinated debentures, we intend to treat the junior subordinated debentures as reissued, solely for U.S. federal income tax purposes, with original issue discount. As a result, you will be required to continue to accrue income for U.S. federal income tax purposes even though you would not receive current cash payments in respect of the junior subordinated debentures. See "Certain U.S. Federal Income Tax Consequences." Furthermore, if the stock purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, the right to receive contract payments and deferred contract payments, if any, will also terminate.

        The terms of our outstanding junior subordinated debentures in respect of our "traditional trust preferred securities" prohibit us from making any payment of principal of or interest on the junior subordinated debentures or the guarantee relating to the MCAPS and from repaying, redeeming or repurchasing any junior subordinated debentures if there is an event of default under any indenture governing those debentures or at any time when we have deferred interest thereunder.

Our ability to pay deferred interest on the junior subordinated debentures is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

        If we elect to defer interest payments, commencing with the date two years after the commencement of the deferral period, we will not be permitted to pay deferred interest on the junior subordinated debentures during the deferral period, which may last up to five years or, if later, until May 31, 2014, from any source other than the net proceeds from issuance of qualifying APM securities, as described under "Description of the Junior Subordinated Debentures—Alternative Payment

Mechanism." The occurrence of a market disruption event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the junior subordinated debentures. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain approval of a regulatory body or governmental authority to issue qualifying APM securities or stockholder consent to increase the shares available for issuance in a sufficient amount, in each case notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying APM securities, particularly during times that we are subject to the restrictions on dividends as a result of the deferral of interest. See "Description of the Junior Subordinated Debentures—Option to Defer Interest Payments," "—Alternative Payment Mechanism" and "—Market Disruption Events."

We have the ability under certain circumstances to narrow the definition of qualifying APM securities, which may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

        We may, without the consent of the holders of the junior subordinated debentures, amend the definition of "qualifying APM securities" for the purposes of the alternative payment mechanism to eliminate common stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States. The elimination of common stock from the definition of qualifying APM securities may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

Your pledged trust preferred security will be encumbered by our security interest.

        Although you will be the beneficial owner of the underlying pledged trust preferred security, that pledged trust preferred security will be pledged with the collateral agent to secure your obligation under the stock purchase contract. Therefore, for so long as the stock purchase contract remains in effect, you will not be allowed to withdraw your pledged trust preferred security from this pledge arrangement, except to create Treasury MCAPS.

The return of pledged securities on termination of the stock purchase contracts could be delayed if we become subject to a bankruptcy proceeding.

        Notwithstanding the automatic termination of the stock purchase contracts, if we become the subject of a case under the U.S. Bankruptcy Code, imposition of an automatic stay under Section 362 of the Bankruptcy Code, if applicable, or any court-ordered stay may delay the return to you of your securities being held as collateral for the stock purchase contracts, and the delay may continue until the stay has been lifted in accordance with the applicable bankruptcy law and procedures.

The contract payments and interest on the junior subordinated debentures are effectively subordinated to substantially all of our debt.

        Our obligations with respect to contract payments and interest on the junior subordinated debentures are subordinate and junior in right of payment to all of our indebtedness except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the junior subordinated debentures and certain other indebtedness, including indebtedness incurred in the ordinary course of business ("senior debt"). This means that we cannot make any payments on the stock purchase contracts and junior subordinated debentures if we default on a payment of senior debt and do not cure the default within the applicable grace period or if the senior debt becomes immediately due because of a default and has not yet been paid in full. In addition, our obligations under the stock purchase contracts and the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries. As of February 28, 2007 on a consolidated basis, Lehman Brothers Holding had $90.775 billion aggregate principal amount of senior debt outstanding. Our obligations under the trust guarantee are subordinate and junior in right of payment to all of our indebtedness and will rank pari passu with the most senior preferred stock issued, if any, from time to time by us.

Certain of our existing securities may prevent us from paying distributions on the MCAPS upon the occurrence of certain events.

        Our existing enhanced capital advantaged preferred securities ("ECAPS"SM) require us to defer distributions upon the occurrence of the same events that would require us to skip dividends on the Preferred Stock. If any of these events occur, the dividend restrictions on the ECAPS would only allow us to make pro rata distributions on the MCAPS. Since the ECAPS require us to pay distributions upon the occurrence of these events only out of the proceeds of the sale of our common stock or perpetual deferrable preferred stock, our ability to pay distributions on the MCAPS will depend on our ability to issue our common stock or non-cumulative perpetual preferred stock to make pari passu payments on the ECAPS.

We are a holding company and payments on the stock purchase contracts and any junior subordinated debentures issued by us will only be made from our earnings and assets, and not those of our subsidiaries.

        The contract payments and interest on the junior subordinated debentures issued by us will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the stock purchase contracts and the junior subordinated debentures. Because we are a holding company whose primary assets consist of shares of stock or other equity interests in or amounts due from subsidiaries, almost all of our income is derived from those subsidiaries. Our subsidiaries will have no obligation to pay any amount in respect of the stock purchase contracts and the junior subordinated debentures issued by us or to make any funds available therefor. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries to generate the funds necessary to meet obligations with respect to the stock purchase contracts and the junior subordinated debentures, including the payment of principal and interest. Due to covenants contained in certain of our debt agreements and regulations relating to capital requirements affecting certain of our more significant subsidiaries, the ability of certain subsidiaries to pay dividends and other distributions and make loans to us is restricted.

        At November 30, 2006, approximately $8.1 billion of net assets of our subsidiaries were restricted as to the payment of dividends to us. Additionally, as an equity holder, our ability to participate in any distribution of assets of any subsidiary is subordinate to the claims of creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are judicially recognized. If these sources are not adequate, we may be unable to make payments of principal or interest in respect of the stock purchase contracts and junior subordinated debentures issued by us.

If the stock purchase contracts are settled early, you may earn a smaller return on your investment.

        The remarketing process may begin before May 31, 2012 if certain adverse events described under "Description of the Junior Subordinated Debentures—Early Remarketing Events" occur. Upon the occurrence of such events, we are also restricted in our ability to pay dividends on the Preferred Stock as described under "Description of the Preferred Stock—Restrictions on Declaration and Payment of Dividends." Although dividends are payable on the Preferred Stock at the same rate as the combined rate at which contract payments and interest on the junior subordinated debentures would have accrued through May 31, 2012, Preferred Stock dividends are non-cumulative. The Preferred Stock acquired by investors will also rank lower upon liquidation of Lehman Brothers Holdings than the junior subordinated debentures. Accordingly, if an early remarketing event occurs, we may be required to skip dividends that otherwise would have been cumulative interest payments and contract payments and if we become insolvent prior to the date on which the stock purchase date would otherwise have occurred, your claim against us in the insolvency will rank lower than it would have ranked.

We are not required to pay you under the guarantee if the trust does not have cash available.

        The ability of the trust to make payments on the trust preferred securities is solely dependent upon us making the related payments on the junior subordinated debentures when due.

        If we default on our obligations to make payments on the junior subordinated debentures, the trust will not have sufficient funds to make payments on the trust preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts.

We must notify the SEC before using the alternative payment mechanism and may not use it if the SEC shall have disapproved.

        The subordinated indenture provides that we must notify the SEC if the alternative payment mechanism is applicable and that we may not sell qualifying APM securities or apply any eligible proceeds to pay interest pursuant to the alternative payment mechanism if such actions have been disapproved by the SEC. The SEC may allow the issuance of qualifying APM securities, but not allow the use of the proceeds to pay deferred interest on the junior subordinated debentures on the stock purchase contracts and require that the proceeds be applied to other purposes. Accordingly, if we elect to defer interest on the junior subordinated debentures and the SEC disapproves of the issuance of qualifying APM securities or the application of the proceeds to pay deferred interest, we will be unable to pay the deferred interest on the junior subordinated debentures or to pay interest on or principal of any additional subordinated notes.

The property trustee, as holder of the junior subordinated debentures on behalf of the trust, has only limited rights of acceleration.

        The property trustee, as holder of the junior subordinated debentures on behalf of the trust, may accelerate payment of the principal and accrued and unpaid interest on the junior subordinated debentures only upon the occurrence and continuation of an event of default under the subordinated indenture. Events of default are limited to (1) payment defaults after giving effect to our deferral rights, and (2) specific events of bankruptcy, insolvency and reorganization relating to us.

        There is no right to acceleration upon breaches by us of other covenants under the subordinated indenture, including any failure to comply with the alternative payment mechanism, or default on our payment obligations under the guarantee.

An active trading market may not develop for the MCAPS.

        The MCAPS are new issues of securities. There is no active public trading market for the MCAPS. We do not intend to apply for listing of the MCAPS on a security exchange. A market may not develop for the MCAPS, and there can be no assurance as to the liquidity of any market that may develop for the MCAPS. As Normal MCAPS may only be held or transferred in amounts having an aggregate liquidation amount of at least $1,000, the trading market for Normal MCAPS may be less active than markets for securities that may be held or transferred in smaller denominations and may be less liquid. In addition, in the event that sufficient numbers of Normal MCAPS are exchanged for Treasury MCAPS and trust preferred securities, the liquidity of Normal MCAPS could decrease. In addition, an active trading market for Treasury MCAPS or trust preferred securities may not develop, and there can be no assurance as to the liquidity of any market that may develop for the Treasury MCAPS or trust preferred securities. If an active, liquid market does not develop for the MCAPS, the market price and liquidity of the MCAPS may adversely be affected.

The U.S. federal income tax consequences of the purchase, ownership and disposition of the MCAPS are unclear.

        No statutory, judicial or administrative authority directly addresses the treatment of the MCAPS or instruments similar thereto for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the MCAPS are unclear. In addition, there can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the junior subordinated debentures as indebtedness for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences."

You may have to include interest in your taxable income before you receive cash.

        If we do defer interest payments on the junior subordinated debentures, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes in respect of your junior subordinated debentures, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive from us the cash payment of any accrued and unpaid interest if you sell your interest in the junior subordinated debentures before the record date for any such payment, even if you held the interest in such junior subordinated debentures on the date that the payments would normally have been paid. You should consult with your own tax advisor regarding the tax consequences of an investment in the MCAPS. See "Certain United States Federal Income Tax Consequences—Junior Subordinated Debentures—Interest Income and Original Issue Discount."

Holders of trust preferred securities will have limited voting rights.

        You will not be entitled to vote to appoint, remove, replace or change the number of the trustees of the trust, and generally will have no voting rights, except in the limited circumstances described under "Description of the Trust Preferred Securities—Voting Rights."

Risks Relating to the Preferred Stock

In purchasing the MCAPS in the offering, you are making an investment decision with regard to the Preferred Stock.

        As described in this prospectus, on the stock purchase date we will issue the depositary shares representing the Preferred Stock to you. Accordingly, you should carefully review the information in this prospectus regarding the Preferred Stock.

You will have no rights as preferred stockholders until settlement of your stock purchase contracts.

        Until you acquire shares of the depositary shares representing Preferred Stock upon settlement of your stock purchase contract, you will have no rights with respect to the depositary shares and the Preferred Stock, including the rights to receive any dividends or other distributions on the shares of the Preferred Stock. The declaration and payment of future dividends by us will be at the discretion of our board of directors and will depend upon many factors, including our earnings, financial condition, business needs, capital and surplus requirements of our operating subsidiaries and contractual and regulatory restrictions. Only holders of the Preferred Stock, not holders of the MCAPS or the trust preferred securities, will receive such dividends.

Dividends on the Preferred Stock are non-cumulative.

        Dividends on the Preferred Stock are non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, holders of the Preferred Stock would not be entitled to receive any such dividend, and such unpaid dividend will cease to accumulate and be payable. We will have no obligation to pay dividends accumulated for a dividend period after the dividend payment date for such period if our board of directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Preferred Stock or any other preferred stock we may issue.

We will be prohibited from declaring dividends for payment on the Preferred Stock if we fail to achieve specified net income or shareholders' equity levels.

        We will be prohibited from declaring dividends for payment on the Preferred Stock in excess of the amount of net proceeds from an issuance of certain qualifying securities taking place within 180 days before a dividend declaration date if, on the related determination date, both of the following conditions exist:

  •
  the sum of our consolidated net income (subject to certain adjustments) is not a positive amount for the two-fiscal quarter period ending on the last day of our fiscal quarter that is two fiscal quarters prior to the most recently completed fiscal quarter before that determination date; and

  •
  our common stockholders' equity (minus identifiable intangible assets and goodwill and subject to certain other adjustments) as of the end of our most recently completed fiscal quarter before that calculation date and as of the end of our fiscal quarter that is two quarters before that fiscal quarter has declined in each case by 10% or more as compared to the "benchmark fiscal quarter" for that determination date, which is our sixth fiscal quarter preceding our most recently completed fiscal quarter before that determination date.

        If both conditions exist on any determination date, the restrictions on dividends will continue until at least one of the conditions does not exist on a determination date and our common stockholders' equity (minus identifiable intangible assets and goodwill and subject to certain other adjustments) has increased, or has declined by less than 10%, in either case as compared to its level at the end of the benchmark quarter for each dividend payment date as to which dividend restrictions were imposed under the second bullet point above. See "Description of the Preferred Stock—Restrictions on Declaration and Payment of Dividends" for more information on these restrictions.

Investors should not expect us to redeem the Preferred Stock on the date it first becomes redeemable or on any particular date after it becomes redeemable.

        The Preferred Stock is a perpetual equity security. The Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By its terms, the Preferred Stock may be redeemed by us at our option either in whole or in part on any dividend payment date occurring on or after the later of May 31, 2012 and the stock purchase date. Any decision we may make at any time to propose a redemption of the Preferred Stock will depend, among other things, upon our evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, as well as general market conditions at such time. Our right to redeem the Preferred Stock once issued is subject to two important limitations. Accordingly, investors should not expect us to redeem the Preferred Stock on the date it first becomes redeemable or on any particular date thereafter. First, any redemption of the Preferred Stock is subject to prior approval of the SEC. Moreover, unless the SEC authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with common stock or another series of non-cumulative perpetual preferred stock.

        There can be no assurance that the SEC will approve any redemption of the Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Preferred Stock without replacing the Preferred Stock with the common stock or another series of non-cumulative perpetual preferred stock, the SEC will authorize such redemption. We understand that the factors that the SEC will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Preferred Stock without replacing it with the common stock or another series of non-cumulative perpetual preferred stock, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations.

        Second, at or prior to initial issuance of the MCAPS, we are entering into the replacement capital covenant, which will limit our right to purchase the MCAPS and to redeem or purchase the Preferred Stock. In the replacement capital covenant, we covenant not to repay, redeem or purchase (1) the MCAPS, trust preferred securities or junior subordinated debentures prior to the stock purchase date or (2) the depositary shares or shares of Preferred Stock on or after the stock purchase date at any time thereafter, except in either case to the extent (i) that the total redemption or purchase price is equal to or less than the sum, as of the date of the redemption or purchase, of the aggregate net cash we or our subsidiaries have received (or in certain circumstances, the market value of common stock issued) during the 180 days prior to such date from the issuance and sale of our common stock or certain qualifying non-cumulative perpetual preferred stock satisfying the requirements of the replacement capital covenant or (ii) the MCAPS, the trust preferred securities, the junior subordinated debentures or the Preferred Stock are exchanged for at least an equal aggregate market value of common stock or liquidation preference of qualifying non-cumulative perpetual preferred stock. The replacement capital covenant does not restrict the redemption or purchase of the trust preferred securities on or after the stock purchase date.

        Our ability to raise proceeds from qualifying securities during the 180 days prior to a proposed redemption or purchase will depend on, among other things, market conditions at such time as well as the acceptability to prospective investors of the terms of such qualifying securities. Accordingly, there could be circumstances where we would wish to redeem or purchase some or all of the Preferred Stock and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain proceeds from qualifying securities sufficient for that purpose.

We have outstanding series of preferred stock that do not include restrictions on paying dividends and may pay dividends on such preferred stock at times when we are prohibited from paying dividends on the Preferred Stock, and may issue additional series of such preferred stock in the future.

        The certificate of designation for the Preferred Stock provides that other series of preferred stock that do not include the restrictions on dividends described under "Description of the Preferred Stock—Restrictions on Declaration and Payment of Dividends" but that otherwise ranks pari passu with the Preferred Stock will not be treated as ranking senior to the Preferred Stock. See "Description of the Shares—Restrictions on Declaration and Payment of Dividends." As a consequence, we could issue additional series of such preferred stock without receiving the prior vote or consent of holders of the Preferred Stock and if dividends as to a dividend period were not paid on the Preferred Stock, we would not be precluded from paying dividends on such preferred stock because of the required suspension of dividends on the Preferred Stock.

The Preferred Stock that you purchase on the stock purchase date may be worth less than the amount you pay for it.

        You must buy our depositary shares representing 1/100th of a share of Preferred Stock pursuant to the stock purchase contracts on the stock purchase date at a fixed price of $1,000 per depositary share. Although dividends will accrue on the Preferred Stock at a floating rate commencing on the later of the stock purchase date and May 31, 2012, the dividend rate was established at the time of this offering. Accordingly, adverse changes in our credit quality may cause the market value of the depositary share representing 1/100th of a share of Preferred Stock that you will purchase on the stock purchase date to be lower than the price per share that the stock purchase contracts require you to pay. Holders of MCAPS assume the entire risk that the market value of the depositary share representing 1/100th of a share of Preferred Stock purchased will be lower than the purchase price of the depositary share and that difference could be substantial.

The Preferred Stock is equity and is subordinate to our existing and future indebtedness.

        Shares of Preferred Stock are equity interests in Lehman Brothers Holdings and do not constitute indebtedness. As such, shares of Preferred Stock will rank junior to all indebtedness and other non-equity claims on Lehman Brothers Holdings with respect to assets available to satisfy claims on Lehman Brothers Holdings, including in a liquidation of Lehman Brothers Holdings. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Preferred Stock (1) dividends are payable only if declared by our board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds.

        Also, as a CSE, our ability to declare and pay dividends is dependent on certain federal regulatory considerations. Lehman Brothers Holdings has issued and outstanding debt securities under which we may defer interest payments from time to time, but in that case we would not be permitted to pay dividends on any of our capital stock, including the Preferred Stock, during the deferral period.

If we are deferring payments on our outstanding junior subordinated debt securities or the junior subordinated debentures or are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming the Preferred Stock.

        The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on the Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to our Preferred Stock, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated debt securities or at any time when we have deferred interest thereunder. The subordinated indenture governing the junior subordinated debentures will contain similar provisions.

Holders of the Preferred Stock will have limited voting rights.

        Holders of the Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders, except as required by law.

LEHMAN BROTHERS HOLDINGS INC.

        Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Lehman Brothers' global headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers, through predecessor entities, was founded in 1850.

        Lehman Brothers operates in three business segments: Capital Markets, Investment Banking and Investment Management.

        Capital Markets represents institutional client-flow activities, including prime brokerage, research, mortgage organization and securitization, secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a leading global market-maker in numerous equity and fixed income products, including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume and maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers' equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers' inventory of equity and fixed income products. The Capital Markets segment also includes proprietary activities and principal investing activities including investments in real estate, private equity and other long-term investments.

        Investment Banking provides advice to corporate, institutional and government clients throughout the world on mergers, acquisitions and other financial matters. Investment Banking also raises capital for clients by underwriting public and private offerings of debt and equity instruments. Investment Banking is made up of Advisory Services and Global Finance and is organized into global industry, product and geographic coverage groups. Advisory Services consists of mergers and acquisitions and restructuring. Global Finance includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

        Investment Management provides strategic investment advice and services to institutional and high net-worth clients on a global basis. Private Investment Management provides traditional brokerage services and comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and small and medium size institutional clients, leveraging all the resources of Lehman Brothers. Asset Management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions; it includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as our Private Equity business.

        Lehman Brothers Holdings Inc. was incorporated in Delaware on December 29, 1983. Our principal executive office is at 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000.

LEHMAN BROTHERS HOLDINGS TRUST VII

        Lehman Brothers Holdings Trust VII, or the "trust," is a statutory trust formed under the Delaware Statutory Trust Act, as amended, pursuant to a declaration of trust (the "declaration of trust") and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The certificate of trust and the declaration of trust are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain a copy of the declaration of trust by following the directions under "Where You Can Find More Information." The declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") upon effectiveness of the registration statement of which this prospectus is a part.

        The trust exists for the exclusive purpose of:

  •
  issuing trust preferred securities and the common securities issued concurrently to us by the trust, or "trust common securities," and together with the trust preferred securities, the "trust securities," representing beneficial interests in the trust;

  •
  investing the gross proceeds of the trust securities in the junior subordinated debentures;

  •
  holding the junior subordinated debentures; and

  •
  engaging in other activities that are directly related to the activities described above.

        We will own all of the trust common securities, either directly or indirectly. The trust common securities rank equally with the trust preferred securities and the trust will make payment on its trust securities pro rata, except that upon certain events of default under the declaration of trust relating to payment defaults on the junior subordinated debentures, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire trust common securities in an aggregate liquidation amount equal to $1,000.

        Pursuant to the declaration of trust, there are initially five trustees for the trust. Three of the trustees (the "regular trustees") are individuals who are employees or officers of or who are affiliated with us. The fourth trustee is a financial institution that is unaffiliated with us and is trustee for purposes of compliance with the provisions of the Trust Indenture Act (the "property trustee"). The fifth trustee is an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Currently U.S. Bank National Association acts as property trustee and U.S. Bank Trust National Association acts as Delaware Trustee until, in each case, it is removed or replaced by us as the holder of the trust common securities. For purposes of compliance with the Trust Indenture Act, U.S. Bank National Association acts as trustee under the trust guarantee (the "guarantee trustee").

        The property trustee will hold title to the junior subordinated debentures for the benefit of the trust and the holders of the trust preferred securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the junior subordinated debentures for the benefit of the trust and the holders of the trust preferred securities.

        U.S. Bank National Association, as the guarantee trustee, will hold the guarantee for the benefit of the holders of the trust preferred securities.

        We, as the direct or indirect holder of all the trust common securities, have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees, provided that there is always a Delaware trustee, a property trustee and at least one regular trustee. We will pay all fees and expenses related to the organization and operation of the trust (including any taxes (other than withholding taxes), duties, assessments or governmental charges of whatever nature imposed by the Unites States or any other domestic taxing authority upon the trust) and will be responsible for all debts and obligations of the trust (other than with respect to the trust preferred securities).

        For as long as the trust preferred securities remain outstanding, we have covenanted (i) to maintain direct or indirect 100% ownership of the trust common securities, (ii) to cause the trust to remain a statutory trust and not to voluntarily dissolve, except as permitted by the declaration of trust, (iii) to use our commercially reasonable efforts to ensure that the trust will not be an "investment company" that is required to be registered under the Investment Company Act and (iv) to take no action that would be reasonably likely to cause the trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

        The trust is perpetual, but may be dissolved earlier as provided in the declaration of trust. We, as the holder of all of the trust common securities, have the right to dissolve the trust at any time in our sole discretion.

        The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights are set forth in the declaration of trust and the Delaware Statutory Trust Act. See "Description of the Trust Preferred Securities." The declaration of trust also incorporates by reference the terms of the Trust Indenture Act.

        The location of the principal executive office of the trust is c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, and the trust's telephone number is (212) 526-7000. The office of the Delaware trustee of the trust is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801.

USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $            , after expenses and underwriting commissions. The trust will invest all of the proceeds from the sale of the trust preferred securities and the trust common securities in the junior subordinated debentures issued by us.

        We intend to use the net proceeds from this offering for general corporate purposes. See "Accounting Treatment; Regulatory Capital" concerning the qualification of the Normal MCAPS as the equivalent of "Tier 1" capital in an amount equal to the amount of this offering for purposes of its capital guidelines applicable to CSEs such as Lehman Brothers.

RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended November 30,					Three Months Ended February 28, 2007
	2002	2003	2004	2005	2006
Ratio of earnings to fixed charges	1.13	1.29	1.36	1.28	1.21	1.20
Ratio of earnings to combined fixed charges and preferred stock dividends	1.11	1.26	1.34	1.27	1.20	1.19

        For purposes of calculating both ratios, earnings are the sum of:

  •
  pre-tax earnings from continuing operations and

  •
  fixed charges (excluding capitalized interest);

        and fixed charges are the sum of:

  •
  interest cost, including capitalized interest; and

  •
  that portion of rent expense estimated to be representative of the interest factor.

The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

General

        The proceeds from the sale of the MCAPS will be allocated between the stock purchase contracts and the junior subordinated debentures in proportion to the fair market value of each at the date of the offering.

        Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities—an interpretation of ARB No. 51" ("FIN 46(R)") does not allow us to consolidate the trust in our financial statements. Accordingly, the junior subordinated debentures will be reflected on our consolidated statement of financial condition as long term borrowings, and interest payments thereon will be included as interest expense on our consolidated statement of income.

Regulatory Capital Treatment

  Regulatory Considerations

        As of December 1, 2005, Lehman Brothers became regulated by the SEC as a CSE. As such, Lehman Brothers is subject to group-wide supervision and examination by the SEC and, accordingly, we are subject to minimum capital requirements on a consolidated basis, and must comply with CSE rules on capital requirements that are generally consistent with the standards of the Basel Committee of Banking Supervision.

        For a discussion of the material elements of the regulatory framework applicable to Lehman Brothers and its subsidiaries which are subject to various securities, commodities and banking regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate, and specific information relevant to Lehman Brothers, please refer to Lehman Brothers's annual report on Form 10-K for the fiscal year ended November 30, 2006, and any subsequent reports we file with the SEC.

        Lehman Brothers's earnings are also affected by general economic conditions, our management policies and legislative action.

        There are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a substantive effect on Lehman Brothers's business and regulatory capital treatment.

  Regulatory Capital Treatment

        We expect that the SEC will treat the MCAPS as the equivalent of "Tier 1" capital in an amount equal to the amount of this offering for purposes of its capital guidelines applicable to CSEs such as Lehman Brothers. We also expect that, although the MCAPS will be the equivalent of "restricted core capital elements" for purposes of the SEC guidelines for CSEs prior to issuance of the Preferred Stock on the Stock Purchase Date, the MCAPS will be treated as the equivalent of "qualifying mandatory convertible securities" for purposes of those guidelines, with the consequence that the MCAPS, taken together with other equivalent "restricted core capital elements" that in the aggregate are limited to 15% of equivalent "Tier 1" capital, will be subject to a separate sub-limit of 25% of equivalent "Tier 1" capital under the capital adequacy guidelines of the SEC applicable to CSEs such as Lehman Brothers.

DESCRIPTION OF THE MCAPS

        The following is a summary of the terms of the MCAPS. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of all of the material terms of the MCAPS but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described below under "Where You Can Find More Information."

General

        We will issue the MCAPS under the stock purchase contract agreement (the "stock purchase contract agreement") between us and each holder of MCAPS, acting through U.S. Bank National Association, which we refer to as the "stock purchase contract agent." The MCAPS may be either Normal MCAPS or Treasury MCAPS. Unless indicated otherwise, "MCAPS" will include both Normal MCAPS and Treasury MCAPS. The MCAPS initially will consist of    Normal MCAPS, each with a stated amount of $1,000.

Normal MCAPS

        Each Normal MCAPS will consist of a unit composed of:

  (a)
  a stock purchase contract under which:

  (1)
  you will agree to purchase from us, and we will agree to sell to you, on the stock purchase date, for $1,000 in cash, one depositary share representing 1/100th ownership interest in a share of our Non-Cumulative Perpetual Preferred Stock, Series H, $100,000 liquidation preference per share (the "Preferred Stock"), as described below under "Description of the Stock Purchase Contracts—Purchase of Depositary Shares." The stock purchase date is expected to be May 31, 2012 (or, if such day is not a business day, the next business day), but could be (i) moved to an earlier date in the circumstances described below under "Description of the Stock Purchase Contracts—Early Remarketing" or (ii) deferred for quarterly periods until as late as May 31, 2013 (or, if such day is not a business day, the next business day) if the prior remarketing attempts are not successful, as described below under "Description of the Trust Preferred Securities—Remarketing";

  (2)
  we will pay you semiannual contract payments at an annual rate of    % of the stated amount of $1,000 per stock purchase contract, subject to our right to defer these payments; and

  (b)
  a remarketable trust preferred security of the trust with an initial liquidation amount of $1,000. Each trust preferred security represents an undivided beneficial ownership interest in the assets of the trust. The property trustee of the trust will hold legal title to the assets. The trust's assets consist solely of our junior subordinated debentures due 2043, which we refer to as the "junior subordinated debentures." Until the remarketing settlement date, unless we otherwise defer such payments, we will make semiannual interest payments on the junior subordinated debentures at the annual rate of    % per year, and the trust will pass through such interest payments when received as distributions on the trust preferred securities. Upon a successful remarketing, interest on the junior subordinated debentures will be reset and will accrue at a Reset Rate as described below.

        The purchase price of each Normal MCAPS will be allocated between the related stock purchase contract and the related trust preferred securities in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each trust preferred security will be $1,000 and the fair market value of each stock purchase contract will be $0.

This position generally will be binding on each beneficial owner of each MCAPS but not on the Internal Revenue Service.

        As long as an MCAPS is in the form of a Normal MCAPS, your trust preferred securities and their proceeds forming a part of the Normal MCAPS will be pledged to us through the collateral agent, to secure your obligation to purchase depositary shares under the related stock purchase contract.

Creating Treasury MCAPS

        Other than during the periods described below, you will have the right to substitute qualifying treasury securities for the related trust preferred securities held by the collateral agent, in each case, having an aggregate principal amount at maturity equal to the liquidation amount of the trust preferred securities for which they are substituted. Upon any such exchange, you will receive $1,000 liquidation amount of Treasury MCAPS and the related trust preferred securities free of the pledge to secure your obligations under the stock purchase contract, and you will be able to trade them separately, although they will not be listed on any stock exchange unless we decide to list them.

        You will be able to exercise this right on any business day until the stock purchase date, other than (1) on a day in February, May, August or November that is on or after the 15th day of the month through the last day of the month (or the next business day if the last day is not a business day) or (2) from 3:00 P.M., New York City time, on the second business day before the beginning of any remarketing period and until the business day after the end of that remarketing period. You will also not be able to exercise this right at any time after a successful remarketing. We refer to periods during which exchanges are permitted as "exchange periods."

        Each "Treasury MCAPS" will be a unit consisting of:

  •
  a stock purchase contract; and

  •
  a qualifying treasury security having a principal amount of $1,000 and maturing at least one business day prior to the next succeeding February 28, May 31, August 31 or November 30 (each such date a "quarterly date").

        On each distribution date (or as promptly thereafter as the collateral agent and the paying agent determine to be practicable), each holder of Treasury MCAPS will receive a contract payment (unless we have chosen to defer such payments). In addition, on each quarterly date, each holder will be entitled to receive excess proceeds distributions consisting of the excess of the principal amount at maturity of the qualifying treasury securities over the cost of replacing them with new qualifying treasury securities. We refer to these distributions as "excess proceeds distributions."

        To create the Treasury MCAPS, you must deposit with the collateral agent $1,000 principal amount of qualifying treasury securities for each $1,000 liquidation amount of Normal MCAPS to be exchanged, transfer your Normal MCAPS to the transfer agent and deliver the required notice, as described below under "—Exchange Procedures."

  Qualifying Treasury Securities

        In order to determine what U.S. treasury security is the qualifying treasury security during any exchange period, the collateral agent will, for each February 28, May 31, August 31 and November 30, commencing on May 31, 2007 and ending on the stock purchase date or the earlier termination of the stock purchase contracts, or if any such day is not a business day, the immediately succeeding business day, identify:

  •
  the 13-week treasury bill that matures at least one but not more than six business days prior to that quarterly date; or

  •
  if no 13-week treasury bill that matures on at least one but more than six business days prior to that quarterly date is or is scheduled to be outstanding or is available in a sufficient principal amount on the immediately preceding quarterly date, the 26-week treasury bill that matures at least one but not more than six business days prior to that quarterly date; or

  •
  if neither of such treasury bills is or is scheduled to be outstanding or is available in a sufficient principal amount on the immediately preceding quarterly date, any other treasury security (which may be a zero coupon treasury security) that is outstanding on the immediately preceding quarterly date, is highly liquid and matures at least one business day prior to that quarterly date; provided that any treasury security identified pursuant to this clause shall be selected in a manner intended to minimize the cash value of the security selected.

        The collateral agent shall use commercially reasonable efforts to identify the security meeting the foregoing criteria for each quarterly date promptly after the Department of the Treasury makes the schedule for upcoming auctions of U.S. treasury securities publicly available and shall, to the extent that a security previously identified with respect to any quarterly date is no longer expected to be outstanding on the immediately preceding quarterly date, identify another security meeting the foregoing criteria for such quarterly date. The security most recently identified by the collateral agent with respect to any quarterly date shall be the "qualifying treasury security" with respect to the period from and including its date of issuance (or if later, the date of maturity of the qualifying treasury security with respect to the immediately preceding quarterly date) to but excluding its date of maturity, and the collateral agent's identification of a security as a qualifying treasury security for such period shall be final and binding for all purposes absent manifest error. You will be able to obtain the issue date, the maturity date and, when available, the CUSIP number of the treasury bills or other U.S. treasury securities that are qualifying treasury securities for the current exchange period from the collateral agent by calling (212) 815-8840. Since this information is subject to change from time to time, holders should confirm this information prior to purchasing or delivering U.S. treasury securities in connection with any exchange of Normal MCAPS for Treasury MCAPS.

        Each qualifying treasury security delivered to the collateral agent in connection with any exchange of Normal MCAPS and qualifying treasury securities for Treasury MCAPS and trust preferred securities, and each qualifying treasury security purchased by the collateral agent with the proceeds of any maturing qualifying treasury security, will be pledged to us through the collateral agent to secure your obligation to purchase depositary shares representing the Preferred Stock under the corresponding stock purchase contracts. In purchasing qualifying treasury securities, the collateral agent will solicit offers from at least three U.S. government securities dealers, one of which may be The Bank of New York or an affiliate of The Bank of New York, which also acts as our collateral agent, and will accept the lowest offer so long as at least two offers are available. The collateral agent shall have no liability to the trust, any trustee or any holder of the MCAPS in connection with the purchase of qualifying treasury securities in the absence of gross negligence or willful misconduct.

  Exchange Procedures

        To exchange Normal MCAPS and qualifying treasury securities for Treasury MCAPS and trust preferred securities, for each Normal MCAPS you must:

  •
  deposit with the collateral agent U.S. treasury securities that are qualifying treasury securities on the date of deposit, in a principal amount of $1,000, which you must purchase on the open market at your expense unless you already own them;

  •
  transfer the Normal MCAPS to the stock purchase contract agent, accompanied by a notice stating that you have (1) deposited the appropriate qualifying treasury securities with the collateral agent, requesting the delivery to you of Treasury MCAPS and trust preferred securities.

        Upon the deposit, and receipt of an instruction from the stock purchase contract agent, the collateral agent will release the trust preferred securities corresponding to the exchanged Normal MCAPS from the pledge under the collateral agreement, free and clear of our security interest. You will own the related trust preferred securities released to you unencumbered by the security interest created under the collateral agreement and they may be traded separately from the resulting Treasury MCAPS.

Recreating Normal MCAPS

        If you hold Treasury MCAPS you will have the right, at any time during an exchange period, to recreate Normal MCAPS by substituting for the related qualifying treasury securities held by the collateral agent trust preferred securities having a liquidation amount equal to the aggregate principal amount at stated maturity of the qualifying treasury securities for which substitution is being made.

        Each of these substitutions will recreate Normal MCAPS, and the applicable qualifying treasury securities will be released to the holder unencumbered by the security interest created under the collateral agreement and may be traded separately from the Normal MCAPS.

        To recreate a Normal MCAPS, you must:

  •
  deposit with the collateral agent trust preferred securities with a $1,000 liquidation amount, which you must purchase at your expense unless otherwise owned by you; and

  •
  transfer Treasury MCAPS certificates to the stock purchase contract agent; accompanied by a notice stating that you are (1) depositing trust preferred securities with a $1,000 liquidation amount with the collateral agent in substitution for the pledged treasury securities, (2) requesting the release to you of the pledged treasury security relating to the Treasury MCAPS.

        Upon the deposit and receipt of an instruction from the stock purchase contract agent, the collateral agent will release the related qualifying treasury securities from the pledge under the collateral agreement, free and clear of our security interest, to the stock purchase contract agent. The stock purchase contract agent will then cancel the Treasury MCAPS, transfer the related treasury security to you, and deliver the recreated Normal MCAPS to you.

        The substituted trust preferred securities and their proceeds will be pledged to us through the collateral agent to secure your obligation to purchase depositary shares representing the Preferred Stock under the related stock purchase contracts.

Current Payments

        Subject to the deferral provisions described below, until the stock purchase date, holders of Normal MCAPS will be entitled to receive semiannual contract payments payable by us at an annual rate of    % on the stated amount of $1,000 per Normal MCAPS and distributions from the trust calculated at an annual rate of    % on the trust preferred securities.

        Subject to the deferral provisions described below, until the stock purchase date, holders of Treasury MCAPS will be entitled to receive semiannual contract payments payable by us at the annual rate of    % on the stated amount of $1,000 per Treasury MCAPS and quarterly excess proceeds distributions, if any. For as long as they hold the separate trust preferred securities, the holders of the Treasury MCAPS will continue to receive the scheduled semiannual distribution on the trust preferred securities that were released to them when the Treasury MCAPS were created, subject to our right to defer interest payments on the junior subordinated debentures underlying the trust preferred securities.

        We may defer the contract payments until no later than the stock purchase date as described below under "Description of the Stock Purchase Contracts—Option to Defer Contract Payments."

Deferred contract payments will accrue interest until paid, compounded on each distribution date, at the rate per annum initially applicable to the junior subordinated debentures. If we elect not to pay any deferral contract payments on the stock purchase contracts, then we will pay the deferred contract payments in additional subordinated notes with a principal amount equal to the aggregate amount of deferred contract payments as of the stock purchase date.

        We may also defer cash payments of interest on the junior subordinated debentures that are owned by the trust, in which case the deferred amounts will accrue additional interest at the applicable rate then borne by the junior subordinated debentures. As a consequence, the trust will accumulate corresponding distributions on the trust preferred securities during the deferral period. Deferred distributions to which you are entitled will accrue interest, compounded semiannually, from the relevant payment date for distributions during any deferral period, at the rate borne by the junior subordinated debentures at such time, to the extent permitted by applicable law. During any period that we are deferring contract payments or interest on the junior subordinated debentures (and, accordingly, the trust is accumulating distributions on the trust preferred securities) that are otherwise payable in cash, we will be restricted from making certain payments, including declaring or paying any dividends or making any distributions on shares of our capital stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock, as described under "Description of the Junior Subordinated Debentures—Restrictions on Certain Payments."

        Our obligation to pay contract payments will be subordinate and junior in right of payment to all our senior debt, to the same extent as our obligations under our junior subordinated debentures, as described under "Description of the Junior Subordinated Debentures." The ability of the trust to make the distributions on the trust preferred securities is dependent solely upon the receipt of corresponding payments from us on the junior subordinated debentures. Our obligations under the junior subordinated debentures are similarly subordinate and junior in right of payment to all our senior debt.

Absence of Rights with Respect to Preferred Stock

        Holders of stock purchase contracts forming part of the Normal MCAPS or Treasury MCAPS, in their capacities as holders of those securities, will have no voting or other rights in respect of depositary shares or the Preferred Stock represented thereby until the stock purchase date.

Listing of the Securities

        The MCAPS will not be listed on a stock exchange or quoted on an automated interdealer quotation system. We intend to apply to list the depositary shares on the New York Stock Exchange and expect, if the application is approved, trading to begin within 30 days after the stock purchase date.

Miscellaneous

        We or our affiliates may from time to time purchase any MCAPS that are then outstanding by tender, in the open market or by private agreement, subject to the replacement capital covenant.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS

        The following is a summary of some of the terms of the stock purchase contract agreement, the stock purchase contracts and the collateral agreement. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the stock purchase contract agreement, the stock purchase contracts and the collateral agreement but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described above under "Where You Can Find More Information."

Purchase of Depositary Shares

        Each stock purchase contract underlying an MCAPS will obligate you to purchase, and us to sell, one depositary share representing 1/100th of a share of Preferred Stock on the stock purchase date for $1,000 in cash. The stock purchase date is expected to be May 31, 2012, but could (1) occur on an earlier date if an early remarketing event (as described in "Description of the Junior Subordinated Debentures—Remarketing—Early Remarketing") occurs or (2) be deferred for quarterly periods until as late as May 31, 2013 (or if such day is not a business day, the next business day) if the first four quarterly remarketing attempts are not successful. The stock purchase date will be the remarketing settlement date, or if the fifth remarketing attempt is not successful, then the third business day after the expiration of such fifth unsuccessful remarketing period. For example, if no early remarketing event has occurred and each successive quarterly remarketing is not successful, the stock purchase date would then be on May 31, 2013 (or if any such day is not a business day, on the next business day).

        On the stock purchase date, you will satisfy your obligation to purchase the depositary shares for $1,000 per MCAPS. Unless an event described under "—Termination" has occurred, the settlement of the stock purchase contracts will occur as follows:

  •
  if you hold Normal MCAPS and there has been a successful remarketing, $1,000 per Normal MCAPS of the net cash proceeds from the remarketing automatically will be applied to satisfy in full your obligation to purchase depositary shares under the stock purchase contracts;

  •
  if you hold Normal MCAPS and you elected not to participate in the remarketing, as described below, the qualifying treasury securities you deposited or their net cash proceeds will be applied to satisfy in full your obligation to purchase depositary shares under the stock purchase contracts;

  •
  if you hold Treasury MCAPS, the net cash proceeds, when paid at maturity, of the qualifying treasury securities forming part of the Treasury MCAPS or their proceeds automatically will be applied to satisfy in full your obligation to purchase depositary shares under the stock purchase contracts; and

  •
  if you hold Normal MCAPS and there has been a failed remarketing, we will exercise our rights as a secured party in accordance with applicable law, including without limitation disposition of the trust preferred securities or their proceeds, and apply the trust preferred securities or their proceeds against your obligation to purchase depositary shares under the stock purchase contracts.

        In any event, depositary shares representing a 1/100th ownership interest in a share of Preferred Stock will then be issued and delivered to you or your designee, upon presentation and surrender of the certificate evidencing the MCAPS and payment by you of any transfer or similar taxes payable in connection with the issuance of depositary shares to any person other than you.

Remarketing

        We, through the remarketing agent, will attempt to remarket the trust preferred securities (or, if the junior subordinated debentures are no longer held by the trust, the junior subordinated debentures) in a process we call "remarketing." The periods during which a remarketing will occur, or "remarketing periods," will each consist of five consecutive business days beginning on the seventh business day prior to May 31, 2012, August 31, 2012, November 30, 2012, February 28, 2013 and May 31, 2013 (or if any such day is not a business day, the immediately preceding business day), unless an early remarketing event has occurred, and continuing until the fifth such period or the earlier settlement of a successful remarketing. A successful remarketing will settle on the date, or "remarketing settlement date," that is the third business day after the last day of the relevant remarketing period. If a successful remarketing occurs, the stock purchase date will occur on the remarketing settlement date (or if such day is not a business day, the next business day). For a detailed description of the remarketing procedures, see "Description of the Junior Subordinated Debentures—Remarketing."

        On any day other than the last day of a remarketing period, we will have the right, in our absolute discretion and without prior notice to the holders of the MCAPS, to postpone the remarketing until the following business day.

        If the remarketing agent is unable to remarket the trust preferred securities for settlement on or before May 31, 2013 (or if such day is not a business day, the immediately preceding business day) or the fifth scheduled remarketing settlement date in the case of an early remarketing, a "failed remarketing" will be deemed to have occurred. In that case:

  •
  If you hold trust preferred securities as a component of Normal MCAPS, we will exercise our rights as a secured party with respect to the pledged securities under the collateral agreement and, subject to applicable law, sell them in one or more private sales or retain the pledged securities and apply them or their proceeds against your obligation to us under the stock purchase contract. In either case, your obligations under the stock purchase contracts would be satisfied in full.

  •
  We will issue additional subordinated notes in the amount of any accrued and unpaid interest on the junior subordinated debentures as of the stock purchase date to the trust, which will in turn distribute such notes to the holders of Normal MCAPS.

        We will cause notice of any unsuccessful remarketings and of a failed remarketing to be made publicly available.

        We will covenant in the stock purchase agreement to use our commercially reasonable efforts to effect the remarketing of the trust preferred securities as described in this prospectus.

        If an early remarketing event occurs, as described below under "Early Remarketing Event," the remarketing process will be moved up such that the first remarketing period will begin on the seventh business day prior to the next February 28, May 31, August 31 or November 30, or if any such day is not a business day, the preceding business day, that is at least 30 days after the occurrence of such early remarketing event.

        For a detailed description of the terms and conditions of an early remarketing, see "Description of the Junior Subordinated Debentures—Remarketing."

Notice to Settle with Treasury Securities

        If you hold Normal MCAPS and elect not to participate in the remarketing, you must settle the related stock purchase contract with separate qualifying treasury securities. To do so, you must notify the stock purchase contract agent by presenting and surrendering the certificate evidencing the Normal MCAPS at the offices of the stock purchase contract agent with the form of "Notice to Settle by

Separate Treasury Securities" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding the beginning of any remarketing period and delivering qualifying treasury securities having a principal amount equal to the purchase price under the related stock purchase contracts to the collateral agent on or prior to 5:00 p.m., New York City time, on the first business day immediately preceding the beginning of a remarketing period.

        If the trust preferred securities are successfully remarketed and you have settled your stock purchase contract with separate qualifying treasury securities, the collateral agent will promptly return the trust preferred securities to you and, if you have retained the separate trust preferred securities, you will receive cash distributions on the separate trust preferred securities in accordance with their remarketed terms.

        If you have given notice of your intention to settle the related stock purchase contract with separate qualifying treasury securities but fail to deliver the qualifying treasury securities to the collateral agent on the first business day immediately preceding the beginning of a remarketing period, the trust preferred securities underlying your Normal MCAPS will be included in the remarketing of the trust preferred securities.

        If you have given notice and delivered the qualifying treasury securities but the remarketing is unsuccessful, the collateral agent will promptly return the qualifying treasury securities to you, and the trust preferred securities will remain pledged to secure your obligations under the stock purchase contracts.

        If a failed remarketing is deemed to have occurred, we will exercise our rights as a secured party with respect to your qualifying treasury securities that have been pledged to secure your obligation under the stock purchase contracts and your obligation under the stock purchase contracts will be deemed to be satisfied in full.

Contract Payments

        We will make periodic contract payments, or "contract payments," on the stock purchase contracts at the rate of    % per annum of the stated amount of $1,000 per stock purchase contract. Contract payments will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Contract payments will accrue from the original issue date of the Normal MCAPS and, subject to our right to defer contract payments described below, will be payable on each distribution date through the stock purchase date. If any distribution date is not a business day, then payment of the contract payments payable on that date will be made on the next business day, and no interest or payment will be paid in respect of the delay.

        Contract payments will be payable to the holders of stock purchase contracts as they appear on the books and records of the stock purchase contract agent at the close of business on the relevant record dates, which will be on the 15th day of the month in which the relevant payment date falls. These distributions will be paid through the stock purchase contract agent, who will hold amounts received in respect of the contract payments for the benefit of the holders of the MCAPS. Subject to any applicable laws and regulations, each such payment will be made as described under "Book-Entry System."

        Our obligations with respect to contract payments will be subordinate and junior in right of payment to our obligations under any of our senior debt to the same extent as the junior subordinated debentures. The stock purchase contracts do not limit our incurrence of indebtedness, including senior debt. No contract payments may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

Option to Defer Contract Payments

        We may, at our option, and will at the direction of the SEC in its role as our consolidated supervisor as a CSE, defer contract payments on the corresponding stock purchase contracts at any time or from time to time. If we defer contract payments we will provide prior written notice to holders of MCAPS and the stock purchase contract agent. We may elect to defer contract payments on more than one occasion. Deferred contract payments will accrue interest until paid, compounded on each distribution date at the rate per annum originally applicable to the junior subordinated debentures. If we elect or are directed by the SEC to defer the payment of contract payments and such deferral is continuing on the stock purchase date, then we will pay the deferred contract payments in additional subordinated notes. If the stock purchase contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us or upon the redemption of the trust preferred securities due to a capital treatment event, a tax event or a rating agency event, your right to receive contract payments, including any deferred contract payments, also will terminate.

        If we elect or are directed by the SEC to defer contract payments, then, until the deferred contract payments have been paid in cash or any additional subordinated notes we issue in respect of deferred contract payments have been repaid in full, we will not make any of the payments that we would be prohibited from taking during a deferral of interest payments on the junior subordinated debentures as described under "Description of the Junior Subordinated Debentures—Restrictions on Certain Payments."

Termination

        Our and your rights and obligations under the stock purchase contracts, including the right and obligation to purchase depositary shares and the right to receive any deferred contract payments, will immediately and automatically terminate, without any further action, upon the termination of the stock purchase contracts as a result of our bankruptcy, insolvency or reorganization or the redemption of the junior subordinated debentures prior to the stock purchase date upon the occurrence of a tax event, capital treatment event or rating agency event as described under "Description of the Junior Subordinated Debentures—Redemption." In the event of a termination of the stock purchase contracts as a result of our bankruptcy, insolvency or reorganization or a redemption of the junior subordinated debentures prior to the stock purchase date upon the occurrence of a tax event, capital treatment event or rating agency event, you will not have a claim in bankruptcy under the stock purchase contracts with respect to our issuance of depositary shares or the right to receive contract payments.

        Upon any termination, the collateral agent will release the aggregate liquidation amount of the trust preferred securities or the aggregate principal amount of qualifying treasury securities, as the case may be, held by it to the stock purchase contract agent for distribution to the holders of MCAPS. Upon any termination as a result of our bankruptcy, insolvency or reorganization, however, the release and distribution may be subject to the automatic stay under Section 362 of the U.S. Bankruptcy Code or any court-ordered stay, and claims arising out of the trust preferred securities, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court. In the event that we become the subject of a case under the U.S. Bankruptcy Code, a delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code or any court-ordered stay and continue until the automatic stay has been lifted in accordance with applicable bankruptcy law and procedures.

Pledged Securities and the Collateral Agreement

        Your trust preferred securities and the qualifying treasury securities, also referred to as the "pledged securities," will be pledged to the collateral agent for our benefit, pursuant to the collateral agreement, to secure your obligations to purchase the depositary shares under the stock purchase contracts. Your rights to the pledged securities will be subject to our security interest created by the collateral agreement. The aggregate liquidation amount of pledged trust preferred securities and qualifying treasury securities constituting pledged securities, together with the amount of any proceeds of qualifying treasury securities held by the collateral agent for reinvestment in additional qualifying treasury securities, must always equal at least the purchase price of the Preferred Stock under the stock purchase contracts. Accordingly, pledged securities may not be withdrawn from the pledge arrangement except:

  •
  to substitute qualifying treasury securities for trust preferred securities in connection with an exchange of Normal MCAPS for Treasury MCAPS and trust preferred securities, as provided for under "Description of the MCAPS—Creating Treasury MCAPS";

  •
  to substitute trust preferred securities for qualifying treasury securities in connection with an exchange of Treasury MCAPS and trust preferred securities for Normal MCAPS, as provided for under "Description of the MCAPS—Recreating Normal MCAPS"; or

  •
  upon the termination of the stock purchase contracts.

        Subject to the security interest and the terms of the collateral agreement, each holder of Normal MCAPS will be entitled through the stock purchase contract agent and the collateral agent to all of the proportional rights of the related trust preferred securities, including voting and redemption rights, and their proceeds. Each holder of Treasury MCAPS will retain beneficial ownership of the related qualifying treasury securities pledged in respect of the related stock purchase contracts. We will have no interest other than our security interest in the pledged securities.

        Except as described in "Certain Other Provisions of the Stock Purchase Contracts, the Stock Purchase Contract Agreement and the Collateral Agreement," the collateral agent will, upon receipt, if any, of payments on the pledged securities (except to the extent it applies the proceeds at maturity of any qualifying treasury securities to purchase replacement qualifying treasury securities), distribute the payments to the stock purchase contract agent, which will in turn distribute those payments to the persons in whose names the related MCAPS are registered at the close of business on the record date immediately preceding the date of payment.

        By acceptance of the MCAPS, you will be deemed to have:

  •
  irrevocably agreed to be bound by the terms and provisions of the related stock purchase contracts and the collateral agreement and to have agreed to perform its obligations thereunder for so long as you remain a holder of the MCAPS, and

  •
  duly appointed the stock purchase contract agent as your attorney-in-fact to enter into and perform the related stock purchase contracts and collateral agreement on your behalf and in your name.

        In addition, as a beneficial owner of the MCAPS, by acceptance of the beneficial interest therein, you will be deemed to have agreed to treat for all U.S. federal income tax purposes:

  •
  yourself as the owner of the stock purchase contracts and the related trust preferred securities or the qualifying treasury securities, as the case may be, and

  •
  the junior subordinated debentures as our indebtedness for all U.S. federal income tax purposes.

CERTAIN OTHER PROVISIONS OF THE STOCK PURCHASE CONTRACTS, THE STOCK PURCHASE CONTRACT AGREEMENT AND THE COLLATERAL AGREEMENT

        The following is a summary of certain other provisions of the stock purchase contracts, the stock purchase contract agreement and the collateral agreement. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of certain other provisions of the stock purchase contract agreement and the collateral agreement but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described above under "Where You Can Find More Information."

No Consent to Assumption

        Holders of MCAPS, by acceptance of MCAPS, will under the terms of the stock purchase contract agreements expressly withhold any consent to the assumption (i.e., affirmance) of the stock purchase contracts and the MCAPS, as applicable, by us or our trustee if we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

        We covenant in the stock purchase contract agreement that we will not merge or consolidate with, or transfer or lease all or substantially all of our assets to, any person or entity, unless:

  •
  either (1) we are the continuing corporation or (2) the successor corporation, if other than us, is a U.S. corporation and expressly assumes our obligations under the stock purchase contracts, the stock purchase contract agreement, the collateral agreement, the declaration of trust, the subordinated indenture for the junior subordinated debentures, the depositary agreement, the guarantee and the remarketing agreement;

  •
  the successor entity is not, immediately after the merger, consolidation, transfer or lease, in default of its payment obligations under the stock purchase contracts, the stock purchase contract agreement, the collateral agreement, the declaration of trust or the remarketing agreement or in material default in the performance of any other covenants under these agreements; and

  •
  the successor entity reserves sufficient authorized and unissued shares of preferred stock having substantially the same terms and conditions as the Preferred Stock, such that the holders of MCAPS will receive, on the stock purchase date, preferred stock having substantially the same rights as the Preferred Stock that they would have received had such merger, consolidation or other transaction not occurred.

Modification

        The stock purchase contract agreement and the collateral agreement will contain provisions permitting us, the stock purchase contract agent or the collateral agent, as the case may be, to modify the stock purchase contract agreement or the collateral agreement without the consent of the holders for any of the following purposes:

  •
  to evidence the succession of another person to our obligations,

  •
  to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements,

  •
  to evidence and provide for the acceptance of appointment of a successor stock purchase contract agent or a successor collateral agent or securities intermediary,

  •
  to cure any ambiguity or to correct or supplement any provisions that may be inconsistent,

  •
  to make any modifications in order for the stock purchase contracts, the stock purchase contract agreement or the collateral agreement to conform to this prospectus, and

  •
  to make any other modifications that do not adversely affect the interest of the holders in any material respect.

        The stock purchase contract agreement and the collateral agreement will contain provisions permitting us and the stock purchase contract agent, and in the case of the collateral agreement, the collateral agent, with the consent of the holders of not less than a majority of the stock purchase contracts at the time outstanding, to modify the terms of the stock purchase contracts, the stock purchase contract agreement or the collateral agreement. However, no such modification may, without the consent of the holder of each outstanding stock purchase contract affected by the modification,

  •
  change any payment date,

  •
  change the amount or type of pledged securities related to the stock purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder's rights in or to the pledged securities,

  •
  reduce any contract payments or change the place or currency of payment,

  •
  impair the right to institute suit for the enforcement of the stock purchase contract or payment of any contract payments,

  •
  reduce the number of depositary shares purchasable under the stock purchase contract, increase the price to purchase depositary shares upon settlement of the stock purchase contract or change the stock purchase date, or

  •
  reduce the above-stated percentage of outstanding stock purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the stock purchase contracts, the stock purchase contract agreement or the collateral agreement.

        If any amendment or proposal referred to above would adversely affect only the Normal MCAPS or the Treasury MCAPS, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

Title

        We, the stock purchase contract agent and the collateral agent may treat the registered owner of any MCAPS as the absolute owner of the MCAPS for the purpose of making payment and settling the related stock purchase contracts and for all other purposes.

Replacement of Certificates

        We do not expect to issue to investors any physical certificate evidencing the MCAPS. See "Book-Entry System." However, in the event that physical certificates have been issued, any mutilated MCAPS certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the stock purchase contract agent. MCAPS certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the stock purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the stock purchase contract agent. In the case of a destroyed, lost or stolen MCAPS certificate, an indemnity satisfactory to the stock purchase contract agent and us may be required at the expense of the holder of the MCAPS evidenced by the certificate before a replacement will be issued.

        Notwithstanding the foregoing, we will not be obligated to issue any MCAPS certificates on or after the business day immediately preceding the stock purchase date (or after early remarketing) or after the stock purchase contracts have terminated. The stock purchase contract agreement will provide that, in lieu of the delivery of a replacement MCAPS certificate following the stock purchase date, the stock purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the depositary shares issuable pursuant to the stock purchase contracts included in the MCAPS evidenced by the certificate or, if the stock purchase contracts have terminated prior to the stock purchase date, transfer the pledged securities included in the MCAPS evidenced by the certificate.

Information Concerning the Stock Purchase Contract Agent

        U.S. Bank National Association initially will be the stock purchase contract agent under the stock purchase contract agreement. The stock purchase contract agent will act as the agent for the holders of the MCAPS from time to time. The stock purchase contract agreement will not obligate the stock purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the MCAPS or the stock purchase contract agreement.

        The stock purchase contract agreement will contain provisions limiting the liability of the stock purchase contract agent. The stock purchase contract agreement will contain provisions under which the stock purchase contract agent may resign or be replaced. Any such resignation or replacement would be effective upon the acceptance of appointment by a successor.

Information Concerning the Collateral Agent and Securities Intermediary

        The Bank of New York initially will be the collateral agent and securities intermediary under the collateral agreement.

        In its capacity as collateral agent, The Bank of New York will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the MCAPS, except for the obligations owed by a pledgee of property to the owner of the property under the collateral agreement and applicable law.

        All property delivered to the securities intermediary pursuant to the stock purchase contract agreement or the collateral agreement will be credited to a collateral account established by the securities intermediary for the collateral agent. The securities intermediary will treat the stock purchase contract agent as entitled to exercise all rights relating to any financial asset credited to such collateral account, subject to the provisions of the collateral agreement.

        The collateral agreement will contain provisions limiting the liability of the collateral agent and securities intermediary and provisions under which they may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

Governing Law

        The stock purchase contract agreement, the stock purchase contracts and the collateral agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Miscellaneous

        Should you elect to substitute the related pledged securities, create Treasury MCAPS or recreate Normal MCAPS, you will be responsible for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we will not be responsible for any of those fees or expenses.

        The stock purchase contract agreement will provide that we will pay all fees and expenses other than underwriters' expenses related to the offering of the MCAPS, including the fees and expenses of the stock purchase contract agent and the fees and expenses relating to the enforcement by the stock purchase contract agent of the rights of the holders of the MCAPS.

        The collateral agreement will provide that we will pay all fees and expenses related to the retention of the collateral agent and securities intermediary.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        The following is a summary of some of the terms of the trust preferred securities. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the trust preferred securities but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described above under "Where You Can Find More Information."

General

        The trust preferred securities will be issued pursuant to the declaration of trust and will represent remarketable preferred securities of Lehman Brothers Holdings Capital Trust VII, a Delaware statutory trust. The property trustee, U.S. Bank National Association, will act as trustee for the trust preferred securities under the declaration of trust for purposes of compliance with the provisions of the Trust Indenture Act. The trust preferred securities will have an initial liquidation amount of $1,000 per trust preferred security and will be mandatorily redeemable for their liquidation amount upon the redemption or maturity of the related junior subordinated debentures (initially June 1, 2043, but subject to change as described below under "—Remarketing"). The terms of the trust preferred securities will include those stated in the trust preferred securities, those stated in the declaration of trust, including any amendments thereto, and those made part of the declaration of trust through incorporation by reference to the Trust Indenture Act and the Delaware Statutory Trust Act.

        In addition to the trust preferred securities, the declaration of trust authorizes the regular trustees of the trust to issue the trust common securities on behalf of the trust. These trust securities represent undivided beneficial ownership interests in the assets of the trust. We will own directly or indirectly all of the trust common securities. The trust common securities rank on a parity with, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis with, the trust preferred securities except as set forth below under "—Ranking of Trust Common Securities." During the continuance of an event of default under the subordinated indenture for the junior subordinated debentures, the rights of the holders of the trust common securities to receive periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. The declaration of trust does not permit the trust to issue any securities other than the trust common securities and the trust preferred securities or to incur any indebtedness.

        The trust will initially own all of our junior subordinated debentures, which are purchased by the trust for the benefit of the holders of the trust preferred securities. The payment of distributions out of money held by the trust, and payments upon redemption of the trust preferred securities or liquidation of the trust, are guaranteed by us to the extent described under "Description of the Guarantee." The guarantee, when taken together with our obligations under the junior subordinated debentures and the subordinated indenture and our obligations under the declaration of trust, including our obligations to pay the costs, expenses, debts and liabilities of the trust, other than with respect to the trust common securities and the trust preferred securities, has the effect of providing a full and unconditional guarantee by us of amounts due on the trust preferred securities. U.S. Bank National Association, as the guarantee trustee, will hold the guarantee for the benefit of the holders of the trust preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the trust preferred securities is to vote to direct the property trustee to enforce the property trustee's rights under the junior subordinated debentures.

Distributions

        Subject to the deferral provisions described below, interest on the junior subordinated debentures, and, accordingly, distributions on the trust preferred securities, will be cumulative and will be fixed initially at an annual rate of    % of the liquidation amount. Distributions on the trust preferred securities will accumulate from             2007 and will be payable semiannually in arrears on each May 31 and November 30 occurring prior to and including the later of May 31, 2012 and the stock purchase date, commencing November 30, 2007, and on the stock purchase date, when, as and if funds are available for distributions. We may, however, elect to change the distribution dates in connection with a successful remarketing.

        The rate on the junior subordinated debentures will be reset in connection with the remarketing as described below under "—Remarketing."

        We may at our option, and will if so directed by the SEC, defer cash payments of interest on the junior subordinated debentures for up to 10 consecutive interest payment dates (i.e., five years), or the equivalent thereof if interest payments on the junior subordinated debentures are not then semiannual, or until June 2, 2014, if later, in which case the deferred amounts will accrue additional interest at the applicable rate then borne by the junior subordinated debentures. As a consequence, the trust will accumulate corresponding distributions on the trust preferred securities. Accumulated distributions will accumulate as interest on the junior subordinated debentures, from the relevant distribution date during any deferral period, at the rate originally applicable to the junior subordinated debentures compounded on each distribution date with respect to the trust preferred securities, to the extent permitted by applicable law. We may not defer interest payments beyond the maturity date of the junior subordinated debentures.

        Subject to certain exceptions, as described under "Description of the Junior Subordinated Debentures—Alternative Payment Mechanism," we covenant that, if we defer interest on any interest payment date on or prior to the stock purchase date, we will notify the SEC and, commencing with the date two years after the beginning of an interest deferral period, we will issue qualifying APM securities, until we have raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest thereon, on the junior subordinated debentures. If we have elected to defer interest on the junior subordinated debentures and there is a failed remarketing, then we will pay the holders the deferred interest in additional subordinated notes, which will be distributed by the trust to the holders of trust securities. If we issue any additional subordinated notes, the foregoing covenant will also apply to the payment of interest on and principal of these notes.

        During any period that we are deferring interest on the junior subordinated debentures (and, accordingly, the trust is accumulating distributions on the trust preferred securities) or have issued but not yet repaid in full additional subordinated notes in respect of deferred interest, we will be restricted, subject to certain exceptions, from making certain payments, including declaring or paying any dividends or making any distributions on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, shares of our capital stock, as described under "Description of the Junior Subordinated Debentures—Restrictions on Certain Payments."

        The trust will make distributions on the trust preferred securities on the relevant distribution dates to the extent that it has funds available therefor. The trust funds available for distribution to you as a holder of trust preferred securities will be limited to payments received from us on the junior subordinated debentures held by the trust. We will guarantee the payment of distributions on the trust preferred securities out of moneys held by the trust to the extent of available trust funds, as described under "Description of the Guarantee." Our obligations under the junior subordinated debentures are subordinate and junior in right of payment to all our senior debt.

        When a distribution date is not a business day, the trust will make the distribution on the next business day without interest. The term "distribution" includes any interest payable on unpaid distributions unless otherwise stated.

        Distributions made for periods prior to the stock purchase date will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and distributions for periods beginning on or after such date will be calculated on the same basis as the reset interest rate on the junior subordinated debentures is calculated.

        Distributions on the trust preferred securities will be payable to holders as they appear in the security register of the trust on the relevant record dates. The record dates will be the 15th day of the month in which the distribution date falls. Distributions will be paid through the property trustee or paying agent, who will hold amounts received in respect of the junior subordinated debentures for the benefit of the holders of the trust preferred securities. Subject to any applicable laws and regulations and the provisions of the declaration of trust, each distribution will be made as described in the section entitled "Book-Entry System."

Remarketing

        We, through the remarketing agent, will attempt to remarket the trust preferred securities in a process we call "remarketing." All of the outstanding trust preferred securities held as part of Normal MCAPS will be remarketed in the remarketing other than those the holders of which have elected (i) not to participate in the remarketing and (ii) to settle the related stock purchase contract with separate qualifying treasury securities if the remarketing is successful. See "Description of the Stock Purchase Contracts—Notice to Settle with Treasury Securities." If you hold trust preferred securities separately and not as part of the Normal MCAPS, your trust preferred securities will not be remarketed unless you elect to participate in the remarketing. After any successful remarketing or a failed remarketing, the interest rate, interest dates and other terms of the underlying junior subordinated debentures may change, as a result of which the distribution rate on and certain other terms of all of the trust preferred securities may also change, even those that were not included in the remarketing. See "Description of the Junior Subordinated Debentures—Remarketing".

        Under the remarketing agreement, on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding the beginning of any remarketing period holders of the trust preferred securities not held as part of Normal MCAPS may elect to have their trust preferred securities included in the remarketing and remarketed in the same manner and at the same price as the trust preferred securities held as part of the Normal MCAPS by delivering their trust preferred securities along with a notice to the collateral agent. The collateral agent will hold these trust preferred securities or their proceeds, as the case may be, in an account separate from the collateral account in which the securities pledged to secure the obligations of the holders of Normal MCAPS under the stock purchase contracts will be held. Holders of the trust preferred securities electing to have their trust preferred securities remarketed will also have the right to withdraw that election on or prior to 5:00 p.m., New York City time, on the second business day immediately preceding the beginning of any remarketing period. If the remarketing agent cannot remarket the trust preferred securities on any remarketing date, the remarketing agent will promptly return the trust preferred securities not held as part of a Normal MCAPS to the collateral agent for release to the holders.

        If the remarketing is successful, after deducting any applicable remarketing fee, the remarketing agent will remit to the collateral agent the remaining portion of the proceeds for payment to such participating holders.

Mandatory Redemption of Trust Preferred Securities at Maturity of Junior Subordinated Debentures

        The trust preferred securities have no stated maturity but must be redeemed upon the maturity of the junior subordinated debentures or their earlier redemption and the property trustee or paying agent will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the trust preferred securities. The junior subordinated debentures will mature on June 1, 2043, or such earlier date on or after May 31, 2016 as we may elect in connection with the remarketing, as described above under "Description of the Junior Subordinated Debentures—Remarketing" (the "mandatory redemption date"), provided that if we are deferring interest on the junior subordinated debentures at the time of the remarketing, any new stated maturity date may not be earlier than five years after commencement of the deferral period. The redemption price per trust preferred security will equal the liquidation amount per trust preferred security plus accumulated and unpaid distributions to but excluding the redemption date.

        If less than all of the junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the trust preferred securities and the trust common securities, except as set forth below under "—Ranking of Trust Common Securities."

        The term "like amount" as used above means trust preferred securities having a liquidation amount equal to that portion of the liquidation amount of the junior subordinated debentures to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of such trust preferred securities.

Redemption Procedures

        Holders of the trust preferred securities will be given not less than 30 nor more than 60 days' notice of any such redemption. If the trust gives a notice of redemption in respect of trust preferred securities (which notice will be irrevocable), and if we have paid to the property trustee a sufficient amount of cash in connection with the related redemption of the junior subordinated debentures, then, by 12:00 noon, New York time, on the redemption date, the trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount to holders of the trust preferred securities. See "Book-Entry System." If notice of redemption has been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of the trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on the redemption price. In the event that payment of the redemption price in respect of trust preferred securities is improperly withheld or refused and not paid either by the trust or by us pursuant to the trust guarantee described under "Description of the Guarantee," distributions on such trust preferred securities will continue to be made as cash payments are received from the us on the junior subordinated debentures.

        If fewer than all the trust preferred securities and trust common securities are redeemed, the aggregate liquidation amount of trust securities to be redeemed will be allocated proportionately among the trust preferred securities and trust common securities, subject to the exceptions described under "—Subordination of Trust Common Securities."

        If fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed in accordance with the procedures of DTC. See "Book-Entry System."

        The trust is not required to register or cause to be registered the transfer of trust preferred securities after such trust preferred securities have been called for redemption.

        Subject to applicable law including, without limitation, U.S. federal securities laws, and the replacement capital covenant, and subject to the SEC's risk-based capital guidelines applicable to CSEs, if any, we or our affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Redemption or Repurchase Subject to Restrictions

        Our right to redeem the trust preferred securities once issued is subject to two important limitations.

  •
  Any redemption or repurchase of the MCAPS or of the trust preferred securities may require prior approval of the SEC. Moreover, unless the SEC authorizes us to do otherwise in writing, we will redeem the MCAPS or trust preferred securities only if they are replaced with common stock or non-cumulative perpetual preferred stock.

  •
  At or prior to the initial issuance of the Normal MCAPS, we will enter into a replacement capital covenant relating to the MCAPS, trust preferred securities, junior subordinated debentures and shares of Preferred Stock we will issue under the stock purchase contracts. The replacement capital covenant only benefits holders of covered debt, as defined below, and is not enforceable by holders of MCAPS, trust preferred securities, junior subordinated debentures, or Preferred Stock. However, the replacement capital covenant could preclude us from purchasing trust preferred securities prior to the stock purchase date at a time we might otherwise wish to do so. See "Certain Terms of the Replacement Capital Covenant."

Liquidation Distribution upon Dissolution

        Pursuant to the declaration of trust, the trust will dissolve upon the earliest of (i) our bankruptcy, (ii) the filing of a certificate of dissolution or the equivalent with respect to us or the revocation of our charter and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iii) the filing by us of a certificate of cancellation with respect to the trust, (iv) the entry of a decree of a judicial dissolution of us or the trust, (v) the redemption of all the trust securities or (vi) the election of the regular trustees following the occurrence and continuation of a tax event, capital treatment event or rating agency event, provided that the junior subordinated debentures shall have been distributed to the holders of the trust securities in exchange for the trust securities.

        In the event of any voluntary or involuntary dissolution of the trust, the holders of the trust preferred securities will be entitled to receive out of the assets of the trust, after satisfaction of liabilities to creditors, distributions in cash or other immediately available funds of the trust or including distributions of the trust's assets, their pro rata share of an amount equal to $1,000 plus all accumulated and unpaid distributions (on a compounded basis) or such lesser amount as is available upon any such dissolution (the "trust liquidation amount").

        The holders of the trust preferred securities will be entitled to receive the trust liquidation amount pro ratawith the holders of the trust common securities, except in the limited circumstances described below under "—Subordination of Trust Common Securities."

Subordination of Trust Common Securities

        Distributions and payment of amounts upon dissolution and redemption of the trust securities shall be made pro rata based on the liquidation amount of the trust securities, provided that if an event of default occurs and is continuing on the junior subordinated debentures, the holders of the trust preferred securities will have a preference over the holders of the trust common securities with respect to payments upon dissolution of the trust or redemption of the trust securities.

Payment of Trust Expenses

        We as the sponsor of the trust will pay all expenses of the trust, including taxes (other than withholding taxes except to the extent otherwise described in this prospectus), duties, assessments or governmental charges imposed on the trust so that the net amounts received and retained by the trust and the property trustee after the payment of such expenses is equal to the amounts the trust and the property trustee would have received had no such costs or expenses been incurred by or imposed. We will be liable for and will pay all such expenses solely out of our own funds.

Distribution of Trust Assets

        We will have the right at any time to liquidate the trust and cause the junior subordinated debentures to be distributed to the holders of the trust securities. This requires the prior approval of the SEC. Upon liquidation of the trust other than as a result of an early dissolution upon the redemption of all the trust preferred securities and after satisfaction of the liabilities of creditors of the trust as provided by applicable law, the assets of the trust will be distributed to the holders of such trust securities in exchange therefor.

        After the liquidation date fixed for any distribution of assets of the trust:

  •
  the trust preferred securities will no longer be deemed to be outstanding;

  •
  if the assets to be distributed are junior subordinated debentures, DTC or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon such distribution;

  •
  all rights of the holders of the trust preferred securities will cease, except the right to receive junior subordinated debentures, as the case may be, upon such surrender.

Trust Enforcement Events

        The occurrence, at any time, of (i) a default by us in respect of any of our obligations under the trust guarantee or (ii) an event of default under the subordinated indenture relating to the junior subordinated debentures will constitute an enforcement event under the declaration of trust with respect to the trust securities (a "trust enforcement event").

        Upon the occurrence and continuance of a trust enforcement event, the property trustee, as the sole holder of the junior subordinated debentures, will have the right under the subordinated indenture to declare the principal amount of the junior subordinated debentures due and payable.

        If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of trust preferred securities may institute a legal proceeding against us to enforce the property trustee's rights under the junior subordinated debentures. If a trust enforcement event has occurred and is continuing and such event is attributable to the failure of us to pay interest or principal on the junior subordinated debentures when due, the registered holder of trust preferred securities may institute a direct action for payment on or after the due date.

        Pursuant to the declaration of trust, the holder of the trust common securities will be deemed to have waived any trust enforcement event with respect to the trust common securities until all trust enforcement events with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until such trust enforcement events with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee in accordance with the terms of the trust preferred securities.

        We and the trust are each required to file annually with the property trustee an officer's certificate as to its compliance with all conditions and covenants under the declaration of trust.

Voting Rights; Amendment of Declaration of Trust

        Except as described above under "—Modification" and "—Trust Enforcement Events" and under "Description of the Guarantee—Amendments and Assignment," and as otherwise required by the Trust Indenture Act and other applicable law, the holders of the trust preferred securities will have no voting rights. Holders of the trust preferred securities will have no rights to appoint or remove the trustees, including the property trustee, who may be appointed, removed or replaced solely by us, as the holder of all of the trust common securities.

        So long as any junior subordinated debentures are held by the property trustee, the holders of a majority of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the junior subordinated debentures, to:

  •
  exercise the remedies available to it under the subordinated indenture as a holder of the junior subordinated debentures;

  •
  consent to any amendment or modification of the subordinated indenture or the junior subordinated debentures where such consent shall be required; or

  •
  waive any past default and its consequences that is waivable under the subordinated indenture.

        If an indenture event of default has occurred and is continuing, the holders of 25% of the aggregate liquidation amount of the trust preferred securities may direct the property trustee to declare the principal and interest on the junior subordinated debentures due and payable. However, where a consent or action under the subordinated indenture would require the consent or action of the holders of more than a majority of the aggregate principal amount of junior subordinated debentures affected thereby, only the holders of that greater percentage of the trust preferred securities may direct the property trustee to give such consent or to take such action.

        The declaration of trust may be amended from time to time, without the consent of the holders of the trust preferred securities:

  •
  to cure any ambiguity or correct or supplement any provisions that may be defective or inconsistent with any other provision;

  •
  to add to our covenants, restrictions or obligations in our capacity as sponsor of the trust;

  •
  to conform to any change in Rule 3a-5 under the Investment Company Act of 1940 or written change in interpretation or application of Rule 3a-5 under the Investment Company Act of 1940 by any legislative body, court, government agency or regulatory authority;

  •
  to modify, eliminate or add to any provisions as necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act of 1940; or

  •
  to conform the terms of the declaration of trust and the trust preferred securities to the description of the trust preferred securities in this prospectus.

Amendments made without the consent of the trust preferred securities cannot adversely affect in any material respect the rights of the holders of trust preferred or trust common securities.

        The declaration of trust may also be amended as to other matters with the consent of holders of at least 66 2/3% of the outstanding trust preferred securities. However, without the consent of each affected holder of preferred or common securities, the declaration of trust may not be amended to:

  •
  change the amount or timing of any distribution or otherwise adversely affect the amount of any distribution required to be made; or

  •
  restrict the right of a holder to institute suit for the enforcement of any such payment.

The declaration of trust may not be amended if the amendment would cause the trust to be treated as other than a grantor trust for federal income tax purposes or to be deemed to be an "investment company" requiring registration under the Investment Company Act of 1940.

        Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or by written consent.

        Despite the fact that holders of trust preferred securities are entitled to vote or consent under the circumstances described above, any of the trust preferred securities that are owned at the time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, will not be entitled to vote or consent. Instead, these trust preferred securities will be treated as if they were not outstanding.

        The procedures by which holders of trust preferred securities may exercise their voting rights are described below. See "Book-Entry System."

        Holders of the trust preferred securities generally will have no rights to appoint or remove the regular trustees. Instead, the trustees may be appointed, removed or replaced solely by us as the indirect or direct holder of all of the common securities.

        No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities in accordance with the declaration of trust.

Merger, Consolidation or Amalgamation of the Trust

        The trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The trust may, with the consent of a majority of the regular trustees and without the consent of the holders of the trust securities, the property trustee or the Delaware trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States, provided that (i) if the trust is not the survivor, the successor entity either (x) expressly assumes all of the obligations of the trust under the trust securities or (y) substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, so long as the successor securities rank the same as the trust securities rank with respect to distributions, assets and payments, (ii) we expressly acknowledge a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debentures, (iii) such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities (including any successor securities) or the MCAPS to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (v) such successor entity has a purpose substantially identical to that of the trust, (vi) we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee, (vii) prior to such merger, consolidation, amalgamation or replacement, we have received an opinion of a nationally recognized independent counsel to the trust experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, the trust (or the successor entity) will not be required to register as an investment company under the Investment Company Act and (C) following such merger, consolidation, amalgamation or replacement, the trust (or such successor entity) will not be treated as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. Notwithstanding the foregoing, the trust will not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Payment

        Payments in respect of the trust preferred securities represented by the global securities will be made to DTC, which shall credit the relevant accounts at DTC on the payment dates or, in the case of certificated securities, if any, such payments will be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent is permitted to resign as paying agent upon 30 days' written notice to the regular trustees. In the event that the property trustee shall no longer be the paying agent, the regular trustees will appoint a successor to act as paying agent (which must be a bank or trust company).

Registrar, Transfer Agent and Paying Agent

        The property trustee acts as "registrar", "transfer agent" and "paying agent" for the trust preferred securities.

        Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment (with the giving of such indemnity as the trust or we may require) in respect of any tax or other government charges that may be imposed in relation to it.

Information Concerning the Property Trustee

        The property trustee, prior to the occurrence of a default with respect to the trust securities, undertakes to perform only such duties as are specifically set forth in the declaration of trust and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of trust preferred securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby.

Certain Business Relationships with Trustees

        We and certain of our subsidiaries maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the property trustee and the Delaware trustee and their affiliates in the ordinary course of business. The trustees or their affiliates may participate as underwriters, agents or dealers in any offering of trust preferred securities.

Governing Law

        The declaration of trust and the trust preferred securities will be governed by, and construed in accordance with, the internal laws of the state of Delaware.

Miscellaneous

        The regular trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. In this connection, the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the declaration of trust that the regular trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the trust preferred securities.

        Holders of the trust preferred securities have no preemptive rights.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

        The following is a summary of some of the terms of the junior subordinated debentures. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the junior subordinated debentures but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described above under "Where You Can Find More Information."

        The junior subordinated debentures will be issued pursuant to a subordinated indenture, to be dated as of May    , 2007, between us and U.S. Bank National Association, as indenture trustee. We refer to the subordinated indenture as the "subordinated indenture," and to U.S. Bank National Association or its successor as the "indenture trustee." You should read the subordinated indenture for provisions that may be important to you.

        When we use the term "holder" in this prospectus with respect to a registered junior subordinated debenture, we mean the person in whose name such junior subordinated debenture is registered in the security register. The junior subordinated debentures will be held by the property trustee on behalf of the trust. If junior subordinated debentures are distributed to the holders of trust preferred securities upon liquidation of the trust, (1) it is expected that The Bank of New York, in its capacity as collateral agent, will be the registered holder of the junior subordinated debentures that are part of Normal MCAPS at all times prior to the stock purchase date and (2) any separately traded junior subordinated debentures, and after the stock purchase date, all junior subordinated debentures will be held in book-entry form only, as described under "Book-Entry System," and will be held in the name of DTC or its nominee except in the circumstances described in that section.

        The subordinated indenture does not limit the amount of debt that we or our subsidiaries may incur either under the subordinated indenture or other indentures to which we are or become a party. The junior subordinated debentures are not convertible into or exchangeable for our common stock or authorized preferred stock.

        The junior subordinated debentures will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

General

        The junior subordinated debentures will be unsecured, will be deeply subordinated, including to all of our existing and future senior debt, as defined below under "—Subordination," and, in the case of our liquidation (whether in bankruptcy or otherwise), to all of our indebtedness for money borrowed, including junior subordinated debt securities underlying our currently outstanding "traditional" trust preferred securities and other subordinated debt that is not by its terms expressly made pari passu with or junior to the junior subordinated debentures. See "—Subordination." However, in connection with an early remarketing, other than the first attempt at remarketing, we may elect that our obligations under the junior subordinated debentures shall be senior obligations instead of subordinated obligations, effective on or after the remarketing settlement date.

        The junior subordinated debentures will have terms substantially similar to the terms of the trust preferred securities, except that the junior subordinated debentures will not be remarketed at any time (unless the junior subordinated debentures are distributed directly to holders of the trust preferred securities). Instead, upon a successful remarketing, as described above under "—Remarketing," the coupon on the junior subordinated debentures will be correspondingly reset to match the corresponding distribution rate on the trust preferred securities.

Interest Rate and Maturity

        The junior subordinated debentures will mature on June 1, 2043 (subject to change in connection with a remarketing of the trust preferred securities) and will bear interest accruing from            2007, at the rate of    % per annum, payable semiannually in arrears on each May 31 and November 30, commencing November 30, 2007 subject to the deferral provisions described under "—Option to Defer Interest Payments" below and subject to the reset of the interest rate in connection with a remarketing described under "—Remarketing" below.

        The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the case that any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day. However, no interest or other payment shall be paid in respect of the delay.

        In connection with a remarketing of the trust preferred securities described below in "—Remarketing," the remarketing agent may reset the rate on the junior subordinated debentures to a new fixed or floating rate that will apply to all outstanding junior subordinated debentures and will become effective on the remarketing settlement date.

Option to Defer Interest Payments

        We will have the right under the subordinated indenture to defer, and will defer if directed to do so by the SEC in its role as our consolidated supervisor, the payment of interest on the junior subordinated debentures at any time or from time to time. We may not defer interest payments for any period of time that (i) exceeds 10 consecutive interest payment dates (or the equivalent if interest periods are not at the time semiannual), provided that we may defer interest payments until at least June 2, 2014, or (ii) extends beyond the stated maturity of the junior subordinated debentures. Any deferral period must end on an interest payment date. Prior to the termination of any deferral period, we may extend such deferral period, provided such extended deferral period complies with these limitations. No interest will be due and payable during a deferral period except at the end thereof. At the end of a deferral period, we must pay all interest then accrued and unpaid, together with any interest on the accrued and unpaid interest, to the extent permitted by applicable law. Upon the termination of any deferral period, and the payment of all amounts then due, we may begin a new deferral period, subject to the limitations described above. Subject to the foregoing, there is no limitation on the number of times that we may begin or extend a deferral period.

        If we exercise our right to defer payments of interest on the junior subordinated debentures, we intend to treat the junior subordinated debentures as reissued, solely for U.S. federal income tax purposes, with original issue discount, and you would generally be required to accrue such original issue discount as ordinary income using a constant yield method prescribed by Treasury regulations. As a result, the income that you would be required to accrue would exceed the interest payments that you would actually receive.

        If we elect to move up the maturity date of the junior subordinated debentures in connection with a remarketing described under "—Remarketing" below and, at the time of the remarketing, are deferring interest, we may not elect a maturity date that is earlier than five years after commencement of the deferral period.

        If the stock purchase date occurs during a deferral period and we have not successfully remarketed the junior subordinated debentures, on the stock purchase date we will pay the holders of Normal MCAPS deferred interest on the junior subordinated debentures in "additional subordinated notes" that have a principal amount equal to the aggregate amount of deferred interest as of the stock purchase date, mature on the later of June 2, 2014 and five years after commencement of the related deferral period, bear interest at a rate per annum equal to the rate of interest originally in effect on the junior subordinated debentures, are subordinate and rank junior in right of payment to all of our senior debt on the same basis as the junior subordinated debentures, and are redeemable by us at any time prior to their stated maturity.

        We must give the indenture trustee and the paying agent notice of our election to begin or extend a deferral period at least 10 business days prior to the date interest on the junior subordinated debentures would have been payable except for the election to begin or extend the deferral period. The indenture trustee will give notice of our election to begin or extend a deferral period to the holders of the junior subordinated debentures and to the regular trustees and, if such election is made prior to the stock purchase date, to the holders of the Normal MCAPS.

Restrictions on Certain Payments

        If:

  •
  we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing;

  •
  we have paid deferred interest to in the form of additional subordinated notes and not yet repaid all amounts outstanding on such notes;

  •
  there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would be an event of default with respect to the junior subordinated debentures of which we have actual knowledge and which we have not taken reasonable steps to cure; or

  •
  the junior subordinated debentures are beneficially owned by the trust and we shall be in default relating to our payment of any obligations under the guarantee;

        then we shall not, and we shall cause our subsidiaries not to:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any shares of our capital stock (including the Preferred Stock);

  •
  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank on parity with or junior in interest to the junior subordinated debentures, except that in connection with a failed remarketing we may pay interest in additional subordinated notes; and

  •
  make any guarantee payments with respect to any guarantee of ours of the debt securities of any subsidiary of ours if such guarantee ranks on a parity with or junior in interest to the guarantee related to the trust preferred securities.

        However, we will be permitted to:

    •
    pay dividends or distributions by way of issuance of our common stock;

    •
    make payments under the guarantee in respect of the trust preferred securities;

    •
    declare or pay a dividend in connection with the implementation of a stockholders' rights plan, or the issuing of stock under such a plan or repurchase such rights;

    •
    purchase common stock relating to the issuing of common stock or rights under any of our benefit plans;

    •
    pay interest on any of our debt securities that rank on a parity ("parity debt securities") with the junior subordinated debentures or payments under any guarantee of ours of the securities of any subsidiaries of ours if such guarantee ranks on a parity ("parity guarantees") with the junior subordinated debentures in respect of interest payments and securities of any subsidiary of ours, in each case ratably and in proportion to the respective amount of (x) accrued and unpaid interest on such parity debt securities or payments guaranteed by such parity guarantees, on the one hand, and (y) accrued and unpaid interest (including compounded amounts) on the junior subordinated debentures, on the other hand;

    •
    pay interest on junior subordinated debentures in additional subordinated notes in connection with a failed remarketing.

Alternative Payment Mechanism

        We covenant in the subordinated indenture that, if we defer payment of interest on any interest payment date on or prior to the stock purchase date:

  •
  we will notify the SEC if this covenant is applicable and

  •
  commencing with the date two years after the beginning of an interest deferral period, subject to the occurrence of a "supervisory event" (as defined below):

  •
  except to the extent we are required to pay that deferred interest by the issuance of additional subordinated notes, we will pay deferred interest prior to maturity of the junior subordinated debentures (or, if earlier, upon the acceleration of their principal) only out of the net proceeds of the sale of qualifying APM securities received by us during the 180 days prior to the date of payment of such deferred interest ("eligible proceeds"); and

  •
  we will continuously use our "commercially reasonable efforts" to sell qualifying APM securities in an amount so that the net proceeds of such sale, when applied to such deferred payments of interest, will cause such unpaid deferred interest payments to be paid in full and (unless the SEC instructs otherwise) apply the proceeds of such sale to pay the deferred amounts (provided that we will not in any event be required to pay interest on the junior subordinated debentures at a time when the payment of such interest would violate the terms of any senior or pari passu securities issued by us or one of our subsidiaries).

        We refer to this method of funding the payment of accrued and unpaid interest as the "alternative payment mechanism."

        If a supervisory event has occurred and is continuing, then we may (but are not obligated to) pay deferred interest with cash from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying APM securities pursuant to the alternative payment mechanism but a supervisory event arises from the SEC disapproving the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the subordinated indenture.

        A "supervisory event" shall commence upon the date we have notified the SEC of our intention and affirmatively requested SEC approval both (1) to sell qualifying APM securities and (2) to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debentures, and we have been notified that the SEC disapproves of either action mentioned in that notice. A supervisory event shall cease on the business day following the earlier to occur of (a) the fifth anniversary of the commencement of any deferral period (or, if later, May 31, 2014), or (b) the day on which the SEC notifies us in writing that it no longer disapproves of our intention to both (i) issue or sell qualifying APM securities and (ii) apply the net proceeds from such sale to pay deferred interest on the junior subordinated debentures. The occurrence and continuation of a supervisory event will excuse us from our obligation to sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the junior subordinated debentures and will permit us to pay deferred interest using cash from any other source without breaching our obligations under the subordinated indenture. Because a supervisory event will exist if the SEC disapproves of either of these requests, the SEC will be able, without triggering a default under the indenture, to permit us to sell qualifying APM securities but to prohibit us from applying the proceeds to pay deferred interest on the junior subordinated debentures.

        If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity's voting stock is owned by the shareholders of the other party to the business combination, then the alternative payment mechanism (including both our obligation to pay deferred interest only out of the proceeds of qualifying APM securities after the first two years of deferral and our covenant to use our commercially reasonable efforts after the first two years to sell qualifying APM securities to pay such amounts of deferred interest) will not apply to any interest on the junior subordinated debentures that is deferred and unpaid as of the date of consummation of the business combination. However, the surviving entity in such business combination may pay deferred interest with any available funds on such next interest payment date following the date of the consummation of the business combination (or, if later, at anytime within 90 days following the date of such consummation).

        Our failure to raise sufficient eligible proceeds or our use of other sources to fund interest payments in accordance with the covenant described above would be a breach of our obligations under the junior subordinated debentures, but would not be an event of default under the subordinated indenture. However, an event of default under the subordinated indenture will occur if we fail to pay all accrued and unpaid interest on the junior subordinated debentures at the end of the deferral period. The remedies of holders of the junior subordinated debentures will be limited in such circumstances as described under "Risk Factors—The property trustee, as holder of the junior subordinated debentures, has only limited rights of acceleration" above.

        If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, the holders of the junior subordinated debentures will receive their pro rata share of the eligible proceeds. If we are required to conduct a sale of shares of qualifying APM securities in order to pay amounts due and payable under any instruments or other securities that rank pari passu as to interest or distributions with the junior subordinated debentures, then we shall apply such proceeds to deferred interest payments on the junior subordinated debentures, on the one hand, and such other pari passu securities, on the other hand, on a ratable basis in proportion to the total amounts that are due on the junior subordinated debentures and such securities before we shall be relieved of our obligation to conduct the sale of qualifying APM securities and apply the proceeds thereof to such securities.

        If we issue any additional subordinated notes in respect of deferred interest on the junior subordinated debentures or deferred contract payments, the alternative payment mechanism will also apply to the payment of interest on and principal of these notes, except that the reference to termination of the deferral period shall instead be to the maturity date of the notes.

        For purposes of the foregoing, the following terms have the meanings indicated:

        "Commercially reasonable efforts" by us to sell qualifying APM securities means commercially reasonable efforts to complete the offer and sale of qualifying APM securities to third parties that are not our affiliates in public offerings or private placements; provided that we will be deemed to have used our commercially reasonable efforts if a market disruption event occurs and for so long as it continues regardless of whether we make any offers or sales during such period. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying APM securities if we determine to not pursue or complete such sale solely due to pricing, dividend rate or dilution considerations.

        "Qualifying APM securities" means our common stock, qualifying warrants and qualifying preferred stock, provided that we may, without the consent of the holders of the junior subordinated debentures, amend the definition of "qualifying APM securities" to eliminate common stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States. We will send written notice of such change to the holders of the junior subordinated debentures by first class mail, postage prepaid, addressed to them at their respective last addresses appearing on the register.

        So long as the definition of "qualifying APM securities" has not been amended to eliminate common stock, as discussed above:

  •
  the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion, and we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the junior subordinated debentures, and

  •
  no class of investors of our securities, or any other party, may require us to issue qualifying warrants.

        The following terms used in the definition of qualifying APM securities have the following meanings:

        "Common stock" means our common stock (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or our employee benefit plans, a security of ours ranking upon our liquidation, dissolution or winding up junior to our qualifying preferred stock and pari passu with our common stock that tracks the performance of, or relates to the results of, a business, unit or division of us, and any securities issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

        "Qualifying warrants" means any net share settled warrants to purchase our common stock that (1) have an exercise price greater than the "current stock market price" of our common stock, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to purchase for cash in any circumstances. The "current stock market price" of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not listed on any U.S. securities exchange on the relevant date, the "current stock market price" shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the "current stock market price" shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        "Qualifying preferred stock" means our non-cumulative perpetual preferred stock that ranks pari passu with or junior to all of our other preferred stock, is perpetual and (a) is subject to a "qualifying capital replacement covenant" or (b) is subject to both (i) mandatory suspension of dividends in the event we breach certain financial metrics specified within the offering documents and (ii) "intent-based replacement disclosure." Additionally, the transaction documents shall provide for no remedies as a consequence of non-payment of distributions other than "permitted remedies."

        "Intent-based replacement disclosure" means, as to any qualifying preferred stock, that we have publicly stated our intention, either in the prospectus or other offering document under which such qualifying preferred stock was initially offered for sale or in filings with the SEC made by us under the Exchange Act prior to or contemporaneously with the issuance of such securities, that we, to the extent the qualifying preferred stock provides us with equity credit, will repay, redeem or purchase such qualifying preferred stock only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the qualifying preferred stock then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date.

        "Qualifying capital replacement covenant" means a replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming or purchasing identified securities except from the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date.

        "Permitted remedies" means, with respect to any securities, one or more of the following remedies:

    •
    rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and

    •
    complete or partial prohibitions preventing the issuer from paying distributions on or purchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

Market Disruption Events

        A "market disruption event" means the occurrence or existence of any of the following events or sets of circumstances:

    •
    we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism, and that consent or approval has not yet been obtained notwithstanding our commercially reasonable efforts to obtain that consent or approval;

    •
    trading in securities generally, or in our qualifying APM securities specifically, on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market on which our qualifying APM securities are then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, the relevant exchange or by any other regulatory body or governmental agency having jurisdiction such that trading in our qualifying APM securities has been disrupted or ceased;

    •
    a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in the qualifying APM securities has been disrupted or ceased;

    •
    a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in the qualifying APM securities has been disrupted or ceased;

    •
    the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in the qualifying APM securities has been disrupted or ceased;

    •
    there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such that trading in the qualifying APM securities has been disrupted or ceased;

    •
    an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

    •
    we reasonably believe that the offering document for the offer and the sale of qualifying APM securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and we determine that we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

        We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of junior subordinated debentures) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

    •
    a market disruption event was existing after the immediately preceding interest payment date; and

    •
    the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided.

Redemption

        We will have the option to redeem the junior subordinated debentures, in whole or in part, at our option at any date on or after May 31, 2016, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, to the date of redemption. In connection with a remarketing of the trust preferred securities, we may elect to change the date after which the junior subordinated debentures will be redeemable at our option to any date on or after May 31, 2016 and to change the redemption price.

        We will also have the option to redeem the junior subordinated debentures in whole, but not in part, at any date prior to the stock purchase date if certain changes occur relating to the tax treatment of, rating agency equity credit accorded to, or capital treatment of, the MCAPS. The redemption date in such circumstances must be within 90 days after the occurrence of the related "tax event," rating agency event or "capital treatment event." In the case of a redemption after the occurrence of a "tax event" or a "rating agency event," each as defined below, the redemption price will be equal to the greater of (i) 100% of the principal amount of the junior subordinated debentures to be redeemed and (ii) as determined by the quotation agent described below, the sum of the present values of the scheduled payments of principal and interest on the junior subordinated debentures to be redeemed that would have accrued from the redemption date to May 31, 2012 (assuming they are redeemed at par on such date), discounted on a semi-annual basis to the date on which the notes are to be redeemed assuming a 360-day year consisting of twelve 30-day months, at the "adjusted treasury rate" described below plus    %, plus, in either case, accrued interest on the junior subordinated debentures to be redeemed. In the case of a redemption after a "capital treatment event" as defined below, the redemption price will equal 100% of the principal amount plus accrued and unpaid interest.

        "Tax event" means that we have requested and received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there has been a tax action that relates to any of the events described in (i) through (iii) below and that there is more than an insubstantial increase in the risk that (i) the trust is, or will be, subject to United States federal income tax with respect to income accrued or received on the junior subordinated debentures, (ii) the trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by an issuer (including us) with respect to the junior subordinated debentures issued by such issuer is not, or will not be, deductible by such issuer for United States federal income tax purposes. "Tax action" means any of (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying, or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of us or any of our subsidiaries, or the trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the junior subordinated debentures or the MCAPS, the separate trust preferred securities and the Preferred Stock, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date hereof.

        "Rating agency event" means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that currently publishes a rating for us (a "rating agency") to its equity credit criteria for securities such as the MCAPS or the Preferred Stock, as such criteria is in effect on the date of this prospectus (the "current criteria"), which change results in (i) the length of time for which such current criteria is scheduled to be in effect is shortened with respect to the MCAPS or the Preferred Stock, or (ii) a lower equity credit being given to the MCAPS or the Preferred Stock as of the date of such change than the equity credit that would have been assigned to the MCAPS or the Preferred Stock as of the date of such change by such rating agency pursuant to its current criteria.

        "Capital treatment event" means our determination that, based on the opinion of counsel experienced in such matters (who may be an employee of us or any of our affiliates or subsidiaries), as a result of any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto; or any official administrative pronouncement or action or threatened challenge or judicial decision interpreting or applying such laws or regulations, which amendment, clarification, change, pronouncement, action or decision is effective or announced on or after the date of this prospectus, there is a more than an insubstantial increase in the risk that the MCAPS or Preferred Stock will not constitute equivalent "Tier 1" capital under the capital adequacy guidelines of the SEC for CSEs such as Lehman Brothers.

        We will utilize the following procedures to calculate the "adjusted treasury rate." We will appoint Lehman Brothers Inc. or its successor and two or more other primary U.S. Government securities dealers in New York City as reference dealers, and we will appoint Lehman Brothers Inc. or its successor to act as our quotation agent. If Lehman Brothers Inc. or its successor is no longer a primary U.S. Government securities dealer, we will substitute another primary U.S. Government securities dealer in its place as a reference dealer.

        The quotation agent will select a United States Treasury security that has a maturity comparable to the remaining maturity of the junior subordinated debentures which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to the remaining maturity of the junior subordinated debentures. The reference dealers will provide us with the bid and asked prices for that comparable United States Treasury security as of 5:00 p.m. on the third business day before the redemption date. If we obtain more than three reference dealer quotations, we will eliminate the highest and the lowest reference dealer quotations and then calculate the average of the remaining reference dealer quotations. However, if we obtain three or fewer reference dealer quotations, we will calculate the average of all the reference dealer quotations and not eliminate any quotations. We call this average quotation the comparable treasury price. The adjusted treasury rate will be the semi-annual equivalent yield to maturity of a security whose price, expressed as a percentage of its principal amount, is equal to the comparable treasury price.

        The exercise of discretion by Lehman Brothers Inc., our affiliate, as quotation agent could adversely affect the value of the junior subordinated debentures and may present the quotation agent with a conflict of interest to the extent that the determinations made by the quotation agent in respect of the notes affect the payments due from us under the junior subordinated debentures.

        If we redeem the junior subordinated debentures prior to the stock purchase date upon the occurrence of a tax event, a capital treatment event or a rating agency event, the stock purchase contracts will terminate and the collateral agent will release the (i) proceeds from the redemption of the junior subordinated debentures to the holders of the Normal MCAPS and (ii) qualifying treasury securities to the holders of the Treasury MCAPS.

        We may not redeem the junior subordinated debentures in part if all accrued and unpaid interest has not been paid in full on all outstanding junior subordinated debentures for all interest periods terminating on or before the redemption date or if the principal amount has been accelerated and such acceleration has not been rescinded.

        Any redemption will be subject to receipt of prior approval of the SEC, if required. In addition, any redemption of the junior subordinated debentures prior to the stock purchase date will be subject to the limitations described below under "Certain Terms of the Replacement Capital Covenant."

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address.

        Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

        In the event of any redemption, neither we nor the indenture trustee will be required to:

  •
  issue, register the transfer of, or exchange, junior subordinated debentures during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

  •
  transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

        The junior subordinated debentures will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Subordination

        The junior subordinated debentures will be subordinated and junior in right of payment, to the extent set forth in the subordinated indenture, to all our "senior debt" (as defined below). Upon our dissolution, winding-up, liquidation or reorganization, the junior subordinated debentures will also be subordinated and junior in right of payment to our "other financial obligations," which consist of all our indebtedness for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contacts and similar agreements, except any such obligations that are expressly stated to have the same rank as or not to rank senior to the junior subordinated debentures. Additionally, our ability to participate as an equity holder in any distribution of assets of any subsidiary is generally subordinate to the claims of creditors of the subsidiary. As of February 28, 2007, on a consolidated basis, Lehman Brothers Holdings Inc. had approximately $90.775 billion aggregate principal amount of senior debt outstanding. Our subordinated debt indenture does not limit the amount of additional senior debt or other financial obligations we may incur.

        If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the junior subordinated notes. If there is any insolvency, bankruptcy, dissolution or other similar proceeding relating to us, our creditors or our property, then all senior debt must be paid in full before any payment may be made to the holders of the junior subordinated debentures.

        Furthermore, if a default in the payment of the principal of and accrued interest on the junior subordinated debentures results in a cross-acceleration of our senior debt agreements, holders of that senior debt will first be entitled to receive payment in full in cash before holders of the junior subordinated debentures can receive any payments.

        "Senior debt" means:

  (1)
  the principal, premium, if any, and interest in respect of (A) our indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities;

  (2)
  all our capitalized lease obligations;

  (3)
  all our obligations representing the deferred purchase price of property;

  (4)
  indebtedness for money borrowed by another person that we guarantee; and

  (5)
  all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (1) through (4);

but senior debt does not include:

    (a)
    any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the junior subordinated debentures; and

    (b)
    indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables.

        We will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the junior subordinated debentures except in compliance with applicable SEC regulations and guidelines.

        In connection with an early remarketing, other than the first attempt at remarketing the trust preferred securities, we may elect that our obligations under the junior subordinated debentures shall be senior obligations instead of subordinated obligations, effective on or after the remarketing settlement date.

        We may modify or amend the subordinated indenture as provided under "—Modification of Subordinated Indenture" below. However, the modification or amendment may not, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the junior subordinated debentures in a manner that would adversely affect the holders of senior debt.

Remarketing

        We, through Lehman Brothers Inc. as our "remarketing agent", will attempt to remarket the trust preferred securities (or, if the junior subordinated debentures are no longer held by the trust, the junior subordinated debentures) in a process we call "remarketing." The periods during which a remarketing will occur, or "remarketing periods," will each consist of five consecutive business days beginning on the seventh business day prior to May 31, 2012, August 31, 2012, November 30, 2012, February 28, 2013 and May 31, 2013 (or if any such day is not a business day, the immediately preceding business day), unless an early remarketing event has occurred, and continuing until the fifth such period or the earlier settlement of a successful remarketing. On any day other than the last day of a remarketing period, we will have the right, in our absolute discretion and without prior notice to the holders of the MCAPS, trust preferred securities or junior subordinated debentures, to postpone the remarketing until the following business day. A successful remarketing will settle on the date, or "remarketing settlement date," that is the third business day after the last day of the relevant remarketing period.

        If in the judgment of our counsel or counsel to the remarketing agent a registration statement is required to effect the remarketing of the trust preferred securities, we will use our commercially reasonable efforts to ensure that a registration statement covering the full principal amount of the trust preferred securities to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process or we will effect such remarketing pursuant to Rule 144A under the Securities Act, if available, or any other available exemption from applicable registration requirements under the Securities Act.

        The net proceeds of trust preferred securities sold in a successful remarketing will be applied towards satisfying your obligation to purchase the depositary shares representing the Preferred Stock under the stock purchase contracts. Any remaining proceeds, net of any remarketing fee, will be remitted to holders of trust preferred securities.

        Pursuant to the remarketing agreement, the remarketing agent will use its commercially reasonable efforts to obtain a price for the trust preferred securities to be remarketed that results in proceeds, net of any remarketing fee, of at least 100% of their remarketing value. The "remarketing value" for each trust preferred security will be equal to 100% of its liquidation amount plus the distributions payable thereon on the next distribution date, including any deferred distributions, assuming for this purpose, even if not true, that the interest rate on the junior subordinated debentures underlying the trust preferred securities remains at their originally applicable rate and all accrued and unpaid interest on the junior subordinated debentures is paid in cash on such date.

        To obtain that value, the remarketing agent may reset the interest rate on the underlying junior subordinated debentures and, accordingly, distributions on the trust preferred securities to a new fixed or floating rate that will apply to all outstanding trust preferred securities, whether or not included in the remarketing, and will become effective on the remarketing settlement date. The distribution rate on the trust preferred securities will reflect the interest rate on the underlying junior subordinated debentures as and when it is reset. If the interest rate is reset as a fixed rate, the junior subordinated debentures will bear interest and, accordingly, the trust preferred securities will provide distributions, at that rate, or "Reset Rate," from and after the remarketing settlement date, and if the interest rate is reset as a floating rate, the junior subordinated debentures will bear interest and, accordingly, the trust preferred securities will provide distributions, at the applicable index as in effect from time to time plus a spread, or "Reset Spread," from and after the remarketing settlement date. In addition, in connection with the remarketing the maturity of the junior subordinated debentures may be moved up to any date on or after May 31, 2016 and the date after which the junior subordinated debentures (and, accordingly, the trust preferred securities) are optionally redeemable and the redemption price may be changed. If we elect a floating rate, we also have the option to change the interest payment dates and manner of calculation of interest on the underlying junior subordinated debentures (and accordingly, on the trust preferred securities) to correspond with the market conventions applicable to notes bearing interest at rates based on the applicable index. Any such changes will be announced as described below prior to the remarketing attempt. The junior subordinated debentures will bear interest at the new rate from and after the remarketing settlement date.

        The Reset Rate or Reset Spread will be equal to the interest rate determined to result in proceeds from the remarketing of the trust preferred securities, net of any remarketing fee, of at least 100% of the remarketing value; provided that the Reset Rate may not exceed the Fixed Rate Reset Cap or the Reset Spread may not exceed the Floating Rate Reset Cap, as the case may be, in connection with the first four remarketing periods. For this purpose, the "Fixed Rate Reset Cap" is the prevailing market yield, as determined by the remarketing agent, of the benchmark U.S. treasury security having a remaining maturity that most closely corresponds to the period from such date until the earliest date on which the junior subordinated debentures may be redeemed at our option in the event of a successful remarketing, plus       basis points, or    %, per annum, and the "Floating Rate Reset Cap," which the Reset Spread may not exceed, will be        basis points, or    %, per annum.

        In connection with a remarketing, we may also elect to change:

  •
  the date after which the junior subordinated debentures will be redeemable at our option to any date on or after May 31, 2016 and to change the redemption price, provided that no redemption price may be less than the principal plus accrued and unpaid interest, including deferred interest (if any), on the junior subordinated debentures, and/or

  •
  the maturity date of the junior subordinated debentures, but not earlier than May 31, 2016 nor later than the original maturity date;

provided that if we are deferring interest on the junior subordinated debentures at the time of the remarketing, we may not elect a maturity date or optional redemption date that is earlier than five years after commencement of the deferral period. In addition, we may also elect, in connection with an early remarketing, other than the first attempt at remarketing the trust preferred securities, that our obligations under the junior subordinated debentures and our guarantee of the trust preferred securities shall be senior obligations instead of subordinated obligations, effective on or after the remarketing settlement date.

        If the remarketing agent cannot remarket the trust preferred securities during any remarketing period at a price that results in proceeds, net of any remarketing fee, equal to 100% of the remarketing value of the trust preferred securities to be remarketed, then:

  •
  the stock purchase date will be deferred until the next remarketing settlement date;

  •
  the interest rate on the junior subordinated debentures will not be reset; and

  •
  the remarketing agent will thereafter attempt to establish a new Reset Rate or Reset Spread meeting the requirements described above and remarket the trust preferred securities during subsequent remarketing periods, which will begin on the seventh business day immediately preceding each of August 31, 2012, November 30, 2012, February 28, 2013 and May 31, 2013 (or if any such day is not a business day, the immediately preceding business day).

        Any subsequent remarketing will be subject to the conditions and procedures described above, and will settle (if successful) on the corresponding remarketing settlement date, provided that if a successful remarketing has not previously occurred and, as a result, the remarketing agent attempts a fifth remarketing for settlement on May 31, 2013, or if such day is not a business day, the immediately preceding business day, then the Reset Rate for that remarketing will not be subject to the Fixed Rate Reset Cap or the Reset Spread for that remarketing will not be subject to the Floating Rate Reset Cap, as applicable.

        If the remarketing agent is unable to remarket the trust preferred securities for settlement on or before May 31, 2013 (or if such day is not a business day, the immediately preceding business day) or the fifth scheduled remarketing settlement date in the case of an early remarketing, a "failed remarketing" will be deemed to have occurred. In that case:

  •
  On the stock purchase date (which will also be the remarketing settlement date), we will exercise our rights as a secured party and, subject to applicable law, retain the trust preferred securities underlying Normal MCAPS pledged to secure the holders' obligations under the stock purchase contracts or their proceeds under the collateral agreement or sell them in one or more public or private sales. In either case, the obligations of the holders of Normal MCAPS under the stock purchase contracts would be satisfied in full and we would issue the depositary shares to them. Any separate trust preferred securities that had previously been released from the pledge would remain outstanding.

  •
  The interest rate on the junior subordinated debentures underlying the trust preferred securities will be reset to a quarterly floating rate of 3-month LIBOR plus    %, payable in arrears on each distribution date. In the event of a failed remarketing, we may move up the stated maturity of the junior subordinated debentures and, accordingly, the mandatory redemption date of the trust preferred securities, to any date on or after May 31, 2016, provided that if we are deferring interest on the junior subordinated debentures at the time of the failed remarketing, any new stated maturity date may not be earlier than five years after commencement of the deferral period.

  •
  We will issue additional subordinated notes in the amount of any accrued and unpaid interest on the junior subordinated debentures as of the stock purchase date to the trust, which will in turn distribute such notes to the holders of Normal MCAPS and any separate trust preferred securities.

        LIBOR, with respect to an interest period, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the second London business day immediately preceding the first day of such interest period. A "London business day" means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market. The term "Reuters Page LIBOR01" means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

        If LIBOR cannot be determined as described above, we will select four major banks in the London interbank market. We will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London business day immediately preceding the first day of such interest period. These quotations will be for deposits in U.S. dollars for a three-month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

        If two or more quotations are provided, LIBOR for the interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, we will select three major banks in New York City and will then determine LIBOR for the interest period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the second London business day immediately preceding the first day of such interest period. The rates quoted will be for loans in U.S. dollars, for a three-month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks selected by us are quoting rates, LIBOR for the applicable period will be the same as for the immediately preceding interest period.

        The term "interest period" means the period from and including each interest payment date to but excluding the next succeeding interest payment date.

        We will give the stock purchase contract agent and the property trustee, who in turn will give holders of the MCAPS and holders of the trust preferred securities not held as part of Normal MCAPS, notice of remarketing at least 21 calendar days prior to the first day of any remarketing period. Such notice will set forth:

  •
  the beginning and ending dates of the remarketing period and the applicable remarketing settlement date and stock purchase date in the event the remarketing is successful;

  •
  the applicable distribution dates and record dates for cash distributions on the trust preferred securities, the applicable reference rate if we are electing a floating rate and any changes in the method of computation of the amount of distributions;

  •
  any change to the stated maturity of the junior subordinated debentures, and, if applicable, the date on and after which the trust will have the right to redeem the trust preferred securities;

  •
  in the case of a remarketing following an early remarketing event or any other remarketing after an unsuccessful remarketing during the first scheduled remarketing period, whether the junior subordinated debentures underlying the trust preferred securities, and our guarantee of the trust preferred securities will no longer be subordinated to our senior indebtedness;

  •
  the procedures you must follow if you hold trust preferred securities held as part of Normal MCAPS to elect not to participate in the remarketing and the date by which such election must be made; and

  •
  the procedures you must follow if you hold trust preferred securities separately to elect to participate in the remarketing as described under "Description of the Trust Preferred Securities—Remarketing" and the date by which such election must be made.

        We will cause notice of any unsuccessful remarketing and of a failed remarketing to be made publicly available.

  Early Remarketing

        If an early remarketing event occurs, the remarketing process described above will begin earlier. The first attempted remarketing will take place on the seventh business day prior to the next February 28, May 31, August 31 or November 30, or if any such day is not a business day, the preceding business day, that is at least 30 days after the occurrence of such early remarketing event. In the event of such an "early remarketing":

  •
  the first remarketing attempt will be on the basis that the trust preferred securities will be remarketed with the underlying junior subordinated debentures remaining subordinated securities (i.e., we will not have the option to elect to remarket them as senior securities) subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable;

  •
  the second, third and fourth remarketing attempts will be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, but the underlying junior subordinated debentures may, at our election, become senior debt; and

  •
  the fifth and last remarketing attempt will not be subject to the Fixed Rate Reset Cap or Floating Rate Reset Cap, as applicable, and the underlying junior subordinated debentures may, at our election, become senior debt.

        If the first remarketing attempt in an early remarketing is not successful, up to four additional attempts will be made beginning on the seventh business day prior to February 28, May 31, August 31, or November 30 (or if any such day is not a business day, the immediately preceding business day), as applicable, immediately following the first remarketing period, which date will be the remarketing settlement date in the event of a successful remarketing, and the stock purchase date will be the remarketing settlement date. For example, if an early remarketing event (other than as a result of the entry of an order for dissolution of the trust by a court of competent jurisdiction) occurs on September 1, 2007, then the first remarketing attempt would begin on the seventh business day prior to November 30, 2007 (or if such day is not a business day, the immediately preceding business day) for settlement on that date as the remarketing settlement date; if that remarketing fails, successive remarketing attempts would be made for settlement on the February 28, 2008, May 31, 2008 and August 31, 2008 remarketing settlement dates, which will also be the stock purchase dates; and if none of those remarketing attempts succeeds, then the fifth and final remarketing attempt will be made for settlement on the remarketing settlement date on November 30, 2008, which will also be the stock purchase dates (or if such day is not a business day, the immediately preceding business day).

        An "early remarketing event" will be deemed to occur if on any determination date, both of the following conditions exist:

  (i)
  our trailing two quarters consolidated net income amount is not a positive amount for the two-fiscal quarter period ending on the last day of our fiscal quarter that is two fiscal quarters prior to the most recently completed fiscal quarter before that determination date; and

  (ii)
  our tangible common stockholders' equity amount as of the end of our most recently completed fiscal quarter before that determination date and as of the end of our fiscal quarter that is two quarters before that fiscal quarter has declined in each case by 10% or more as compared to our tangible common stockholders' equity amount at the end of the "benchmark fiscal quarter" for that determination date, which is our sixth fiscal quarter preceding our most recently completed fiscal quarter before that determination date.

        For purposes of this test:

  •
  "Tangible common stockholders' equity amount" means, as of any quarter end and subject to certain adjustments described below, our common stockholders' equity minus identifiable intangible assets and goodwill, in each case as reflected on our consolidated GAAP balance sheet as of such quarter end;

  •
  "GAAP" means, at any date or for any period, U.S. generally accepted accounting principles as in effect on such date or for such period; and

  •
  "Trailing two quarters consolidated net income amount" means, for any fiscal quarter and subject to certain adjustments described below, the sum of our consolidated net income for the two fiscal quarters ending as of the last day of such fiscal quarter.

        Our fiscal quarters end on the last day of each February, May, August and November.

Limitation on Mergers and Sales of Assets

        The subordinated indenture provides that we will not merge or consolidate or transfer or lease all or substantially all of our assets, and another person may not transfer or lease all or substantially all of its assets to us, unless:

  •
  either (1) we are the continuing corporation, or (2) the successor corporation, if other than us, is a U.S. corporation and expressly assumes by supplemental indenture the obligations evidenced by the junior subordinated debentures and

  •
  immediately after the transaction, there would not be any default in the performance of any covenant or condition of the subordinated indenture.

        Other than the restrictions described above, the subordinated indenture does not contain any covenants or provisions that would protect holders of the junior subordinated debentures in the event of a highly leveraged transaction.

Limitation on Liens Does Not Apply

        Section 1005 of the indenture ("Limitation on Liens on Common Stock of Designated Subsidiaries"), which provides that we will not, and will not permit any designated subsidiary to directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed that is secured by a mortgage, pledge, lien, security interest or other encumbrance on any of the present or future common stock of designated subsidiary without securing the notes equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding, shall not apply to the junior subordinated debentures. "Designated subsidiary" means any of our subsidiaries the consolidated net worth of which represents at least 5% of our consolidated net worth.

Events of Default, Waiver and Notice

        The subordinated indenture provides that the following are events of default relating to Lehman Brothers Holdings:

  •
  failure to pay interest for 30 days after deferral for 10 or more consecutive semiannual interest periods or the equivalent thereof, in the event that interest periods are other than semiannual, provided such failure occurs on or after June 2, 2014;

  •
  certain events of bankruptcy or insolvency of Lehman Brothers Holdings, whether voluntary or not.

        If an event of default under the subordinated indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debentures may declare the entire principal and all accrued but unpaid interest of all junior subordinated debentures to be due and payable immediately. If the indenture trustee or the holders of junior subordinated debentures do not make such declaration and the junior subordinated debentures are beneficially owned by the trust or the property trustee, the property trustee or the holders of at least 25% in aggregate liquidation amount of the trust preferred securities shall have such right.

        If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debentures can, subject to certain conditions (including, if the junior subordinated debentures are held by a trust or the property trustee, the consent of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities (if such termination occurs prior to the stock purchase date or, if earlier, the remarketing settlement date), rescind the declaration. If the holders of the junior subordinated debentures do not rescind such declaration and the junior subordinated debentures are beneficially owned by the trust or the property trustee, the holders of at least a majority in aggregate liquidation amount of the trust preferred securities shall have such right.

        The holders of a majority in aggregate principal amount of the outstanding junior subordinated debentures may waive any past default, except:

  •
  a default in payment of principal or any premium or interest; or

  •
  a default under any provision of the subordinated indenture that itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

        If the junior subordinated debentures are beneficially owned by the trust or the property trustee, any such waiver shall require a consent of the holders of at least 25% in aggregate liquidation amount of the trust preferred securities.

        The holders of a majority in principal amount of the junior subordinated debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee.

        We are required to file an officers' certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the subordinated indenture.

        If the junior subordinated debentures are beneficially owned by the trust or the property trustee, a holder of trust preferred securities may institute a direct action against us if we fail to make interest or other payments on the junior subordinated debentures when due, taking into account any deferral period. A direct action may be brought without first:

  •
  directing the property trustee to enforce the terms of the junior subordinated debentures; or

  •
  suing us to enforce the property trustee's rights under the junior subordinated debentures.

        This right of direct action cannot be amended in a manner that would impair the rights of the holders of the trust preferred securities thereunder without the consent of all such holders.

Modification of Subordinated Indenture

        Under the subordinated indenture, we and the relevant trustee can enter into supplemental indentures to establish the form and terms of any new series of debt securities without obtaining the consent of any holder of outstanding junior subordinated debentures. In addition, we and the trustee may amend the subordinated indenture without the consent of any holder:

  •
  to reflect any modifications to the terms of the junior subordinated debentures pursuant to the terms of the subordinated indenture with respect to a remarketing;

  •
  to cure any ambiguity;

  •
  to correct or supplement any defective or inconsistent provision;

  •
  to conform the terms of the subordinated indenture and the junior subordinated debentures to the description of the junior subordinated debentures in this prospectus; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders of the junior subordinated debentures in any material respect or, if the junior subordinated debentures are beneficially owned by the trust and for so long as any of the trust preferred securities shall remain outstanding, the holders of the trust preferred securities.

        We and the trustee may, with the consent of the holders of at least 66 2/3% in aggregate principal amount of the debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

        No such modification may, without the consent of the holder of each security so affected:

  •
  extend the fixed maturity of any such securities, except as expressly permitted in connection with a remarketing;

  •
  reduce the rate or change the time of payment of interest on such securities, except as expressly permitted in connection with a remarketing;

  •
  reduce the principal amount of such securities;

  •
  change any of our obligations to pay any additional amounts;

  •
  change the currency or currency unit in which any such securities are payable or any right of selection thereof;

  •
  impair the right to sue for the enforcement of any such payment on or after the maturity of such securities;

  •
  reduce the percentage of securities referred to above whose holders need to consent to the modification or a waiver without the consent of such holders; and

  •
  change any of our obligations to maintain an office or agency.

Governing Law

        The subordinated indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the trustees and their affiliates in the ordinary course of business. The trustee or their affiliates may participate as underwriters, agents or dealers in any offering of debt securities.

DESCRIPTION OF THE GUARANTEE

        The following is a summary of some of the terms of the guarantee. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the guarantee but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described above under "Where You Can Find More Information."

General

        The guarantee to be executed and delivered by us for the benefit of the holders of trust preferred securities will be qualified as an indenture under the Trust Indenture Act of 1939. U.S. Bank National Association will act as guarantee trustee for purposes of the Trust Indenture Act. The terms of the guarantee will include those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. Pursuant to and to the extent set forth in the guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust preferred securities and common securities, on a pro rata basis, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments without duplication:

  •
  any accumulated and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the trust has funds available for such distributions;

  •
  the redemption price per trust preferred security, to the extent the trust has funds available for such redemptions; and

  •
  upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities, the lesser of

  •
  the aggregate liquidation amount of the trust preferred securities and all accumulated and unpaid distributions thereon, or

  •
  the amount of assets of the trust remaining for distribution to holders of the trust preferred securities upon a liquidation of the trust.

Subordination

        The guarantee will be unsecured and will rank:

  •
  subordinate and junior in right of payment to all of our other liabilities;

  •
  on a parity with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any trust preferred securities of any affiliate of us, including with our existing guarantee of $300 million floating rate enhanced capital advantaged preferred securities ("ECAPS"SM) issued in 2005; and

  •
  senior to our common stock.

        The guarantee will not place a limitation on the amount of additional senior debt that we may incur.

        The guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the junior subordinated debentures to the holders of the trust preferred securities in exchange for all such trust preferred securities.

        The guarantee, when taken together with our obligations under the junior subordinated debentures, the indenture and the declaration of trust, including our obligations to pay costs, expenses, debts and liabilities of the trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

Important Covenants of Lehman Brothers Holdings

        If the junior subordinated debentures are beneficially owned by the trust and we shall be in default relating to our payment of any obligations under the guarantee, we will not, and will not permit any subsidiary to make certain distributions on our capital stock or make certain payments on our pari passu or junior debt securities. See "Description of the Junior Subordinated Debentures—Restrictions on Certain Payments" for a more detailed description of this limitation.

Amendments and Assignment

        The guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate liquidation amount of the outstanding trust preferred and trust common securities. No vote will be required, however, for any changes that do not materially adversely affect the rights of holders of trust preferred securities. All guarantees and agreements contained in the guarantee shall bind the successors, assignees, receivers, trustees and representatives of Lehman Brothers Holdings and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantee

        The guarantee will terminate as to the trust preferred securities upon full payment of the redemption price of all trust preferred securities, upon distribution of the junior subordinated debentures to the holders of the trust preferred securities or upon full payment of the amounts payable upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Events of Default; Enforcement of Guarantee

        An event of default under the guarantee will occur upon our failure to perform any of its payment or other obligations required by the guarantee. The holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

        Within 90 days after a default under the guarantee actually known to the trustee, the trustee will notify the holders by first-class mail of the default unless the default has been cured prior to sending notice. The trustee may withhold a notice of default under the guarantee if the trustee determines in good faith that withholding the notice is in the interests of the holders of the trust preferred securities.

        If the guarantee trustee fails to enforce the guarantee trustee's rights under the guarantee, any holder of related trust preferred securities may directly sue us to enforce the guarantee trustee's rights under the guarantee without first suing the trust, the guarantee trustee or any other person or entity.

        Lehman Brothers Holdings, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not Lehman Brothers Holdings is in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

        The guarantee trustee, prior to the occurrence of a default with respect to the guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee and, after default with respect to the trust guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The holders of trust preferred securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the guarantee trustee to take any action following a default with respect to the guarantee.

Certain Business Relationships with Guarantee Trustee

        We and certain of our subsidiaries maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the guarantee trustee and its affiliates in the ordinary course of business. The guarantee trustee or its affiliates may participate as underwriters, agents or dealers in any offering of trust preferred securities.

Governing Law

        The guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

        Payments of distributions and other amounts due on the trust preferred securities are irrevocably guaranteed by us (to the extent the trust has funds available for the payment of such distributions) as set forth under "Description of the Guarantee." If we do not make payments under the junior subordinated debentures, the trust will not have sufficient funds to pay distributions or other amounts due on the trust preferred securities.

        The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay such distributions. In that event, a holder of trust preferred securities may institute a legal proceeding directly against us to enforce payment of the junior subordinated debentures to such holder in accordance with their terms including our right to defer interest payments.

        Taken together, our obligations under the declaration of trust, the junior subordinated debentures, the subordinated indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities.

Sufficiency of Payments

        As long as payments of interest, principal and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities because of the following factors:

  •
  the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust preferred and common securities;

  •
  the interest rate and payment dates on the junior subordinated debentures will match the distribution rate and payment dates for the trust preferred securities;

  •
  we, as borrower, will pay, and the trust will not be obligated to pay, all costs, expenses and liabilities of the trust except the trust's obligations under the trust preferred and common securities; and

  •
  the declaration of trust further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        We have the right to set-off any payment it is otherwise required to make under the subordinated indenture with and to the extent we make a related payment under the guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

        If a trust enforcement event occurs, the holders of trust preferred securities would rely on the enforcement by the property trustee of its rights as registered holder of the junior subordinated debentures against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as the holder of the junior subordinated debentures. The subordinated indenture provides that the indenture trustee shall give holders of junior subordinated debentures notice of all events of default within 30 days after occurrence.

        If the property trustee fails to enforce its rights under the junior subordinated debentures in respect of an indenture event of default after a holder of trust preferred securities has made a written request, such holder may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the junior subordinated debentures. In addition, if we fail to pay interest or principal on the junior subordinated debentures, a holder of trust preferred securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the aggregate stated liquidation amount of the trust preferred securities of such holder (a "direct action"). In connection with such a direct action, we will have the right under the subordinated indenture to set off any payment made to such holder by us. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

Limited Purpose of Trust

        The trust preferred securities evidence beneficial ownership interests in the trust, and the trust exists for the sole purpose of issuing the common and trust preferred securities and investing the proceeds thereof in junior subordinated debentures. A principal difference between the rights of a holder of trust preferred securities and a holder of junior subordinated debentures is that a holder of junior subordinated debentures is entitled to receive from us the principal of and interest accrued on junior subordinated debentures held, while a holder of trust preferred securities is entitled to receive distributions to the extent the trust has funds available for the payment of such distributions.

Rights Upon Termination

        Upon any dissolution, winding-up or liquidation of the trust involving the liquidation of the junior subordinated debentures, the holders of the trust preferred securities will be entitled to receive, out of assets held by the trust, subject to the rights of any creditors of the trust, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of us, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of us, subordinated in right of payment to all senior debt as set forth in the subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive payments or distributions. Because we are the guarantor under the guarantee and, under the subordinated indenture, have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of the trust preferred securities), the positions of a holder of trust preferred securities and a holder of the junior subordinated debentures relative to our other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

DESCRIPTION OF THE PREFERRED STOCK

        The following is a summary of some of the terms of the Preferred Stock we will issue pursuant to the stock purchase contracts. This summary contains a description of the material terms of the Preferred Stock but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described above under "Where You Can Find More Information."

General

        As of the date of this prospectus, our authorized capital stock includes 24,999,000 shares of preferred stock.

        Prior to the issuance of the Preferred Stock, our board of directors will adopt resolutions creating and designating the Preferred Stock as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term "our board of directors" includes any duly authorized committee.

        The rights of holders of the Preferred Stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future, provided that the future issuances are first approved by the holders of the class(es) or series of preferred stock adversely affected. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our and our subsidiaries' officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock issued by us may have the effect of rendering more difficult or discouraging an acquisition of us deemed undesirable by our board of directors.

        The Preferred Stock will be, when issued, fully paid and nonassessable. Holders of Preferred Stock will not have any preemptive or subscription rights to acquire more of our stock.

        We will issue the depositary shares representing the Preferred Stock to investors on the stock purchase date.

        Computershare Trust Company N.A., is the registrar, transfer agent and dividend disbursing agent for the Preferred Stock and also will serve as the depositary.

Ranking

        The Preferred Stock will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

        The Preferred Stock ranks on an equal basis with our 5.94% Cumulative Preferred Stock, Series C, 5.67% Cumulative Preferred Stock, Series D, 6.50% Cumulative Preferred Stock Series F and Floating Rate Cumulative Preferred Stock, Series G, as to dividends and upon liquidation, dissolution or winding up. We may from time to time, without notice to or consent from the holders of the depositary shares, create and issue additional shares of Preferred Stock or preferred stock ranking on an equal basis to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

Dividends

        Holders of Preferred Stock will receive, if declared by us, out of funds legally available for payment of dividends under Delaware law, non-cumulative cash dividends at an annual rate equal to the greater of (i) three-month LIBOR for the related dividend period plus    % and (ii)     %, provided that if the Preferred Stock is issued prior to May 31, 2012, such dividends will be payable at a rate per annum equal to    % until May 31, 2012. We may, and will if so directed by the SEC, skip a dividend on the Preferred Stock at any time or pay a partial dividend.

        To the extent that any dividends payable on the Preferred Stock on any dividend payment date are not declared and paid, in full or otherwise, on such dividend payment date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable. We have no obligation to pay dividends accrued for such dividend period after the dividend payment date for such dividend period or to pay interest with respect to such dividends, whether or not we declare dividends on the Preferred Stock for any subsequent dividend period.

        LIBOR, with respect to a dividend period, means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the second London business day immediately preceding the first day of such dividend period. A "London business day" means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market. The term "Reuters Page LIBOR01" means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

        If LIBOR cannot be determined as described above, we will select four major banks in the London interbank market. We will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London business day immediately preceding the first day of such dividend period. These quotations will be for deposits in U.S. dollars for a three-month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

        If two or more quotations are provided, LIBOR for the dividend period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, we will select three major banks in New York City and will then determine LIBOR for the dividend period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the second London business day immediately preceding the first day of such dividend period. The rates quoted will be for loans in U.S. dollars, for a three-month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks selected by us are quoting rates, LIBOR for the applicable period will be the same as for the immediately preceding dividend period.

        The term "dividend period" means the period from and including each dividend payment date to but excluding the next succeeding dividend payment date.

        We will pay dividends on the Preferred Stock quarterly in arrears, if declared by our board of directors, on each February 28, May 31, August 31 and November 30, commencing on the first such date following the stock purchase date provided that if the Preferred Stock is issued prior to May 31, 2012, such dividends will be paid, if declared by our board of directors on each May 31 and November 30 commencing on the first such date following the issuance of the Preferred Stock. If any date on which dividends would otherwise be payable is not a New York and London business day, then the dividend payment date will be the next succeeding New York and London business day unless such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding New York and London business day. If a dividend payment date prior to May 31, 2012 is not a New York business day, the applicable dividend shall be paid on the first New York business day following that day without adjustment. "New York business day" means any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed. See "Description of Depositary

Shares—Dividends and Other Distributions" about the deferral of distribution of amounts that are fractions of one cent.

        We will pay dividends to holders of record as of the close of business on the 15th day of the month in which the dividend payment date is scheduled. This day is also called the record date for payment of dividends.

        We will calculate dividends on the Preferred Stock on the basis of a 360-day year and the actual number of days elapsed, provided that dividends prior to May 31, 2012, if any, will be calculated based on a 360-day year consisting of 12 30-day months.

        We may not declare, set apart for payment or pay dividends on any of our stock that ranks equally with the Preferred Stock unless we have declared and paid or set apart for payment dividends on the Preferred Stock for the dividend period ending on or before the dividend payment date of that other stock, ratably in proportion to the respective amounts of (A) the dividends that have not been paid on the Preferred Stock for such dividend period over (B) the accumulated and unpaid dividends on that other stock.

        Except as set forth above, unless full dividends on the Preferred Stock have been declared and paid or set aside for payment for the most recently completed dividend period:

  •
  we may not declare, set apart for payment or pay dividends (other than in common stock) on the common stock or on any other stock of ours ranking equally with or junior to the Preferred Stock as to dividends; and

  •
  we may not redeem, purchase or otherwise acquire (or make payment to or available for any sinking fund with respect to) any of our common stock or other stock that ranks equally with or junior to the Preferred Stock as to dividends, except that money previously deposited in a sinking fund may be applied to a redemption or purchase.

        Notwithstanding the foregoing, we may pay dividends on the shares of any of our stock that ranks equally with the Preferred Stock for periods during which we may not pay dividends on the Preferred Stock because of the limitation on payment of dividends (and the related exceptions) described under "Restrictions on Declaration and Payment of Dividends" below. Any such stock will not be deemed to rank senior to the Preferred Stock in the payment of dividends solely because of our ability to continue paying dividends thereon during such periods.

        In addition, any stock ranking equally with or junior to the Preferred Stock as to dividends may be (i) converted into or exchanged for stock ranking junior to the Preferred Stock as to dividends or (ii) redeemed, purchased or otherwise acquired with the proceeds of a substantially contemporaneous sale of any such junior stock.

        We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The SEC may determine, under certain circumstances relating to the financial condition of a supervised investment bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Delaware state laws relating to the payment of dividends.

Restrictions on Declaration and Payment of Dividends

        We are prohibited from declaring dividends for payment on Preferred Stock on any dividend payment date in an aggregate amount exceeding the "new capital amounts," if, on the determination date prior to such payment date, both of the following conditions exist:

  (i)
  our trailing two quarters consolidated net income amount is not a positive amount for the two-fiscal quarter period ending on the last day of our fiscal quarter that is two fiscal quarters prior to the most recently completed fiscal quarter before that determination date; and

  (ii)
  our tangible common stockholders' equity amount as of the end of our most recently completed fiscal quarter before that determination date and as of the end of our fiscal quarter that is two quarters before that fiscal quarter has declined in each case by 10% or more as compared to our tangible common stockholders' equity amount at the end of the "benchmark fiscal quarter" for that determination date, which is our sixth fiscal quarter preceding our most recently completed fiscal quarter before that determination date.

        For purposes of this test:

  •
  "Tangible common stockholders' equity amount" means, as of any quarter end and subject to certain adjustments described below, our common stockholders' equity minus identifiable intangible assets and goodwill, in each case as reflected on our consolidated GAAP balance sheet as of such quarter end;

  •
  "GAAP" means, at any date or for any period, U.S. generally accepted accounting principles as in effect on such date or for such period;

  •
  "New capital amount" means, for any dividend payment date, the net proceeds received by us from new issuances of qualifying APM securities, as defined below (whether in one or more public offerings or private placements), during the period commencing on the 180th day prior to the declaration date for such dividend payment date (without double counting proceeds received during such 180-day period); and

  •
  "Trailing two quarters consolidated net income amount" means, for any fiscal quarter and subject to certain adjustments described below, the sum of our consolidated net income for the two fiscal quarters ending as of the last day of such fiscal quarter.

        Our fiscal quarters end on the last day of each February, May, August and November.

        If both the conditions set forth above exist for any determination date, the restriction on distributions on the Preferred Stock will continue until at least one of the conditions does not exist for a determination date, and our tangible common stockholders' equity amount as of our most recently completed fiscal quarter before that determination date has increased, or has declined by less than 10%, as compared to our tangible common stockholders' equity amount at the end of the benchmark fiscal quarter for each previous determination date during that dividend restriction period as to which restrictions were imposed under those tests. For example, if the condition set forth in clause (ii) above exists for three consecutive determination dates and related payment dates, we would be permitted to pay distributions on the Preferred Stock on the fourth payment date only if, as of the related determination date:

  •
  at least one of the conditions set forth in clauses (i) and (ii) of the test set forth above does not exist for that fourth determination date; and

  •
  our tangible common stockholders' equity amount as of our most recently completed fiscal quarter before that determination date had increased from, or was less than 10% below, its level at the end of the benchmark fiscal quarter for each of the prior three determination dates for which distributions were restricted under clause (ii) of the test set forth above. In effect, our tangible common stockholders' equity amount as of the most recently completed fiscal quarter before the determination date related to that payment date would have to be greater than, or less than 10% below, its level as of the end of not only the sixth fiscal quarter, but also each of the seventh, eighth and ninth fiscal quarters, preceding the most recently completed fiscal quarter prior to that determination date.

        Although the foregoing tests would not restrict us from paying distributions on the Preferred Stock currently, there can be no assurance that future financial results will not result in these tests restricting such distributions.

        Any period during which distributions on the Preferred Stock are restricted as described above is referred to as a "dividend restriction period."

        In order to give effect to the foregoing, the terms of the Preferred Stock prohibit our board of directors or any committee of the board from declaring dividends on the Preferred Stock on a declaration date (i) that is more than 60 days prior to the related dividend payment date or (ii) that is earlier than the date on which our financial statements for the most recently completed quarter prior to the related dividend payment date have been filed with or furnished to the SEC—for example, on a Form 10-K, 10-Q or 8-K—or have otherwise been made publicly available. The limitation in clause (ii) of the preceding sentence is subject to the exception that, if the board of directors determines to delay filing its financial statements with the SEC to a date later than the date on which "accelerated filers" under the SEC's rules would normally be required to file such financial statements, for example because of concerns over the accuracy of such financial statements or their compliance with U.S. GAAP, then the board of directors or a committee of the board will be permitted to determine the ability of the board of directors or a committee to declare dividends under the capital and financial tests outlined above based upon our financial statements as most recently filed with the SEC or otherwise made publicly available.

        If at any relevant date or for any relevant period we are not a reporting company under the Exchange Act, then for any such relevant date and period we will prepare and post on our website the consolidated financial statements that we would have been required to file with the Commission had we continued to be a reporting company under the Exchange Act, in each case on or before the dates that we would have been required to file such financial statements had we continued to be an "accelerated filer" within the meaning of Rule 12b-2 under the Exchange Act.

  Qualifying APM Securities

        For purposes of determining the new capital amount in the financial test described above, the term qualifying APM securities has the following meaning:

        "Qualifying APM securities" means our "common stock," "qualifying preferred stock" and "qualifying warrants," in each case, as such term is defined under "Description of the Junior Subordinated Debentures—Alternative Payment Mechanism".

        We are not permitted to include the net proceeds of qualifying preferred stock in the "New Capital Amount" to the extent that such net proceeds, together with the net proceeds of all prior issuances of qualifying preferred stock included in the New Capital Amount for any prior payments of dividends on the Preferred Stock during a dividend restriction period, would exceed 25% of the initial aggregate liquidation preference of the Preferred Stock.

        If any dividend restriction period lasts longer than one year and we have paid dividends on the Preferred Stock during such period, we will not be permitted to redeem or purchase any securities ranking pari passu with or junior to the most senior of the qualifying APM securities issued to raise such amount until the first anniversary of the date on which the dividend restriction period ended.

  Notices Related to Potential or Actual Restrictions on Declaration and Payment of Dividends

        We are required to give notice to the holders of the Preferred Stock of a potential restriction on dividends that could take effect for a subsequent payment date having a determination date two fiscal quarters in the future if (i) our Trailing Two Quarters Consolidated Net Income Amount for our most recently completed fiscal quarter is not a positive amount; and (ii) our Tangible Common Stockholders' Equity Amount as of our most recently completed fiscal quarter has declined by 10% or more as compared to our Tangible Common Stockholders' Equity Amount as of the end of our fourth fiscal quarter preceding our most recently completed fiscal quarter.

        We will send any such notice no later than the first payment date following the end of our most recently completed fiscal quarter for which the relevant financial information is available as of which the above tests indicate that a potential restriction on dividends could occur. Such notice will be sent by first class mail, postage prepaid, addressed to the holders of record of the Preferred Stock at their respective last addresses appearing on the share register, and we will file a copy of such notice on Form 8-K with the Commission. Such notice will (x) set forth the results of our Trailing Two Quarters Consolidated Net Income Amount and Tangible Common Stockholders' Equity Amount for the relevant periods and dates, and (y) state that we may be precluded by the terms of the Preferred Stock from paying dividends on the second payment date after the date of such notice unless we, through the generation of earnings or issuance of shares of common stock, increase our Tangible Common Stockholders' Equity Amount by an amount specified in such notice by such payment date.

        By not later than the 15th day prior to each payment date for which any dividends are being skipped by reason of the tests set forth above, we will give notice by first class mail, postage prepaid, addressed to the holders of record of the Preferred Stock at their respective last addresses appearing on the share register, and we will file a copy of such notice on form 8-K with the Commission. Such notice, in addition to stating the amount of dividends that will be skipped, will set forth the applicable Trailing Two Quarters Consolidated Net Income Amount and Tangible Common Stockholders' Equity Amount (and the amounts by which our Trailing Two Quarters Consolidated Net Income Amount and Tangible Common Stockholders' Equity Amount must increase in order for payment of dividends to be resumed).

Optional Redemption

        The Preferred Stock may not be redeemed prior to the later of May 31, 2012 and the stock purchase date. From and after that date (but subject to the limitations described below under "—Redemption or Repurchase Subject to Restrictions"), the Preferred Stock may be redeemable, in whole or in part, at our option. Any such redemption will be at a cash redemption price of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends including, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current dividend period to the redemption date, without regard to any undeclared dividends.

        We will give written notice of redemption at least 20 days and no more than 60 days prior to the redemption date. For any shares to be redeemed, dividends will cease to accrue and all rights of holders of such shares, except the right to receive the redemption price, will cease as of the redemption date.

        If fewer than all the outstanding shares of Preferred Stock are to be redeemed, we will select those to be redeemed by lot or pro rata or by any other method we deem appropriate.

        The Preferred Stock is not subject to mandatory redemption pursuant to a sinking fund or otherwise.

        Subject to the limitations described under "Certain Terms of the Replacement Capital Covenant" and the terms of any preferred stock ranking senior to the Preferred Stock or of any outstanding debt instruments, we or our affiliates may from time to time purchase any outstanding depositary shares or shares of Preferred Stock by tender, in the open market or by private agreement.

Voting Rights

        The Preferred Stock will have no voting rights except as provided below or as otherwise from time to time required by law.

        Whenever dividends payable on the shares of Preferred Stock have not been paid for six or more calendar quarters, whether or not consecutive, the authorized number of our directors will automatically be increased by two. The holders of the Preferred Stock will have the right, with holders of any other equally ranked series of preferred stock that have similar voting rights and on which dividends likewise have not been paid, voting together as a class, to elect two directors to fill such newly created directorships at our next annual meeting of stockholders and at each of our subsequent annual meetings until full dividends have been paid on the Preferred Stock for at least one year. At that point the right to elect directors terminates, and the terms of office of the two directors so elected will terminate immediately.

        Holders of Preferred Stock, together with holders of such other preferred stock entitled to elect preferred directors, voting together as a class, may remove and replace either of the directors they elected. If the office of either such director becomes vacant for any reason other than removal, the remaining director may choose a successor who will hold office for the unexpired term of the vacant office.

        So long as any shares of Preferred Stock remain outstanding, Lehman Brothers Holdings will not, without the vote of the holders of at least 66 2/3% of the shares of the Preferred Stock:

  •
  authorize, create or issue any of our capital stock ranking, as to dividends or upon liquidation, dissolution or winding up, senior to the Preferred Stock, or reclassify any of our authorized capital stock into any such shares of such capital stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

  •
  amend, alter or repeal the certificate of designation for the Preferred Stock, or our certificate of incorporation, whether by merger, consolidation or otherwise, in a way that adversely affects the powers, preferences or special rights of the Preferred Stock.

        Any

  •
  increase in the amount of authorized common or preferred stock; or

  •
  increase or decrease in the number of shares of any series of preferred stock; or

  •
  authorization and issuance of other classes or series of stock;

in each case ranking equally with or junior to the Preferred Stock will not be deemed to adversely affect such powers, preferences or special rights. Any capital stock will not be deemed to rank senior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up solely because we may pay dividends on the shares of such stock for periods during which we may not pay dividends on the Preferred Stock because of the limitation on payment of dividends (and the related exceptions) described under "Restrictions on Declaration and Payment of Dividends" above.

        Each share of Preferred Stock will have 400 votes whenever it is entitled to voting rights.

        If we redeem or call for redemption all of the outstanding shares of Preferred Stock and deposit in trust sufficient funds to effect such redemption, the above voting provisions will not apply.

        Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to the rights of that preferred stock that adversely affects the rights, powers and preferences of the preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Redemption or Repurchase Subject to Restrictions

        Our right to redeem the Preferred Stock once issued is subject to two important limitations.

        First, any redemption of the Preferred Stock is subject to prior approval of the SEC. Moreover, unless the SEC authorizes us to do otherwise in writing, we will redeem the Preferred Stock only if it is replaced with common stock or another series of non-cumulative perpetual preferred stock.

        Second, at or prior to the initial issuance of the Normal MCAPS, we will enter into a "replacement capital covenant," relating to the MCAPS, trust preferred securities, junior subordinated debentures and the Preferred Stock. The replacement capital covenant only benefits holders of covered debt, as defined below, and is not enforceable by holders of MCAPS, trust preferred securities, junior subordinated debentures, depositary shares or Preferred Stock. However, the replacement capital covenant could preclude us from purchasing MCAPS, junior subordinated debentures or trust preferred securities or redeeming or purchasing shares of Preferred Stock at a time we might otherwise wish to do so. See "Certain Terms of the Replacement Capital Covenant."

Liquidation Rights

        Upon our liquidation, dissolution or winding up, the holders of the Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, $100,000 per share (equivalent to $1,000 per depositary share) plus all declared but unpaid dividends. If, upon any liquidation, dissolution or winding up of us, our assets, or proceeds thereof, distributable among the holders of shares of Preferred Stock or any stock ranking equally with the Preferred Stock shall be insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

        Neither a consolidation nor merger of us, nor a sale, lease, exchange or transfer of all or substantially all of our assets, will be deemed to be a liquidation, dissolution or winding up under the above provisions.

        As of the date of this prospectus, the aggregate liquidation preference of the preferred stock we have outstanding (our 5.94% Cumulative Preferred Stock, Series C, 5.67% Cumulative Preferred Stock, Series D, 6.50% Cumulative Preferred Stock, Series F and Floating Rate Cumulative Preferred Stock, Series G) is $1.1 billion.

DESCRIPTION OF DEPOSITARY SHARES

        The following is a summary of some of the terms of the depositary shares. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the depositary shares but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described above under "Where You Can Find More Information."

        Each depositary share will represent 1/100th of a share of Preferred Stock. Lehman Brothers Holdings will issue depositary receipts evidencing the depositary shares. Lehman Brothers Holdings will deposit the underlying shares of Stock pursuant to a deposit agreement among Lehman Brothers Holdings, Computershare Trust Company, N.A., as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the rights and preferences of the Preferred Stock in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share.

Dividends and Other Distributions

        The depositary will distribute all dividends and other cash distributions received on the Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including sale of the property and distribution of the net proceeds from such sale to the holders of depositary receipts. The obligation of the depositary to distribute dividends and distributions is subject to paying certain charges and expenses of the depositary.

        The depositary will distribute dividends and other distributions only in an amount that can be distributed without attributing to any holder of depositary receipts a fraction of one cent. Any balance not so distributable will be held by the depositary and will be added to the next sum received by the depositary for distribution. The depositary will not be liable for interest on amounts held for later distribution.

Taxes and Other Governmental Charges

        The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Preferred Stock will be reduced by any amounts required to be withheld by Lehman Brothers Holdings or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or shares of Preferred Stock, until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

        If Lehman Brothers Holdings redeems the Preferred Stock, in whole or in part, the corresponding depositary shares will also be redeemed. The redemption price per depositary share will be equal to 1/100th of the redemption price per share of Preferred Stock. If less than all the depositary shares will be redeemed, Lehman Brothers Holdings will select either by lot or pro rata those depositary shares to be redeemed. Any shares redeemed will be subject to rounding to prevent fractional depositary shares. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 20 and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and depositary shares.

        Any redemption of the depositary shares will be subject to the limitations described below under "Certain Terms of the Replacement Capital Covenant."

Withdrawal of Preferred Stock

        Underlying shares of Preferred Stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of shares of Preferred Stock and any money or property represented by such depositary shares. Only whole shares of Preferred Stock may be withdrawn; if a holder holds an amount other than a whole multiple of 100 depositary shares, the depositary will deliver along with the withdrawn shares of Preferred Stock a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of Preferred Stock will not be entitled to redeposit such shares or to receive depositary shares. See "—Stock Exchange Listing" below.

Voting the Preferred Stock

        Because each depositary share represents ownership of 1/100th of a share of Preferred Stock, and each share of Preferred Stock is entitled to 400 votes per share under the limited circumstances described above, holders of depositary receipts will be entitled to four votes per depositary share under such limited circumstances.

        Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the Preferred Stock represented by such holder's depositary shares. The preferred stock depositary will try to vote the amount of the Preferred Stock represented by such depositary shares in accordance with such instructions.

        We will agree to take all actions that the preferred stock depositary determines as necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of Preferred Stock held by it for which it does not receive specific instructions from the holders of depositary shares representing such shares.

Stock Exchange Listing

        We will apply to list the depositary shares on the New York Stock Exchange and expect, if the application is approved, trading to begin within 30 days after initial delivery of the depositary shares. We do not expect that there will be any separate public trading market for the shares of Preferred Stock except as represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  a final distribution in respect of the Preferred Stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of us.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of Preferred Stock and any redemption of Preferred Stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of Preferred Stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited Preferred Stock.

        Neither the preferred stock depositary nor we will be liable if it or we are prevented or delayed by law or any circumstances beyond its or our control in performing its or our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of our and their duties thereunder, and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Concerning the Depositary

        We and certain of our subsidiaries may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the depositary and its affiliates in the ordinary course of business. The depositary or its affiliates may participate as underwriters, agents or dealers in any offering of depositary shares.

DESCRIPTION OF CAPITAL STOCK

        Pursuant to our restated certificate of incorporation, our authorized capital stock consists of 1,224,999,000 shares, of which:

  •
  1,200,000,000 shares are designated as common stock, 534,877,435 shares of which were outstanding as of February 28, 2007; and

  •
  24,999,000 shares are designated as preferred stock, $1.00 par value, 798,000 shares of which were outstanding as of February 28, 2007.

Common Stock

  General

        Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by stockholders. Except as otherwise provided by law, the holders of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

        Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is The Bank of New York. The common stock is listed on the New York Stock Exchange.

  Delaware Law, Certificate of Incorporation and By-Law Provisions That May Have an Antitakeover Effect

        The following discussion concerns certain provisions of Delaware law and our certificate of incorporation and by-laws that may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for our shares.

        Delaware Law.    We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the business combination the corporation's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation's officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the time, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock which is not owned by the interested stockholder.

        A "business combination" includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

        Certificate of Incorporation and By-Laws.    Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent.

        Our by-laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President in the absence or disability of the Chairman of the Board and the Chief Executive Officer, or the Secretary at the request of the board of directors. Notice of a special meeting stating the place, date and hour of the meeting and the purposes for which the meeting is called must be given between 10 and 60 days before the date of the meeting, and only business specified in the notice may come before the meeting. In addition, our by-laws provide that directors be elected by a majority of votes in an uncontested election and a plurality of votes in a contested election at an annual meeting and does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

        Preferred Stock.    The issuance of preferred stock could adversely affect holders of common stock. The potential issuance of preferred stock may have the effect of discouraging, delaying or preventing a change of control of Lehman Brothers Holdings, may discourage bids for the common stock at a premium over market price of the common stock and may adversely affect the market price of the common stock.

Preferred Stock

        Under our restated certificate of incorporation, as amended, we have authority to issue up to 24,999,000 shares of preferred stock with $1.00 par value per share (including the Preferred Stock).

        Under our restated certificate of incorporation, our board of directors is empowered to authorize the issuance of shares of preferred stock in one or more classes or series. The term "our board of directors" includes any duly authorized committee of our board of directors. Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation.

        Set forth below is specific information concerning the various series of preferred stock that we have issued and that are currently outstanding.

Title of Series	Number of Shares Outstanding	Per Share Dividends per Year	Redemption Price per Share	Date Next Redeemable by Lehman Brothers Holdings	General Voting Rights
5.94% Cumulative Preferred Stock, Series C	500,000	$29.70	$500.00	05/31/08	No
5.67% Cumulative Preferred Stock, Series D	40,000	$283.50	$5,000.00	08/31/08	No
6.50% Cumulative Preferred Stock, Series F	138,000	$162.50	$2,500.00	08/31/08	No
Floating Rate Cumulative Preferred Stock, Series G	120,000	Variable(1)	$2,500.00	2/15/09	No

(1)
Dividends on the Series G Preferred Stock are payable at a floating rate per annum of one-month LIBOR plus 0.75%, with a floor of 3.0% per annum.

        Where the above table indicates that the holders of the preferred stock have no general voting rights, this means that they do not vote on matters submitted to a vote of the common stockholders. However, the holders of this preferred stock do have other special voting rights:

  •
  that are required by law,

  •
  that apply if dividends are not paid in full for the equivalent of six calendar quarters, and

  •
  when Lehman Brothers Holdings wants to create any class of stock having a preference as to dividends or distributions of assets over such series or alter or change the provisions of the certificate of incorporation so as to adversely affect the powers, preferences or rights of the holders of such series.

        Some or all of these special voting rights apply to each series of preferred stock listed above. In the event of a default in paying dividends for the equivalent of six calendar quarters, the holders of the Redeemable Voting Preferred Stock, the 5.94% Cumulative Preferred Stock, Series C and the 5.67% Cumulative Preferred Stock, Series D, 6.50% Cumulative Preferred Stock, Series F and Floating Rate Cumulative Preferred Stock, Series G have the right collectively to elect two additional directors to Lehman Brothers Holdings' board of directors until such dividends are paid, together with holders of the Preferred Stock.

CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT

        In the replacement capital covenant, we covenant to the holders of long-term unsecured senior indebtedness that neither we nor any subsidiary of ours will repay, redeem or purchase (i) the MCAPS, the trust preferred securities or the junior subordinated debentures prior to the stock purchase date or (ii) the depositary shares or shares of Preferred Stock at any time thereafter, except in either case to the extent (i) that the total repayment, redemption or purchase price is equal to or less than the sum of:

  •
  100% of the aggregate amount of:

  •
  the net cash proceeds received by us and our subsidiaries from the sale of common stock and rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans), plus

  •
  the market value of any common stock that we and our subsidiaries have delivered as consideration for property or assets in an arm's-length transaction, plus

  •
  the market value of any common stock that we and our subsidiaries have issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any nationally recognized rating organization within the meaning of Rule 15c 3-1(c)(2)(vi)(F); plus

  •
  100% of the aggregate amount of net cash proceeds received by us and our subsidiaries from the sale of qualifying non-cumulative perpetual preferred stock;

in each case within the 180 days prior to the repayment, redemption or purchase date (without double counting the proceeds received) to persons other than us and our subsidiaries or (ii) the MCAPS, the trust preferred securities, the junior subordinated debentures or the Preferred Stock are exchanged for at least an equal aggregate market value of common stock or liquidation preference of qualifying non-cumulative perpetual preferred stock; provided that the foregoing limitations do not apply to (i) purchases of the MCAPS, the trust preferred securities, the junior subordinated debentures or the depositary shares or shares of Preferred Stock or any portion thereof in connection with the distribution thereof or in connection with market-making or other secondary-market activities and (ii) any distribution of the junior subordinated debentures to holders of the trust preferred securities upon a dissolution of the trust. We refer collectively to common stock, rights to acquire common stock and qualifying non-cumulative perpetual preferred stock as "replacement capital securities." For purposes of the replacement capital covenant, the term "repay" includes the defeasance of the junior subordinated debentures as well as the satisfaction and discharge of our obligations under the subordinated indenture with respect to the junior subordinated debentures.

        The replacement capital covenant does not restrict the redemption or purchase of the trust preferred securities or junior subordinated debentures on or after the stock purchase date.

        Our ability to raise proceeds from replacement capital securities during the 180 days prior to a proposed repayment, redemption or purchase will depend on, among other things, market conditions at such times as well as the acceptability to prospective investors of the terms of such replacement capital securities.

        Our covenants in the replacement capital covenant run in favor of persons that buy, hold or sell our unsecured indebtedness during the period that such indebtedness is "covered debt," which is currently comprised of our junior subordinated debentures underlying the 6.24% Preferred Securities,

Series N of Lehman Brothers Holdings Capital Trust VI, which have CUSIP No. 52520X208. Other debt will replace our covered debt under the replacement capital covenant on the earlier to occur of:

  •
  the date two years prior to the maturity of the existing covered debt; or

  •
  the date of a redemption or purchase of the existing covered debt in an amount such that the outstanding principal amount of the existing covered debt is or will become less than $100 million.

        The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of MCAPS, trust preferred securities, junior subordinated debentures, depositary shares or shares of Preferred Stock.

        We may amend or supplement the replacement capital covenant with the consent of the holders of a majority by principal amount of the debt that at the time of the amendment or supplement is the covered debt. We may also, acting alone and without the consent of the holders of the covered debt, amend or supplement the replacement capital covenant if (i) such amendment or supplement eliminates common stock or rights to acquire common stock as replacement capital securities if an accounting standards or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes, (ii) such amendment or supplement is not adverse to the holders of the then-effective series of covered debt and an officer of Lehman Brothers Holdings has delivered a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the holders of the then-effective series of covered debt, (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of Lehman Brothers Holdings has delivered a written certificate to that effect or (iv) the effect of such amendment or supplement is solely to impose additional restrictions on our ability to repay, redeem or purchase MCAPS, trust preferred securities, junior subordinated debentures, depositary shares or shares of Preferred Stock in any circumstance.

        The replacement capital covenant may be terminated if the holders of a majority by principal amount of the covered debt so agree, or if we no longer have outstanding any long-term indebtedness that qualifies as covered debt, without regard to whether such indebtedness is rated by a nationally recognized statistical rating organization.

BOOK-ENTRY SYSTEM

        The Depository Trust Company, which we refer to along with its successors in this capacity as "DTC," will act as securities depositary for the MCAPS and the separate trust preferred securities. The MCAPS, the separate trust preferred securities and the Preferred Stock will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of each class of MCAPS and the separate trust preferred securities, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. On the stock purchase date, one or more fully registered global security certificates, representing the total aggregate number of depositary shares, will be issued and will be deposited with the DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. Likewise, in the event we dissolve the trust, one or more fully registered global security certificates, representing the total aggregate number of junior subordinated debentures, will be issued and will be deposited with the DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("participants") deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the Commission.

        Purchases of MCAPS, separate trust preferred securities, junior subordinated debentures and depositary shares within the DTC system must be made by or through participants, which will receive a credit for the MCAPS, the separate trust preferred securities and the Preferred Stock on DTC's records. The ownership interest of each actual purchaser of MCAPS, separate trust preferred securities, junior subordinated debentures or depositary shares ("beneficial owner") is in turn to be recorded on the participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants or indirect participants through which the beneficial owners purchased MCAPS, separate trust preferred securities, junior subordinated debentures or depositary shares. Transfers of ownership interests in the MCAPS, the separate trust preferred securities and the depositary shares are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in MCAPS, separate trust preferred securities, junior subordinated debentures or depositary shares, except in the event that use of the book-entry system for MCAPS, separate trust preferred securities, junior subordinated debentures and depositary shares is discontinued.

        DTC has no knowledge of the actual beneficial owners of the MCAPS, the separate trust preferred securities, junior subordinated debentures and the depositary shares; DTC's records reflect only the identity of the participants to whose accounts such MCAPS, separate trust preferred securities, junior subordinated debentures and depositary shares are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the MCAPS, the separate trust preferred securities, junior subordinated debentures and the depositary shares represented thereby for all purposes under the declaration of trust, the guarantee, the collateral agreement, the subordinated indenture, our certificate of incorporation, and the trust preferred securities. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the declaration of trust and our certificate of incorporation.

        DTC has advised us that it will take any action permitted to be taken by a holder of MCAPS, separate trust preferred securities, junior subordinated debentures or depositary shares (including the presentation of MCAPS and separate trust preferred securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global securities are credited and only in respect of such portion of the aggregate liquidation amount of MCAPS, separate trust preferred securities or depositary shares as to which such participant or participants has or have given such direction. However, if there is a trust enforcement event under the separate trust preferred securities, DTC may exchange the global securities for certificated securities, which it will distribute to its participants in accordance with its customary procedures.

        Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices in respect of the MCAPS, the separate trust preferred securities and the depositary shares held in book-entry form will be sent to Cede & Co. If less than all of the MCAPS, the separate trust preferred securities, junior subordinated debentures and the depositary shares are being redeemed, DTC will determine the amount of the interest of each participant to be redeemed in accordance with its procedures.

        Although voting with respect to the MCAPS, the separate trust preferred securities and the depositary shares is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to MCAPS, separate trust preferred securities, junior subordinated debentures and depositary shares. Under its usual procedures, DTC would mail an Omnibus Proxy to the trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the MCAPS, the separate trust preferred securities, junior subordinated debentures and the depositary shares are allocated on the record date (identified in a listing attached to the Omnibus Proxy).

        Distributions on the MCAPS, the separate trust preferred securities, junior subordinated debentures and the depositary shares held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and indirect participants and not of DTC, the trust or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of the trust, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of participants and indirect participants.

        Except as provided in this prospectus, a beneficial owner of an interest in a global security will not be entitled to receive physical delivery of MCAPS, separate trust preferred securities, junior subordinated debentures or depositary shares. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the MCAPS, the separate trust preferred securities, junior subordinated debentures or the depositary shares.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trust will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the MCAPS, the separate trust preferred securities, junior subordinated debentures and the depositary shares at any time by giving notice to the trust. Under such circumstances, in the event that a successor securities depository is not obtained, certificates of the MCAPS, the separate trust preferred securities and the depositary shares are required to be printed and delivered to the property trustee. Additionally, the trust (with our consent) may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the MCAPS, the separate trust preferred securities, junior subordinated debentures and the depositary shares will be printed and delivered to the property trustee. In each of the above circumstances, we will appoint a paying agent with respect to the MCAPS, the separate trust preferred securities, the junior subordinated debentures and the depositary shares.

        The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global MCAPS, global separate trust preferred securities, junior subordinated debentures and global depositary shares as represented by a global security.

Clearstream and Euroclear

        Links have been established among DTC, Clearstream Banking S.A., Luxembourg ("Clearstream Banking SA") and Euroclear Bank ("Euroclear") (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

        Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

        Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

        When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

Payment

        Payments in respect of the MCAPS, the separate trust preferred securities and the Preferred Stock represented by the global securities will be made to DTC, which shall credit the relevant accounts at DTC on the payment dates or, in the case of certificated securities, if any, such payments will be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent is permitted to resign as paying agent upon 30 days' written notice to the regular trustees. In the event that the property trustee shall no longer be the paying agent, the regular trustees will appoint a successor to act as paying agent (which must be a bank or trust company).

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following summary describes certain United States federal income tax consequences for United States holders (as defined below), as of the date of this prospectus, of the purchase, ownership and disposition of Normal MCAPS, Treasury MCAPS, trust preferred securities and Preferred Stock acquired under the stock purchase contracts.

        This summary deals only with Normal MCAPS, Treasury MCAPS, trust preferred securities and Preferred Stock held as capital assets by a holder who purchases the Normal MCAPS upon original issuance at their initial offering price and does not constitute a detailed description of the United States federal income tax considerations applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

  •
  a dealer in securities or currencies;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a person holding the Normal MCAPS, Treasury MCAPS, trust preferred securities or Preferred Stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  a financial institution;

  •
  a person liable for alternative minimum tax;

  •
  a person who is an investor in a pass-through entity; or

  •
  a United States person whose "functional currency" is not the U.S. dollar.

        This summary deals only with a holder of a Normal MCAPS, Treasury MCAPS, trust preferred securities or Preferred Stock that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person (each, a "United States holder").

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those discussed below.

        In addition, the authorities on which this summary is based are subject to various interpretations. The MCAPS are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the MCAPS. Lehman Brothers Holdings, Inc. has not sought any rulings concerning the treatment of the MCAPS, and the tax consequences described herein are not binding on the Internal Revenue

Service ("IRS") or the courts, either of which could disagree with the explanations or conclusions contained in this summary.

        If a partnership holds the Normal MCAPS, Treasury MCAPS, trust preferred securities or Preferred Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Normal MCAPS, Treasury MCAPS, trust preferred securities or Preferred Stock, you should consult your tax advisors.

        This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of the Normal MCAPS, Treasury MCAPS, trust preferred securities or Preferred Stock, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Normal MCAPS

  Allocation of Purchase Price

        Your acquisition of a Normal MCAPS will be treated as an acquisition of the trust preferred security and the stock purchase contract constituting the Normal MCAPS and, by purchasing the Normal MCAPS, you will be deemed to have agreed to such treatment. The remainder of this discussion assumes that a holder of a Normal MCAPS will be treated as owning a trust preferred security and a stock purchase contract.

        The purchase price of each Normal MCAPS will be allocated between the trust preferred security and the stock purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial tax basis in the trust preferred security and the stock purchase contract. We will report the initial fair market value of each trust preferred security as $1,000 and the initial fair market value of each stock purchase contract as $0, and by purchasing a Normal MCAPS, you will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price will be respected.

Classification of the Trust

        In connection with the issuance of the Normal MCAPS, Simpson Thacher & Bartlett LLP is of the opinion that, under current law and assuming full compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in its opinion, the trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, for United States federal income tax purposes, a holder of a trust preferred security generally will be treated as owning an undivided beneficial interest in the junior subordinated debentures and will be required to include in gross income such holder's pro rata share of the interest income or, where applicable, the original issue discount that is paid or accrued on the junior subordinated debentures. See "—Junior Subordinated Debentures—Interest Income and Original Issue Discount."

Junior Subordinated Debentures

  Classification of the Junior Subordinated Debentures

        Lehman Brothers Holdings Inc. intends to take the position that the junior subordinated debentures will be classified for all United States tax purposes as its indebtedness under current law. Lehman Brothers Holdings Inc., the trust and you, by your acceptance of a beneficial ownership interest in a trust preferred security, agree to treat the junior subordinated debentures as indebtedness for all United States tax purposes. The remainder of this discussion assumes that the junior subordinated debentures will be classified as indebtedness of Lehman Brothers Holdings Inc.

  Interest Income and Original Issue Discount

        Lehman Brothers Holdings, Inc. intends to treat the junior subordinated debentures as "variable rate debt instruments" that are subject to applicable United States Treasury regulations that apply to "reset bonds" and that mature, solely for purposes of the original issue discount ("OID") rules, on the date immediately preceding the remarketing settlement date for an amount equal to the remarketing value (less accrued and unpaid interest). However, there are no regulations, rulings, or other authorities that address the United States federal income tax treatment of debt instruments that are substantially similar to the junior subordinated debentures, and their treatment under these rules is unclear.

        Under applicable United States Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Lehman Brothers Holdings Inc. believes that, as of the date of this prospectus, the likelihood that it will exercise its option to defer payments of interest under the terms of the junior subordinated debentures is remote within the meaning of the United States Treasury regulations. Accordingly, upon issuance, Lehman Brothers Holdings Inc. believes the junior subordinated debentures will not be treated as issued with OID. In such case, subject to the discussion below, the junior subordinated debentures will not be subject to the special OID rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the junior subordinated debentures as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

        If, however, Lehman Brothers Holdings Inc. exercises its right to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will become OID instruments at that time and could be recharacterized as contingent payment debt obligations. In that case, you will be subject to special rules.

        The IRS has not yet addressed in any rulings or other interpretations the United States Treasury regulations dealing with OID and the deferral of interest payments where the issuer of a debt instrument has a right to defer interest payments. It is possible that the IRS could assert that the junior subordinated debentures were issued initially as OID or contingent payment debt obligations merely because of Lehman Brothers Holdings Inc.'s right to defer interest payments. If the IRS were successful in this regard, you would be subject to the special OID rules described above, regardless of whether Lehman Brothers Holdings Inc. exercises its option to defer payments of interest on the junior subordinated debentures.

  Distribution of Junior Subordinated Debentures or Cash upon Liquidation of the Trust

        As described under the caption "Description of the Trust Preferred Securities—Distribution of Trust Assets," the junior subordinated debentures held by the trust may be distributed to you in exchange for your trust preferred securities if the trust is liquidated before the maturity of the junior subordinated debentures. Under current law, this type of distribution from a grantor trust would not be taxable. Upon such distribution, you will receive your proportional share of the junior subordinated debentures previously held indirectly through the trust. Your holding period and aggregate tax basis in the junior subordinated debentures will equal the holding period and aggregate tax basis that you had in your trust preferred securities before the distribution. If, however, the trust is treated as an association taxable as a corporation, a tax event will occur. If Lehman Brothers Holdings, Inc. elects to distribute the junior subordinated debentures to you at this time, the distribution would be taxable to the trust and to you.

        As described under "Description of the Junior Subordinated Debentures—Redemption," Lehman Brothers Holdings, Inc. may in certain circumstances redeem the junior subordinated debentures and distribute cash in liquidation of the trust. This redemption for cash would be taxable as described in "—Sale, Exchange, or Other Disposition of Normal MCAPS or Treasury MCAPS."

        If you receive the junior subordinated debentures in exchange for your trust preferred securities, you would accrue interest in respect of the junior subordinated debentures received from the trust in the manner described under "—Junior Subordinated Debentures—Interest Income and Original Issue Discount." If you then sell, exchange, remarket or otherwise dispose of the junior subordinated debentures, you would recognize gain or loss on the disposition as described under "—Sale, Exchange, or Other Disposition of Normal MCAPS or Treasury MCAPS."

Treasury MCAPS

  Substitution of Qualifying Treasury Securities to Create Treasury MCAPS

        During an exchange period, you may create Treasury MCAPS by delivering Normal MCAPS and qualifying treasury securities to the collateral agent in substitution for the trust preferred security. The pledged trust preferred security will then be released from the collateral agreement and delivered to you. You generally will not recognize gain or loss upon the delivery of the qualifying treasury securities or the release of the trust preferred security. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the trust preferred security and the qualifying treasury security, and your tax basis in the trust preferred security, qualifying treasury security and the stock purchase contract will not be affected by the delivery and release.

  Ownership of Treasury Securities

        By acquiring Treasury MCAPS, you agree to treat yourself as the beneficial owner of the qualifying treasury security that is a part of the Treasury MCAPS owned by you. Lehman Brothers Holdings, Inc. also agrees to treat you as the owner of the qualifying treasury security. Your initial tax basis in the qualifying treasury security that is a part of the Treasury MCAPS will be equal to the amount paid for the qualifying treasury security. Your adjusted tax basis in the qualifying treasury security will be increased by the amount of any acquisition discount included in income with respect thereto.

  Interest Income and Acquisition Discount

        A holder of Treasury MCAPS will be required to treat its pro rata portion of the qualifying treasury security as a bond that has acquisition discount equal to the holder's pro rata portion of the excess of the amount payable at maturity on such qualifying treasury security over the holder's basis in the qualifying treasury security. It is expected that any delivered qualifying treasury securities or replacement qualifying treasury securities will have a term of one year or less and will therefore be treated as short term obligation. In general, accrual method taxpayers will be required to accrue such acquisition discount as it accrues on a straight line basis, unless an election is made to accrue such discount on a constant yield basis. Cash method taxpayers will generally not be required to accrue acquisition discount, and will only recognize such amounts when they are paid, unless an election is made to accrue such acquisition discount. Cash method taxpayers that do not so elect may be required to defer interest deductions for any interest paid on indebtedness incurred to purchase the qualifying treasury securities.

  Substitution of Trust Preferred Securities to Recreate Normal MCAPS

        If you deliver Treasury MCAPS and trust preferred securities to the collateral agent in exchange for Normal MCAPS and qualifying treasury securities, you generally will not recognize gain or loss upon the delivery of the trust preferred securities or the release of the qualifying treasury securities. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the qualifying treasury securities and the trust preferred securities, and your tax basis in the trust preferred securities, the qualifying treasury securities and the stock purchase contract will not be affected by the delivery and release.

Sale, Exchange, or Other Disposition of Normal MCAPS or Treasury MCAPS

        Upon a disposition of Normal MCAPS or Treasury MCAPS, you will be treated as having sold, exchanged or disposed of the stock purchase contract and either the trust preferred security or qualifying treasury security, as the case may be, that constitute such Normal MCAPS or Treasury MCAPS, respectively. You generally will have capital gain or loss equal to the difference between the portion of your proceeds allocable to the stock purchase contract and the trust preferred security or qualifying treasury security, as the case may be, and your respective adjusted tax bases in the stock purchase contract and the trust preferred security or qualifying treasury security. For purposes of determining gain or loss, your proceeds will not include an amount equal to accrued and unpaid interest on the qualifying treasury security not previously included in income, which amount will be treated as ordinary interest income. Further, to the extent you are treated as having received an amount with respect to accrued contract payments, such amounts may be treated as ordinary income to the extent not previously included in income.

        Such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations. If the disposition of Normal MCAPS or Treasury MCAPS occurs when the stock purchase contract has a negative value, you should generally recognize loss with respect to the stock purchase contract equal to such negative value and should also be considered to have received additional consideration for the trust preferred security or qualifying treasury security in an amount equal to such negative value, and to have paid such amount to be released from your obligation under the stock purchase contract. You should consult your tax advisor regarding a disposition of Normal MCAPS or Treasury MCAPS at a time when the stock purchase contract has a negative value.

Remarketing or Early Redemption of the Trust Preferred Securities

        A remarketing or early redemption of the trust preferred securities will be a taxable event for holders of trust preferred securities that will be subject to tax in the manner described under "—Sale, Exchange, or Other Disposition of Normal MCAPS or Treasury MCAPS."

Stock Purchase Contracts

  Contract Payments

        There is no direct authority addressing the treatment of the contract payments under current law, and their treatment is unclear. Contract payments may constitute taxable income to you when received or accrued, in accordance with your method of tax accounting. To the extent we are required to file information returns with respect to contract payments, we intend to report such payments as taxable income to you. You should consult your own tax advisor concerning the treatment of contract payments. The treatment of contract payments could affect your tax basis in a stock purchase contract or Preferred Stock received under a stock purchase contract or your amount realized upon the sale or disposition of a stock purchase contract (whether held as part of a Normal MCAPS or a Treasury MCAPS) or the termination of a stock purchase contract. See "—Acquisition of Preferred Stock Under a Stock Purchase Contract," "—Termination of a Stock Purchase Contract," and "—Sale, Exchange or Other Disposition of Normal MCAPS or Treasury MCAPS."

  Acquisition of Preferred Stock Under a Stock Purchase Contract

        You generally will not recognize gain or loss on the purchase of Preferred Stock under a stock purchase contract, except with respect to any cash paid in lieu of a fractional share of Preferred Stock. Subject to the following discussion, your aggregate initial tax basis in the Preferred Stock acquired under a stock purchase contract generally should equal (a) the purchase price paid for such preferred stock, plus (b) your tax basis in the stock purchase contract, if any, less (c) the portion of such purchase price and tax basis allocable to the fractional share. The holding period for preferred stock received under a stock purchase contract will commence on the day the Preferred Stock is acquired. See "—Preferred Stock," below.

  Termination of a Stock Purchase Contract

        If a stock purchase contract terminates, you will recognize capital gain or loss equal to the difference between your amount realized, if any, upon such termination and your adjusted tax basis, if any, in the stock purchase contract at the time of such termination. Capital gains of individuals derived in respect of capital assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

        You will not recognize gain or loss on the receipt of your proportionate share of the trust preferred security or qualifying treasury security upon termination of the stock purchase contract and you will have the same tax basis in trust preferred security or qualifying treasury security, as the case may be, as before such termination. If the termination of the stock purchase contract occurs when the stock purchase contract has a negative value, see "—Sale, Exchange or Other Disposition of Normal MCAPS or Treasury MCAPS." You should consult your own tax advisor regarding the termination of the stock purchase contract when the stock purchase contract has a negative value.

Preferred Stock

  Dividends

        Distributions on the Preferred Stock will be dividends for United States federal income tax purposes to the extent paid out of Lehman Brothers Holdings Inc.'s current or accumulated earnings and profits, as determined for United States federal income tax purposes, and will be taxable as ordinary income. Although Lehman Brothers Holdings Inc. expects that its current and accumulated earnings and profits will be such that all dividends paid with respect to the Preferred Stock will qualify as dividends for United States federal income tax purposes, it cannot guarantee that result. Lehman Brothers Holdings Inc.'s accumulated earnings and profits and its current earnings and profits in future years will depend in significant part on future profits or losses, which cannot be accurately predicted. To the extent that the amount of any dividend paid on Preferred Stock exceeds Lehman Brothers Holdings Inc.'s current and accumulated earnings and profits attributable to that share, the dividend will be treated first as a return of capital and will be applied against and reduce your adjusted tax basis (but not below zero) in that share of Preferred Stock. This reduction in basis would increase any gain, or reduce any loss realized by you on the subsequent sale, redemption or other disposition of your Preferred Stock. The amount of any such dividend in excess of your adjusted tax basis will then be taxed as capital gain. For purposes of the remainder of this discussion, it is assumed that dividends paid on the Preferred Stock will constitute dividends for United States federal income tax purposes.

        If you are a corporation, dividends that are received by you will generally be eligible for a 70% dividends-received deduction under the Code. However, the Code disallows this dividends-received deduction in its entirety if the Preferred Stock with respect to which the dividend is paid is held by you for less than 46 days, excluding any day that is more than 45 days after the ex-dividend date.

        Under current law, if you are an individual, dividends received by you generally will be subject to a reduced maximum tax rate of 15% for tax years beginning before January 1, 2011, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. The rate reduction will not apply to dividends received to the extent that you elect to treat the dividends as "investment income," which may be offset by investment expense. Furthermore, the rate reduction will also not apply to dividends that are paid to you with respect to Preferred Stock that is held by you for less than 61 days during the 121-day period beginning 60 days before the ex-dividend date.

        In general, for purposes of meeting the holding period requirements for both the dividends-received deduction and the reduced maximum tax rate on dividends described above, you may not count towards your holding period any period in which you (a) have the option to sell, are under a contractual obligation to sell, or have made (and not closed) a short sale of Preferred Stock or substantially identical stock or securities, (b) are the grantor of an option to buy Preferred Stock or substantially identical stock or securities or (c) otherwise have diminished your risk of loss by holding one or more other positions with respect to substantially similar or related property. The United States Treasury regulations provide that a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is the beneficiary of a guarantee, surety agreement, or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the Code disallows the dividends-received deduction as well as the reduced maximum tax rate on dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are advised to consult your own tax advisor regarding the implications of these rules in light of your particular circumstances.

        If you are a corporation, you should consider the effect of section 246A of the Code, which reduces the dividends-received deduction allowed with respect to "debt-financed portfolio stock." The Code also imposes a 20% alternative minimum tax on corporations. In some circumstances, the portion of dividends subject to the dividends-received deduction will serve to increase a corporation's minimum tax base for purposes of the determination of the alternative minimum tax. In addition, a corporate stockholder may be required to reduce its basis in stock with respect to certain "extraordinary dividends", as provided under section 1059 of the Code. You should consult your own tax adviser in determining the application of these rules in light of your particular circumstances.

  Dispositions, Including Redemptions

        A sale, exchange, redemption or other disposition of Preferred Stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Preferred Stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the Preferred Stock exceeds one year. Under current law, if you are an individual, net long-term capital gain realized by you is subject to a reduced maximum tax rate of 15%. After December 31, 2010, the maximum rate is scheduled to return to the previously effective 20% rate. The deduction of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        In general, information reporting requirements may apply to payments on the trust preferred securities, junior subordinated debentures, qualifying treasury securities, stock purchase contracts and Preferred Stock made to you and to the proceeds of the sale or other disposition of such instruments, unless you are an exempt recipient such as a corporation. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full interest income.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the Normal MCAPS, the Treasury MCAPS and the trust preferred securities by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the Normal MCAPS, or the exchange of Normal MCAPS for Treasury MCAPS or trust preferred securities, of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Whether or not the underlying assets of the trust were deemed to include "plan assets," as described below, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Normal MCAPS, Treasury MCAPS or trust preferred securities by an ERISA Plan with respect to which we, the trustee, or collateral agent is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the MCAPS. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, ERISA Section 408(17) and Section 4975(d)(20) of the Code provides relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets

        Under ERISA and the regulations promulgated thereunder (the "Plan Asset Regulations"), when an ERISA Plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors" as defined in Section 3(42) of ERISA (the "25% Test") or that the entity is an "operating company," as defined in the Plan Asset Regulations. The Plan Asset Regulations define an "equity interest" as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. For purposes of the 25% Test, the assets of an entity will not be treated as "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors," excluding equity interest held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term "benefit plan investors" is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including "Keogh" plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan's investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

        The trust preferred securities will constitute equity for purposes of the Plan Asset Regulations. It is not anticipated that (i) the Normal MCAPS or the trust preferred securities will constitute "publicly offered securities" for purposes of the Plan Asset Regulations, (ii) the trust will be an investment company registered under the Investment Company Act of 1940 or (iii) the trust will qualify as an "operating company" within the meaning of the Plan Asset Regulations. In addition, the trust does not intended to monitor whether investment in the Normal MCAPs or trust preferred securities by benefit plan investors will satisfy the 25% Test for purposes of ERISA.

Plan Asset Consequences

        If the assets of the trust were deemed to be "plan assets" under ERISA, this could result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the trust, and (ii) the possibility that certain transactions in which the trust might seek to engage could constitute "prohibited transactions" under ERISA and the Code. The trust has retained certain rights described herein with respect to matters affecting the trust preferred securities. A purchaser or holder of the Normal MCAPS or trust preferred securities will be deemed to have directed the trust to invest in the debentures and to have approved these rights as part of its purchase decision and neither the trust, its affiliates, nor any of their respective representatives will consider themselves fiduciaries with respect to any purchaser or holder of the Normal MCAPS or trust preferred securities in respect of the exercise of such rights of the trust.

        Because of the foregoing, none of the Normal MCAPS, the Treasury MCAPS or the trust preferred securities should be purchased or held by any person investing "plan assets" of any Plan, unless such purchase, holding and disposition will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of the Normal MCAPS, Treasury MCAPS or trust preferred securities, each purchaser and subsequent transferee of any such securities will be deemed to have represented and warranted that from and including the date of its purchase of such securities through and including the date of the satisfaction of the obligation under the stock purchase contract and /or the disposition of any such securities either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Normal MCAPS, Treasury MCAPS or trust preferred securities constitutes the assets of any Plan or (ii) the purchase, holding and disposition of the Normal MCAPS, Treasury MCAPS or trust preferred securities, as applicable, by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Normal MCAPS, Treasury MCAPS or trust preferred securities on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Normal MCAPS, Treasury MCAPS or trust preferred securities, as applicable.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, dated as of May    , 2007, a form of which was filed as an exhibit to the SEC registration statement, under which the Normal MCAPS are being offered and sold, we have agreed to sell to each of the underwriters named below, and each of the underwriters has agreed severally to purchase, the number of Normal MCAPS set forth opposite its name:

Underwriters	Number of Normal MCAPS
Lehman Brothers Inc.

Total	$

        Under the terms and conditions of the Underwriting Agreement, the underwriters are committed to take and pay for all of the Normal MCAPS being offered, if any are taken.

        The underwriters propose to offer the Normal MCAPS initially at a public offering price equal to the issue price set forth above and may offer the Normal MCAPS to certain dealers at such price less a concession not in excess of    % of the principal amount of the Normal MCAPS. The underwriters may allow, and the dealers may reallow, a discount not in excess of     % of the principal amount of the Normal MCAPS on sales to certain other dealers. After the initial public offering, the public offering price and other selling terms may from time to time be varied by the underwriters.

        We will pay certain expenses, expected to be approximately $                      , associated with the offer and sale of the Normal MCAPS.

        We expect the delivery of the MCAPS will be made to investors on or about May     2007, which is the seventh business day following the date of this prospectus. Since trades in the secondary market generally settle in three business days, purchasers who wish to trade MCAPS prior to the closing date may be required to specify alternate settlement arrangements to prevent a failed settlement.

        Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the NASD.

Indemnification and Expenses

        We have agreed to indemnify the underwriters, dealers and agents, as applicable, against liabilities relating to any offering of the securities, including liabilities under the Securities Act, or to contribute to payments that the underwriters, dealers or agents may be required to make relating to these liabilities. We will reimburse the underwriters for customary legal and other expenses incurred by them in connection with the offer and sale of the Normal MCAPS.

Market-Making

        The Normal MCAPS will not have an established trading market when issued. The underwriters may make a market in the Normal MCAPS, but no underwriter is obligated to do so. The underwriters may discontinue any market-making at any time without notice, at their sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any Normal MCAPS, or that the maximum amount of Normal MCAPS will be sold.

        This prospectus may also be used by Lehman Brothers Inc. and our other affiliates in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions, and may receive compensation in the form of discounts or commissions. Such affiliates have no obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in their sole discretion.

        If the Normal MCAPS are sold in a market-making transaction after their initial sale, information about the purchase price and the date of the sale will be provided in a separate confirmation of sale.

Stabilization, Short Positions and Penalty Bids

        The underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities being offered, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

  •
  Stabilizing transactions permit bids to purchase any covered security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option, if any. If the underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the securities being offered or preventing or retarding a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities being offered. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Other Relationships with Underwriters

        Lehman Brothers Inc., our principal U.S. broker-dealer subsidiary, is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Lehman Brothers Inc. or any other U.S. broker-dealer subsidiary participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD. In addition, the offering of the MCAPS is being made in compliance with Conduct Rule 2810 of the NASD. Under both, Rule 2720 and Rule 2810, none of the named underwriters is permitted to sell MCAPS in this offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

        Subject to state securities laws, offers and sales of MCAPS will be made only to (i) "qualified institutional buyers," as defined in Rule 144A under the Securities Act, (ii) institutional "accredited investors," as defined in Rule 501(a)(1)-(3) of Regulation D under the Securities Act, or (iii) individual "accredited investors," as defined in Rule 501(a)(4)-(6) of Regulation D under the Securities Act, for whom an investment on non-convertible investment grade preferred securities is appropriate.

        Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and/or general financing and/or banking services to us and our affiliates, for which they have in the past received, and may in the future receive, customary fees.

Electronic Distribution

        This prospectus may be made available in electronic format on the Internet sites of, or through online services maintained by, the underwriter, dealer, agent and/or selling group members participating in connection with any offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent or selling group member, prospective investors may be allowed to place orders online. The underwriter, dealer or agent may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

        Other than the prospectus in electronic format, the information on the underwriter's, dealer's, agent's or any selling group member's web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, dealers, agents or any selling group member in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

Miscellaneous

        It is expected that delivery of the MCAPS will be made against payment therefor on or about May     , 2007, which is the seventh business day following the date of pricing of the MCAPS. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade MCAPS on the date of pricing or the next three business days will be required, by virtue of the fact that the trust preferred securities will settle in T+7, to specify alternative payment arrangements to prevent a failed settlement.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") has not made and will not make an offer of Normal MCAPS to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Normal MCAPS to the public in that Relevant Member State:

  (a)
  in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Normal MCAPS which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant

    Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

  (b)
  at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (c)
  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (d)
  at any time in any other circumstances which do not require the publication by Lehman Brothers Holdings Inc. of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Normal MCAPS to the public" in relation to any Normal MCAPS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Normal MCAPS to be offered so as to enable an investor to decide to purchase or subscribe the Normal MCAPS, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        The underwriters have represented and agreed that:

  (a)
  they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Normal MCAPS in circumstances in which Section 21(1) of the FSMA does not apply to Lehman Brothers Holdings Inc.; and

  (b)
  they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Normal MCAPS in, from or otherwise involving the United Kingdom.

        The underwriters have agreed that, to the best of their knowledge after due inquiry, they will comply with all applicable laws and regulations in force in any jurisdiction in which it offers or sells the Normal MCAPS or possesses or distributes the prospectus supplement, the accompanying prospectus or any other offering material and will obtain any consent, approval or permission required by it for the offer or sale by it of the Normal MCAPS under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers or sales.

WHERE YOU CAN FIND MORE INFORMATION

        As required by the Securities Act of 1933 (the "Securities Act"), we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

        Our common stock, par value $0.10 per share, is listed on the New York Stock Exchange, Inc. under the symbol "LEH." You may inspect reports, proxy statements and other information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file after the date of this registration statement and prior to the effectiveness of this registration statement shall be deemed to be incorporated by reference into this prospectus and information that we file later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than information in the documents or filings that is deemed to have been furnished and not filed):

  •
  Annual Report on Form 10-K for the year ended November 30, 2006;

  •
  Quarterly Report on Form 10-Q for the quarter ended February 28, 2007; and

  •
  Current Reports on Form 8-K filed with the SEC on January 19, January 31, February 2, February 9, February 14, February 28, March 1, March 13, March 14 (Item 9.01 only), March 21, March 23, March 30, April 6, April 9, April 18 and May 1, 2007

        All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date our affiliates stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Controller's Office
Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
(212) 526-7000

LEGAL MATTERS

        Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings, has acted as legal counsel to Lehman Brothers Holdings and the trust. Mr. DiPaolo beneficially owns, or has rights to acquire under Lehman Brothers Holdings' employee benefit plans, an aggregate of less than 1% of Lehman Brothers Holdings' common stock. Richards, Layton & Finger, P.A. has acted as legal counsel to Lehman Brothers Holdings and the trust with respect to certain legal matters of Delaware law. Sullivan & Cromwell LLP, New York, New York, has acted as special counsel to Lehman Brothers Holdings. Simpson Thacher & Bartlett LLP, New York, New York, has acted as legal counsel to the initial purchasers. Simpson Thacher & Bartlett LLP has also acted as special tax counsel to Lehman Brothers Holdings. Simpson Thacher & Bartlett LLP from time to time acts as counsel for Lehman Brothers Holdings and its subsidiaries.

EXPERTS

        The consolidated financial statements and financial statement schedule of Lehman Brothers Holdings Inc. appearing in Lehman Brothers Holdings Inc.'s Annual Report (Form 10-K) for the year ended November 30, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of November 30, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements and management's assessment are, and audited consolidated financial statements and management's assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and management's assessments to the extent covered by consents filed with the SEC, given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited consolidated interim financial information of Lehman Brothers Holdings Inc. for the three-month periods ended February 28, 2007 and February 28, 2006, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 9, 2007 included in Lehman Brothers Holdings Inc.'s quarterly report on Form 10-Q for the quarter ended February 28, 2007, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

INDEX OF DEFINED TERMS

additional subordinated notes	53
alternative payment mechanism	7
capital treatment event	61
collateral agent	3
commercially reasonable efforts	56
common stock	57
contract payments	37
covered debt	90
CSE	16
designated subsidiary	68
declaration of trust	26
Delaware Trustee	26
determination date	9
direct action	75
distribution	45
dividend period	8
early remarketing	14
early remarketing event	14
eligible proceeds	55
event of default	5
excess proceeds distributions	5
exchange periods	31
failed remarketing	13
Fixed Rate Reset Cap	12
Floating Rate Reset Cap	12
guarantee	71
guarantee payments	71
guarantee trustee	26
holder	ii
indenture trustee	52
intent-based replacement disclosure	58
junior subordinated debentures	2
like amount	46
mandatory redemption date	46
market disruption event	58
MCAPS	2
new capital amount	79
Normal MCAPS	2
parity debt securities	55
parity guarantees	55
parity securities	7
paying agent	51
permitted remedies	58
Plan	103
plan assets	103
pledged securities	39
Preferred Stock	2
property trustee	26

qualifying APM securities	7
qualifying capital replacement covenant	58
qualifying preferred stock	57
qualifying treasury security	32
qualifying warrants	57
rating agency event	60
registrar	51
regular trustees	26
remarketing	11
remarketing agent	63
remarketing period	11
remarketing settlement date	11
remarketing value	12
replacement capital covenant	83
replacement capital securities	90
Reset Rate	12
Reset Spread	12
SEC	cover
senior debt	4
stock purchase contract	2
stock purchase contract agent	30
stock purchase contract agreement	30
stock purchase date	2
subordinated indenture	4
supervisory event	55
tax action	60
tax event	60
transfer agent	51
Treasury MCAPS	2
trust	2
trust common securities	26
trust enforcement event	48
Trust Indenture Act	26
trust securities	26
voting parity stock	10

LEHMAN BROTHERS HOLDINGS INC.

$

             % Mandatory Capital Advantaged Preferred Securities Units ("MCAPS"SM)
(liquidation amount $1,000 per unit)

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VII

PROSPECTUS
                           2007

LEHMAN BROTHERS

Item 14.    Other Expenses of Issuance and Distribution

        The following are the estimated expenses to be incurred and paid by the Registrants in connection with the offerings described in this Registration Statement (other than underwriting discounts and commissions).

SEC registration fee	$	*
NASD fee		$75,500
Rating Agency fees		$1,000,000
Exchange listing fees		$250,000
Legal fees and expenses		$500,000
Accounting fees and expenses		$200,000
Transfer Agent and Trustees fees and expenses		$650,000
Blue Sky qualification fees and expenses		$15,000
Printing and engraving fees and expenses		$600,000
Miscellaneous fees and expenses		$404,500

Total	$	*

*
Deferred in reliance upon Rules 456(b) and 457(r).

Item 15.    Indemnification of Directors and Officers

        Lehman Brothers is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe such person's conduct was illegal, provided that, in an action by or in the right of a corporation, a corporation may indemnify only for expenses and no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation in the performance of such person's duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, Lehman Brothers must indemnify such person against the expenses which such officer or director actually and reasonably incurred.

        Lehman Brothers' certificate of incorporation provides that the liability of Lehman Brothers' directors to Lehman Brothers or to Lehman Brothers' stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law except for (a) breaches of duty of loyalty to Lehman Brothers or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (d) for any transaction from which the director derives an improper personal benefit.

        The effect of these provisions is to eliminate the rights of Lehman Brothers and its stockholders to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of Lehman Brothers or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's fiduciary duty of care. In addition, these provisions do not alter the liability of directors under federal securities law.

        Lehman Brothers' by-laws provide that Lehman Brothers will indemnify each present and former director or officer of Lehman Brothers to the full extent and in the manner permitted by Delaware law.

        Lehman Brothers has purchased liability insurance for its officers and directors as permitted by Section 145 of the General Corporation Law of the State of Delaware.

        The Declaration of each Trust also provides that Lehman Brothers Holdings will indemnify, to the full extent permitted by law, any Regular Trustee, affiliate of any Regular Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee or any affiliate thereof; or any officer, employee or agent of such Trust or its affiliates (each, a "Debenture Issuer Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such Trust) by reason of the fact that he is or was a Debenture Issuer Indemnified Person against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Debenture Issuer Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of such Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Declaration of each Trust also provides that Lehman Brothers Holdings shall indemnify, to the full extent permitted by law, any Debenture Issuer Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Debenture Issuer Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Debenture Issuer Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each Trust further provides that expenses (including attorneys' fees) incurred by a Debenture Issuer Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Lehman Brothers Holdings in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Debenture Issuer Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Lehman Brothers Holdings as authorized in the Declaration.

        The LLC Agreement provides that Lehman Brothers Holdings will indemnify, to the fullest extent permitted by law, any Special Representative, any affiliate of Lehman Brothers Holdings or any Special Representative and any officers, directors, shareholders, members, partners, employees, representatives or agents of Lehman Brothers Holdings or any Special Representative, or any of their respective affiliates, or any representative, employee or agent of the LLC (each, an "Indemnified Person") against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the LLC and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the LLC Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions. To the fullest extent permitted by law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Managing Member prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Managing Member of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in the LLC Agreement.

        Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for indemnification of Lehman Brothers Holdings and its officers and directors and the Trustees who signed this Registration Statement by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Securities Act of 1933 (the "Act").

Item 16.    Exhibits

        The Exhibit Index beginning on page II-11 is hereby incorporated by reference.

Item 17.    Undertakings

a.
Each of the undersigned Registrants hereby undertakes:

1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Lehman Brothers Holdings pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

  2)
  That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4)
  That, for the purpose of determining liability under the Act to any purchaser:

  i)
  Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

  ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

  5)
  That, for the purpose of determining liability of the Registrants under the Act to any purchaser in the initial distribution of the securities:

      The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i)
      Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

      ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

      iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

      iv)
      Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

b)
That, for purposes of determining any liability under the Act, each filing of Lehman Brothers Holdings' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Lehman Brothers Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 8, 2007.

LEHMAN BROTHERS HOLDINGS INC.
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Dated: May 8, 2007

Signature	Title

* Richard S. Fuld, Jr.	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
* Christopher M. O'Meara	Chief Financial Officer, Controller and Executive Vice President (principal financial and accounting officer)
* Michael L. Ainslie	Director
* John E Akers	Director
* Roger S. Berlind	Director
* Thomas H. Cruikshank	Director
* Marsha Johnson Evans	Director

* Sir Christopher Gent	Director
* Roland A. Hernandez	Director
* Henry Kaufman	Director
* John D. Macomber	Director
*By:	/s/ BARRETT S. DIPAOLO Name: Barrett S. DiPaolo Title: Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, Lehman Brothers Holdings Capital Trust VII, Lehman Brothers Holdings Capital Trust VIII, Lehman Brothers Holdings Capital Trust IX, Lehman Brothers Holdings Capital Trust X, Lehman Brothers Holdings Capital Trust XI, Lehman Brothers Holdings Capital Trust XII, Lehman Brothers Holdings E-Capital Trust I and Lehman Brothers Holdings E-Capital LLC I each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 8, 2007.

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VII
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VIII
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST IX
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST X
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST XI
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST XII
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
By:	/s/ JAMES J. KILLERLANE James J. Killerlane Trustee

LEHMAN BROTHERS HOLDINGS E-CAPITAL TRUST I
By:	/s/ KAREN B. CORRIGAN Karen B. Corrigan Regular Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Regular Trustee
By:	/s/ JEFFREY A. WELIKSON James J. Killerlane Regular Trustee
LEHMAN BROTHERS HOLDINGS E-CAPITAL LLC I
By:	LEHMAN BROTHERS HOLDINGS INC., as Managing Member
	By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Vice President

EXHIBIT INDEX

1.01	Form of underwriting agreement for debt securities—Incorporated by reference to Exhibit 1.01 of Form 8-K filed with the SEC on July 21, 2006
1.02	Form of underwriting agreement (including delayed delivery contract) for debt securities, purchase contracts and units*
1.03	Form of underwriting agreement for preferred stock*
1.04	Form of underwriting agreement for depositary shares*
1.05	Form of underwriting agreement for common stock*
1.06	Form of underwriting agreement for trust preferred securities*
1.07	Form of Distribution Agreement for Medium Term Notes of Lehman Brothers Holdings Inc.**
1.08	Form of Distribution Agreement for Lehman Notes, Series C of Lehman Brothers Holdings Inc.**
1.09	Form of underwriting agreement for warrants—Incorporated by reference to Exhibit 1.02 of Form 8-K filed with the SEC on July 21, 2006
4.01
Standard multiple series indenture provisions with respect to the senior and subordinated debt securities—Incorporated by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 to Registration Statement (No. 33-16141) filed with the SEC on November 16, 1987
4.02
Indenture with respect to the senior debt securities—Incorporated by reference to Exhibit 4(b) of Post-Effective Amendment No. 1 to Registration Statement (No. 33-16141) filed with the SEC on November 16, 1987
4.03	First supplemental indenture with respect to the senior debt securities—Incorporated by reference to Exhibit 4(m) of Registration Statement (No. 33-25797) filed with the SEC on November 25, 1988
4.04	Second supplemental indenture with respect to the senior debt securities—Incorporated by reference to Exhibit 4(e) of Registration Statement (No. 33-49062) filed with the SEC on June 30, 1992
4.05	Third supplemental indenture with respect to the senior debt securities—Incorporated by reference to Exhibit 4(f) of Registration Statement (No. 33-46146) filed with the SEC on March 10, 1992
4.06	Fourth supplemental indenture with respect to the senior debt securities—Incorporated by reference to Exhibit 4(f) of Form 8-A filed with the SEC on October 7, 1993
4.07
Fifth supplemental indenture with respect to the senior debt securities—Incorporated by reference to Exhibit 4(h) of Post- Effective Amendment No. 1 to Registration Statement (No. 33-56615) filed with the SEC on August 24, 1995
4.08	Sixth supplemental indenture with respect to the senior debt securities—Incorporated by reference to Exhibit 4(h) of S-3 Registration Statement (No. 333-38227) filed with the SEC on October 17, 1997
4.09	Form of senior debt security—fixed rate note—Incorporated by reference to Exhibit 4.09 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001

4.10	Form of senior debt security—variable rate note—Incorporated by reference to Exhibit 4.10 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.11	Form of senior debt security—zero coupon note—Incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed with the SEC on April 27, 1988
4.12	Form of senior debt security—index note—Incorporated by reference to Exhibit 4.12 of S-3 Registration Statement (No. 333-61878) filed with the SEC on May 30, 2001
4.13	Form of senior debt security—medium-term note (fixed rate)**
4.14	Form of senior debt security—medium-term note (floating rate)**
4.15	Senior debt security—medium term note—(Lehman Notes—master note)**
4.16	Form of senior debt security—medium term note (Synthetic Convertibles)**
4.17	Form of senior debt security—medium term note (YEELDS)**
4.18	Form of senior debt security—medium term note (RANGERS)**
4.19	Form of senior debt security—medium term note (RANGERS Plus)**
4.20	Form of senior debt security—medium-term note (indexed)*
4.21	Indenture with respect to the subordinated debt securities—Incorporated by reference to Exhibit 2 of Form 8-A filed with the SEC on February 8, 1996
4.22	First supplemental indenture with respect to the subordinated debt securities—Incorporated by reference to Exhibit 3 of Form 8-A filed with the SEC on February 8, 1996
4.23	Second supplemental indenture with respect to the subordinated debt securities—Incorporated by reference to Exhibit 4.1 of Form 8-K filed with the SEC on January 27, 1999
4.24	Third supplemental indenture with respect to the subordinated debt securities—Incorporated by reference to Exhibit 4.1 of Form 8-K filed with the SEC on April 20, 1999
4.25	Fourth supplemental indenture with respect to the subordinated debt securities—Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on March 17, 2003
4.26	Fifth supplemental indenture with respect to the subordinated debt securities—Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on October 31, 2003
4.27	Sixth supplemental indenture with respect to the subordinated debt securities—Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on April 22, 2004
4.28	Seventh supplemental indenture with respect to the subordinated debt securities—Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on January 18, 2005
4.29
Eighth supplemental indenture with respect to the subordinated debt securities—Incorporated by reference to Exhibit 4.04 of Registration Statement on Form S-4 (No. 333-129195-02) filed with the SEC on October 21, 2005
4.30	Ninth supplemental indenture with respect to the subordinated debt securities—Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on October 27, 2006
4.31	Form of subordinated debt security—Incorporated by reference to Exhibit 4.17 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.32	Form of subordinated debt security to be issued to each trust—Incorporated by reference to Exhibit 4.18 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001

4.33	Certificate(s) of designations with respect to the offered preferred stock*
4.34
Form of deposit agreement with respect to the depositary shares (including the form of depositary receipt to be issued thereunder)—Incorporated by reference to Exhibit 4.20 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.35	Form of Warrant Agreement, including form of warrant.—Incorporated by reference to Exhibit 4.01 of Current Report on Form 8-K filed with the SEC on August 16, 2006
4.36	Form of Prepaid Unit Agreement, including form of prepaid unit certificate.*
4.37	Form of Non-Prepaid Unit Agreement.*
4.38	Form of Prepaid Purchase Contract.*
4.39	Form of Non-Prepaid Purchase Contract.*
4.40
Specimen of certificate representing Lehman Brothers Holdings Inc.'s common stock, par value $0.10 per share—Incorporated by reference to Exhibit 4.9 of S-4 Registration Statement (No. 333-108025) filed with the SEC on September 17, 2003
4.41	Certificate of Trust of Lehman Brothers Holdings Capital Trust VII—Incorporated by reference to Exhibit 4.34 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.42	Certificate of Trust of Lehman Brothers Holdings Capital Trust VIII—Incorporated by reference to Exhibit 4.35 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.43	Certificate of Trust of Lehman Brothers Holdings Capital Trust IX—Incorporated by reference to Exhibit 4.36 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.44	Certificate of Trust of Lehman Brothers Holdings Capital Trust X—Incorporated by reference to Exhibit 4.37 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.45	Certificate of Trust of Lehman Brothers Holdings Capital Trust XI—Incorporated by reference to Exhibit 4.38 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.46	Certificate of Trust of Lehman Brothers Holdings Capital Trust XII—Incorporated by reference to Exhibit 4.39 of S-3 Registration Statement (No. 333-12106) filed with the SEC on May 17, 2005
4.47	Declaration of Trust of Lehman Brothers Holdings Capital Trust VII—Incorporated by reference to Exhibit 4.40 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.48	Declaration of Trust of Lehman Brothers Holdings Capital Trust VIII—Incorporated by reference to Exhibit 4.41 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.49	Declaration of Trust of Lehman Brothers Holdings Capital Trust IX—Incorporated by reference to Exhibit 4.42 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004

4.50	Declaration of Trust of Lehman Brothers Holdings Capital Trust X—Incorporated by reference to Exhibit 4.43 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.51	Declaration of Trust of Lehman Brothers Holdings Capital Trust XI—Incorporated by reference to Exhibit 4.44 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.52	Declaration of Trust of Lehman Brothers Holdings Capital Trust XII—Incorporated by reference to Exhibit 4.45 of S-3 Registration Statement (No. 333-12106) filed with the SEC on May 17, 2005
4.53
Form of Amended and Restated Declaration of Trust for each trust (including the forms of preferred security and common security to be issued thereunder)—Incorporated by reference to Exhibit 4.31 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.54	Form of Guarantee with respect to the preferred securities of each trust—Incorporated by reference to Exhibit 4.32 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.55
Certificate of Formation of Lehman Brothers Holdings E-Capital LLC I—Incorporated by reference to Exhibit 4.05 of registration statement on Form S-4 (Reg. No. 333-129195-02) filed with the SEC on October 21, 2005
4.56
Limited Liability Company Agreement of Lehman Brothers Holdings E-Capital LLC I, dated as of August 19, 2005—Incorporated by reference to Exhibit 4.06 of registration statement on Form S-4 (Reg. No. 333-129195-02) filed with the SEC on October 21, 2005
4.57
Amendment No. 1, dated as of May 3, 2006, to Limited Liability Company Agreement of Lehman Brothers Holdings E-Capital LLC I, dated as of August 19, 2005—Incorporated by reference to Exhibit 4.07 of registration statement on Form S-4 (Reg. No. 333-129195-02) filed with the SEC on May 10, 2006
4.58
Certificate of Trust of Lehman Brothers Holdings E-Capital Trust I—Incorporated by reference to Exhibit 4.07 of registration statement on Form S-4 (Reg. No. 333-129195-02) filed with the SEC on October 21, 2005
4.59
Declaration of Trust of Lehman Brothers Holdings E-Capital Trust I, dated as of August 19, 2005—Incorporated by reference to Exhibit 4.08 of registration statement on Form S-4 (Reg. No. 333-129195-02) filed with the SEC on October 21, 2005
4.60	LLC Guarantee Agreement, dated as of August 19, 2005—Incorporated by reference to Exhibit 4.09 of registration statement on Form S-4 (Reg. No. 333-129195-02) filed with the SEC on October 21, 2005
4.61	Trust Guarantee Agreement, dated as of August 19, 2005—Incorporated by reference to Exhibit 4.10 of registration statement on Form S-4 (Reg. No. 333-129195-02) filed with the SEC on October 21, 2005
4.62	Forms of global certificate of trust preferred security—Included in Exhibit 4.56 above
4.63	Certificate of trust common security—Incorporated by reference to Exhibit 4.12 of registration statement on Form S-4 (Reg. No. 333-129195-02) filed with the SEC on October 21, 2005
4.64	Form of certificate of LLC preferred security—Included in Exhibit 4.56 above
4.65	Form of junior subordinated deferrable interest debenture due 2035—Included in Exhibit 4.29 above

4.66	Certificate of Designations with respect to the 5.94% Cumulative Preferred Stock, Series C—Incorporated by reference to Exhibit 4.01 of Current Report on Form 8-K filed with the SEC on May 13, 1998
4.67	Certificate of Designations with respect to the 5.67% Cumulative Preferred Stock, Series D—Incorporated by reference to Exhibit 4.02 of Current Report on Form 8-K filed with the SEC on July 23, 1998
4.68
Certificate of Designations with respect to the Fixed/Adjustable Rate Cumulative Preferred Stock, Series E—Incorporated by reference to Exhibit 4.02 of Current Report on Form 8-K filed with the SEC on March 30, 2000
4.69	Certificate of Designations with respect to the 6.50% Cumulative Preferred Stock, Series F—Incorporated by reference to Exhibit 4.01 of Current Report on Form 8-K filed with the SEC on August 26, 2003
4.70
Certificate of Designations with respect to the Floating Rate Cumulative Preferred Stock, Series G—Incorporated by reference to Exhibit 4.01 of Current Report o Form 8-K filed with the SEC on January 30, 2004
4.71	Certificate of Increase of Floating Rate Cumulative Preferred Stock, Series G—Incorporated y reference to Exhibit 4.01 of Form 8-K filed with the SEC on August 16, 2004
4.72	Restated Certificate of Incorporation of Lehman Brothers Holdings dated October 10, 2006
4.73	—Incorporated by reference to Exhibit 3.04 of Quarterly Report on Form 10-Q filed with the SEC on October 10, 2006
4.74	Amended and Restated Bylaws of Lehman Brothers Holdings, amended as of December 21, 2006—Incorporated by reference to Exhibit 3.01 on Form 8-K field with the SEC on December 27, 2006
5.01
Opinion and consent of Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings, as to the validity of the debt securities, warrants, purchase contracts, preferred stock, depositary shares, common stock, units, and guarantees being registered**
5.02	Opinion and consent of Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings, as to the validity of the Floating Rate Enhanced Capital Advantaged Preferred Securities**
5.03	Opinion and consent of Richards, Layton & Finger, P.A., as to the validity of the trust preferred securities being registered**
5.04	Opinion and consent of Richards, Layton & Finger, P.A., as to the validity of the Enhanced Capital Advantaged Preferred Securities**
8.01	Opinion and consent of Simpson Thacher & Bartlett LLP regarding certain tax matters**
8.02	Opinion and consent of Simpson Thacher & Bartlett LLP regarding certain tax matters of the Floating Rate Enhanced Capital Advantaged Preferred Securities**
8.03	Opinion and consent of Simpson Thacher & Bartlett LLP regarding certain tax matters of the Floating Rate Enhanced Capital Advantaged Preferred Securities*
12.01
Computation in support of ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends—Incorporated by reference to Exhibit 12.01 of the Quarterly Report on Form 10-Q filed with the SEC on April 9, 2007
15.01	Letter re unaudited interim financial information**

23.01	Consent of Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings—Included in Exhibits 5.01 and 5.02
23.02	Consent of Richards, Layton & Finger, P.A.—Included in Exhibits 5.03 and 5.04 above
23.03	Consent of Ernst & Young LLP
23.05	Consent of Simpson Thacher & Bartlett LLP—Included in Exhibits 8.01 and 8.02
24.01	Powers of attorney**
25.1	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 (a "Form T-1") of Citibank, N.A. as trustee under the indenture with respect to the senior debt securities**
25.2	Form T-1 of JPMorgan Chase Bank, N.A. ("JPM Chase") as trustee under the indenture with respect to the subordinated debt securities**
25.3	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust VII**
25.4	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust VIII**
25.5	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust IX**
25.6	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust X**
25.7	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust XI**
25.8	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust XII**
25.9	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust VII**
25.10	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust VIII**
25.11	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust IX**
25.12	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust X**
25.13	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust XI**
25.14	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust XII**
25.15
Form T-1 of JPM Chase as trustee under the indenture with respect to the subordinated debt securities—Incorporated by reference to Exhibit 25.01 of registration statement on Form S-4 (Reg. No. 333-129195-02) filed with the SEC on October 21, 2005
25.16
Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings E-Capital Trust I—Incorporated by reference to Exhibit 25.02 of registration statement on Form S-4 (Reg. No. 333-129195-02) filed with the SEC on October 21, 2005

25.17
Form T-1 of JPM Chase as trustee under the trust guarantee for the benefit of the holders of trust securities—Incorporated by reference to Exhibit 25.03 of registration statement on Form S-4 (Reg. No. 333-129195-02) filed with the SEC on October 21, 2005
25.18
Form T-1 of JPM Chase as trustee under the LLC guarantee for the benefit of the holders of LLC preferred securities—Incorporated by reference to Exhibit 25.04 of registration statement on Form S-4 (Reg. No. 333-129195-02) filed with the SEC on October 21, 2005
25.19	Form T-1 of U.S. Bank National Association as trustee under the indenture with respect to the subordinated debt securities
25.20	Form T-1 of U.S. Bank National Association as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust VII
25.21	Form T-1 of U.S. Bank National Association as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust VII

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Previously filed as an exhibit to this Registration Statement.

QuickLinks

EXPLANATORY NOTE
TABLE OF CONTENTS
GENERAL INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY INFORMATION
Lehman Brothers Holdings Inc.
The Offering
RISK FACTORS
Risks Relating to the MCAPS
Risks Relating to the Preferred Stock
LEHMAN BROTHERS HOLDINGS INC.
LEHMAN BROTHERS HOLDINGS TRUST VII
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
ACCOUNTING TREATMENT; REGULATORY CAPITAL
DESCRIPTION OF THE MCAPS
DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
CERTAIN OTHER PROVISIONS OF THE STOCK PURCHASE CONTRACTS, THE STOCK PURCHASE CONTRACT AGREEMENT AND THE COLLATERAL AGREEMENT
DESCRIPTION OF THE TRUST PREFERRED SECURITIES
DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
DESCRIPTION OF THE GUARANTEE
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE
DESCRIPTION OF THE PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF CAPITAL STOCK
CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT
BOOK-ENTRY SYSTEM
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
CERTAIN ERISA CONSIDERATIONS
UNDERWRITING
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
INDEX OF DEFINED TERMS
SIGNATURES
EXHIBIT INDEX